UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BlackRock

2025 Proxy Statement

Notice of Annual Meeting

May 15, 2025

Generating Long-Term Shareholder Value
BlackRock, Inc. (“BlackRock” or the “Company”) is a global asset manager with approximately 21,100 employees in more than 30 countries as of December 31, 2024. BlackRock’s focus remains on delivering the best investment solutions for each and every client in-line with their objectives and goals.
BlackRock’s diversified platform of active, index and cash management investment strategies across public and private market asset classes enables us to provide whole portfolio solutions and differentiated outcomes for clients. Our investment platform is supported by our technology and risk management system, Aladdin®, and we offer technology services to a broad base of institutional and wealth management clients. Our diversification and whole portfolio approach helps us build deeper and broader relationships with more clients across market environments.
We have continuously invested in our business to build a comprehensive and integrated investment and technology platform across public and private markets. We believe the diversification and stability of our platform drives strong, long-term performance, which enhances BlackRock’s ability to:

Generate differentiated organic growth	Leverage our scale	Return capital to shareholders on a consistent and predictable basis

Over the long term, we have demonstrated our ability to generate organic growth and execute with scale. We have prioritized investment in our business to first drive growth and then return excess cash flow to shareholders. Our capital return strategy has been balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.
Our framework for generating long-term shareholder value was developed in close collaboration with our Board of Directors (the “Board”), and the Board actively oversees our broader strategy and our ability to successfully execute it.
Since our founding, BlackRock has led by listening to our clients and evolving to help them achieve long-term outcomes. This approach has been central to delivering differentiated growth for shareholders. 2024 was a milestone year of organic and inorganic programmatic actions grounded in client needs, investment capability expansion, technology and scale. Clients entrusted BlackRock with a record $641 billion of net inflows in 2024, led by two consecutive record net inflow quarters in the second half of the year. The closings of the Global Infrastructure Partners (“GIP”) and Preqin Holding Limited (“Preqin”) transactions and our planned acquisition of HPS Investment Partners (“HPS”) are expected to significantly scale and enhance our private markets investment and data capabilities.
Through the integration of GIP and Preqin, and the planned acquisition of HPS, we aim to connect our clients with long-term investment opportunities and premier private markets data, while also accelerating growth, diversifying revenue and generating earnings for our shareholders.
BlackRock’s strategy, which has always been guided by our clients’ needs, remains to keep alpha at the heart of BlackRock; drive growth in ETFs, private markets, and technology; be the global leader in sustainable investing; and lead as a whole portfolio advisor.
In 2025, we will continue to focus on the long term and strategically and efficiently invest in BlackRock to deliver growth. Looking ahead, we have deep conviction in our strategy and ability to execute with scale and expense discipline.

BlackRock, Inc. 50 Hudson Yards New York, New York, 10001
April 4, 2025
To Our Shareholders:
Just as BlackRock is a fiduciary to our clients, helping them invest for the future, I recognize many of you are investing in BlackRock to achieve your own investment goals, and I want to thank you for your continued support and confidence in our company.
We welcome you to join us virtually on May 15, 2025, at 8:00 a.m. EDT for BlackRock’s Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/BLK2025. You may vote your shares via the Internet and submit questions before and during the meeting. As we do each year, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.
In 2024, we celebrated the 25th anniversary of BlackRock becoming a public company. When we IPO-ed, we were a company of approximately 650 employees managing $165 billion in assets. That same year, we began selling our Aladdin technology to clients for the first time.
At the end of 2024, clients entrusted us with nearly $11.6 trillion of AUM, and Aladdin had more than 130,000 users. Since our IPO, we’ve delivered an annualized total return for our shareholders of 21%, compared to about 8% for the S&P 500.
2024 was a milestone year for BlackRock. Clients entrusted us with a record $641 billion of net inflows. We added $1.5 trillion to AUM, and delivered record revenue and operating income. Our closings of GIP and Preqin and planned acquisition of HPS are expected to significantly scale and enhance our private markets investment and data capabilities. But this is still very much the beginning.
In addition to private markets, we are executing on the strongest opportunity set we’ve seen across multiple growth engines. These include technology, ETFs, and multi-asset solutions like outsourcing and models. We’ve invested for years to develop leading franchises in capabilities that our clients need most, and that are long-term growth channels. Importantly they’re scaled and integrated on one platform. BlackRock has built a differentiated asset management and financial technology platform that is integrated across public and private markets. With GIP and HPS we’ll be a top 5 alternatives provider. And we have the industry’s #1 ETF franchise, a $1.6 billion financial technology business with Aladdin, and leading advisory services.
We will continue to prioritize investments to drive differentiated organic growth and operating leverage. After investing for future growth, we remain committed to systematically returning cash to shareholders, and expect to achieve this through a combination of dividends and share repurchases. In 2024, we returned $4.7 billion to shareholders, including $1.6 billion of share repurchases.

2024 was a milestone year for BlackRock. Clients entrusted us with a record $641 billion of net inflows. We added $1.5 trillion to AUM, and delivered record revenue and operating income. Our closings of GIP and Preqin and planned acquisition of HPS are expected to significantly scale and enhance our private markets investment and data capabilities. But this is still very much the beginning.

BlackRock’s Board of Directors continues to play an integral role in our governance, strategy, growth and success. Our directors bring a wide breadth of experience and backgrounds as advisors to our operations, strategy and management. A strong corporate governance framework is critical for executing on our strategy, fulfilling our fiduciary responsibilities to clients, and serving employee and shareholder interests over the long term. We are also focused on engaging with you, our shareholders, to better understand and address issues that are important to you.
When we went public, it was with belief in the importance of growth and depth in the capital markets. We wanted to share BlackRock’s success with a broader population of people investing for the future, including our employees. That all still holds today. We entered 2025 at our strongest inflection point, and I see greater opportunities ahead for BlackRock, our clients and our shareholders than ever before.
Thank you again for your continued commitment to BlackRock.

Sincerely, Laurence D. Fink Chairman and Chief Executive Officer

BLACKROCK, INC. 2025 PROXY STATEMENT

Notice of 2025
Annual Meeting of Shareholders
Annual Meeting of Shareholders

Date & Time Thursday, May 15, 2025 8:00 a.m. EDT	Location www.virtualshareholdermeeting.com/BLK2025	Record Date Monday, March 24, 2025

Voting Matters
At or before the 2025 Annual Meeting of Shareholders (“Annual Meeting”), we ask that you vote on the following items:

Proposal		Board Recommendation	Page Reference

Item 1	Election of Directors	Vote FOR each director nominee	9 ▶

Item 2	Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	Vote FOR	52 ▶

Item 3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	Vote FOR	108 ▶

Items 4 - 5	Shareholder Proposals	Vote AGAINST	111 ▶

BLACKROCK, INC. 2025 PROXY STATEMENT

Notice of 2025 Annual Meeting of Shareholders

Your Vote is Important — How to Vote:

Internet Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.

Mail Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

Telephone
If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card.
If your shares are registered in your name: call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.

During the Meeting This year’s meeting will be virtual. For details on voting your shares during the Annual Meeting, see “Questions and Answers About the Annual Meeting and Voting.”

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies. This helps us save costs and reduce our impact on the environment.
Beginning on April 4, 2025, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.
Your vote is important, and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,
R. Andrew Dickson III
Corporate Secretary
April 4, 2025
BlackRock, Inc.
50 Hudson Yards
New York, New York 10001
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Thursday, May 15, 2025: Our Proxy Statement and 2024 Annual Report are available free of charge on our website at https://ir.blackrock.com/.

BLACKROCK, INC. 2025 PROXY STATEMENT

Index of Frequently Requested Information

BlackRock’s Impact on its People	38	Pay Versus Performance	103
Board and Committee Oversight of Cybersecurity	36	Peer Group	71
Board Composition	13	Public Policy Engagement	41
CEO Pay Ratio for 2024	102	Stock Ownership Guidelines for Directors	44
Clawback Policies	91	Stock Ownership Guidelines for NEOs	90
Director Skills and Experience Matrix	14	Sustainability at BlackRock	37

BLACKROCK, INC. 2025 PROXY STATEMENT	I

Helpful Resources
Where You Can Find More Information

Annual Meeting

Proxy Statement: https://ir.blackrock.com/financials/annual-reports-and-proxy
Annual Report: https://ir.blackrock.com/financials/annual-reports-and-proxy
Voting Your Proxy via the Internet Before the Annual Meeting: www.proxyvote.com

Board of Directors

https://ir.blackrock.com/governance/board-of-directors

Communications with the Board

https://ir.blackrock.com/governance/governance-overview under the heading “Contact Our Board of Directors”

Governance Documents

https://ir.blackrock.com/governance/governance-overview
•Categorical Standards of Director Independence
•Corporate Governance Guidelines
•Committee Charters
•Code of Business Conduct and Ethics
•Code of Ethics for Chief Executive and Senior Financial Officers
•Lead Independent Director Guidelines

Investor Relations

https://ir.blackrock.com

Sustainability

www.blackrock.com/corporate/sustainability

Other

Public Policy “Insights”: https://www.blackrock.com/corporate/insights/public-policy
Lobbying Disclosure Act: https://lda.senate.gov/system/public/
Federal Election Commission: www.fec.gov/data/reports/pac-party
Definition of Certain Terms or Abbreviations

AUM	Assets under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committees	The Audit; Management Development & Compensation; Nominating & Governance; Risk; and Executive Committees

COO	Chief Operating Officer

Deloitte	Deloitte & Touche LLP

GAAP	Generally Accepted Accounting Principles in the United States

GEC	Global Executive Committee

MDCC	Management Development & Compensation Committee

NEO	Named Executive Officer

NGC	Nominating & Governance Committee

NTM	Next Twelve Months

NYSE	New York Stock Exchange

PAC	Political Action Committee

RSU	Restricted Stock Unit

SASB	Sustainability Accounting Standards Board

SEC	Securities and Exchange Commission

TCFD	Task Force for Climate-related Financial Disclosures

Traditional Peers	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price

II	BLACKROCK, INC. 2025 PROXY STATEMENT

Proxy Summary
This summary provides an overview of selected information in this year’s Proxy Statement, which is first being sent or made available to shareholders on April 4, 2025. We encourage you to read the entire Proxy Statement before voting.
Annual Meeting of Shareholders

Date & Time Thursday, May 15, 2025 8:00 a.m. EDT	Location www.virtualshareholdermeeting.com/BLK2025	Record Date Monday, March 24, 2025

Voting Matters
Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposal		Board Recommendation	Page Reference

Item 1	Election of Directors The Board believes that each of the director nominees has the knowledge, experience and skills necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	9 ▶

Item 2
Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers
BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of our shareholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.
		Vote FOR	52 ▶

Item 3
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2025 calendar year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent auditor is in the best interests of the Company and its shareholders.
		Vote FOR	108 ▶

Items 4 - 5	Shareholder Proposals The Board believes that the actions requested by each proponent are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	111 ▶

BLACKROCK, INC. 2025 PROXY STATEMENT	1

Proxy Summary
Financial Highlights
2024 Financial Performance(1)
BlackRock delivered a strong year of performance across our entire platform. We executed on organic and inorganic growth opportunities and delivered exceptional financial results. BlackRock generated a record $641 billion of total net inflows in 2024, representing 6% organic asset growth and 4% organic base fee growth. BlackRock grew revenue by 14%, operating income, as adjusted, by 23% and earnings per share (“EPS”), as adjusted, by 15%. At the same time, we made disciplined investments in the business and expanded our as-adjusted operating margin by 280 basis points. We returned $4.7 billion to shareholders through a combination of dividends and share repurchases. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2024 remained strong and are detailed in Part I, Item 1 – Business of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”). BlackRock will work to partner closely with clients across their whole portfolios, deliver durable returns for shareholders, and unlock further growth as we scale and invest ahead of structural trends.

Differentiated Organic Growth
BlackRock generated 6% organic asset growth and 4% organic base fee growth in 2024, while revenue was up 14%, driven by higher base fees, performance fees and technology services revenue.
Operating Leverage BlackRock’s 2024 Operating Margin, as adjusted, of 44.5% was up 280 basis points.

2024 Organic Asset Growth	Revenue ($ billions)	BlackRock Operating Income ($ billions) (as adjusted)	BlackRock Operating Margin (as adjusted)

Consistent Capital Return BlackRock returned $4.7 billion to shareholders in 2024, including $1.6 billion in share repurchases.		Earnings Per Share BlackRock’s 2024 diluted earnings per share, as adjusted, of $43.61 increased by 15% versus 2023, primarily due to higher operating income.

Cash Dividends Per Share	Share Buyback ($ billions)	Net Income ($ billions) (as adjusted)	Earnings Per Share ($) (as adjusted)

(1)Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. Beginning in the first quarter of 2023, BlackRock updated the definitions of its non-GAAP financial measures to exclude the impact of market valuation changes on certain deferred cash compensation plans which the Company began economically hedging in 2023.
(2)Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

2	BLACKROCK, INC. 2025 PROXY STATEMENT

Proxy Summary

What’s New?
We continually review our approach to corporate governance and executive compensation to make certain that BlackRock is in a position to maintain a culture of high performance, collaboration, innovation and fiduciary responsibility. We believe providing a broader understanding of our perspectives on certain items will be beneficial to you as you consider this year’s voting matters. This year’s new or updated items include:
•Disclosure on our new director candidates on page 11
•Updates to our director compensation on page 44
•Enhanced disclosure on our executive compensation program and 2024 NEO pay outcomes. See:
–“Annual Message from the Chair of the Management Development & Compensation Committee” on page 53
–“2024 Say-on-Pay Response” on page 57
–“Additional Insight into 2024 NEO Pay Determinations” on page 74

Board Highlights

18 Director Nominees
The Board believes that its size, albeit larger than the average S&P 500 public company board, helps to achieve the diversity of thought, experience and geographical expertise necessary to oversee our large and complex global business. The range of insights and experiences of our Board supports BlackRock’s business and strategic growth areas, which include our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, across public and private markets, as well as investment and data capabilities, technology services and advisory services and solutions.
The NGC regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience and qualifications that are relevant to BlackRock’s current and future global business and strategy.

Board Tenure The Board considers the tenure of our incumbent directors to help maintain an overall balance of experience, continuity and fresh perspective.	9 years Average tenure of all director nominees	8 years Average tenure of independent director nominees
6 director nominees
5 director nominees
7 director nominees

Board Independence and Leadership
Each year the Board reviews and evaluates our Board leadership structure. The Board has re-appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.
15 of BlackRock’s 18 Director nominees are independent

	Chairman Laurence D. Fink	Lead Independent Director Murry S. Gerber

BLACKROCK, INC. 2025 PROXY STATEMENT	3

Proxy Summary

Board Refreshment
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce new perspectives and broaden the views represented on the Board. In 2025, the Board is nominating two new directors with extensive financial services expertise.

Board Profile
The NGC and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that diversity in thought, experience, skills and viewpoints contributes to and enhances its capabilities. Moreover, the Board views diversity among its members as critical to the success of the Company and the Board’s ability to create long-term value for our shareholders.
The various experiences of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company from a variety of perspectives.

The slate of director nominees includes six women and six non-U.S. or dual citizens.
Several of our director nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, the Middle East and Europe.

Board Expertise
Core qualifications and areas of expertise represented by our director nominees include the following. For full descriptions of the below categories, see “Director Skills and Experience Matrix” on page 14.

Senior Executive & Corporate Governance
18 of 18 directors

Public Company & Financial Reporting
12 of 18 directors

Risk Management & Compliance
9 of 18 directors

Sustainability
7 of 18 directors

Public Policy & Government/Regulatory Affairs
6 of 18 directors

Global Business
15 of 18 directors

Financial Services
10 of 18 directors

Technology
8 of 18 directors

Branding & Marketing
6 of 18 directors

4	BLACKROCK, INC. 2025 PROXY STATEMENT

Proxy Summary
Our Director Nominees

	Age at Record Date	Director since	Committee Memberships (effective following the Annual Meeting)
Nominee			Audit	MDCC	NGC	Risk	Executive

Pamela Daley Former Senior Vice President of Corporate Business Development, General Electric Company	72	2014

Laurence D. Fink Chairman and CEO of BlackRock	72	1999

Gregory J. Fleming President and CEO of Rockefeller Capital Management	62	N/A

William E. Ford Chairman and CEO of General Atlantic	63	2018

Fabrizio Freda Former President and CEO of Estée Lauder Companies Inc.	67	2012

Murry S. Gerber | Lead Independent Director Former Chairman and CEO of EQT Corporation	72	2000

Margaret “Peggy” L. Johnson CEO of Agility Robotics	63	2018

Robert S. Kapito President of BlackRock	68	2006

Cheryl D. Mills Founder and CEO of BlackIvy Group	60	2013

Kathleen Murphy Former President, Personal Investing, of Fidelity Investments	62	N/A

Amin H. Nasser President and CEO of Saudi Arabian Oil Co. (Aramco)	66	2023

Gordon M. Nixon Former President and CEO of Royal Bank of Canada	68	2015

Adebayo Ogunlesi Chairman and CEO of Global Infrastructure Partners	71	2024

Kristin C. Peck CEO of Zoetis, Inc.	53	2021

Charles H. Robbins Chairman and CEO of Cisco Systems, Inc.	59	2017

Hans E. Vestberg Chairman and CEO of Verizon Communications, Inc.	59	2021

Susan L. Wagner Former Vice Chairman of BlackRock	63	2012

Mark Wilson Former CEO of Aviva plc and former President and CEO of AIA	58	2018

Number of Committee Meetings in 2024:			15	8	6	6	3

Chairperson

BLACKROCK, INC. 2025 PROXY STATEMENT	5

Proxy Summary
Governance Highlights
Governance Practices
BlackRock has adopted robust corporate governance policies that facilitate strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices include:
Shareholder Rights
•Annual election of directors
•Majority voting for directors in uncontested elections
•Proxy access for shareholders
•Shareholder right to call special meetings
Board and Committee Oversight
•Risk oversight by Board and Committees
•Human capital management oversight by Board and Committees
•NGC oversight of investment stewardship, corporate sustainability, philanthropic program and strategy, and corporate political activities
Board Structure and Independence
•Lead Independent Director may call special meetings of directors without management present
•Executive sessions of independent directors
•Annual Board and Committee self-evaluations
•Annual review of Committee charters and Corporate Governance Guidelines
Additional Governance Practices
•Strong investor outreach program
•Annual advisory vote on executive compensation
•Meaningful stock ownership requirements for directors and GEC members

Board Independence and Leadership	Each year the Board reviews and evaluates our Board leadership structure. The Board has re-appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.

Stock Ownership Guidelines Our stock ownership guidelines require the Company’s leadership to own shares with a target value of:

As of December 31, 2024, all NEOs exceeded our stock ownership guidelines.

Shareholder Engagement and Outreach Our Shareholder Engagement Process We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement and specific issues to be addressed.	1
Engagement
BlackRock regularly engages with the investment community through active outreach and in response to inbound inquiries. Engagements with existing or prospective investors and investment analysts are led by our Investor Relations team and are typically focused on strategy and financial and operating performance. We also hold engagements with stewardship teams and investors focused on corporate governance matters, including but not limited to, executive compensation and corporate governance policies. These sessions are driven by our Investor Relations team and the Corporate Secretary’s Office. Our directors also engaged directly with shareholders in 2024. We take a holistic approach in communicating with shareholders, with governance engagements often including both investors and stewardship officers and covering governance topics as well as BlackRock’s broader strategy and performance.

2
Communication
BlackRock routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings with BlackRock Investor Relations and senior management, and conferences and web communications.

3
Feedback
We share shareholder feedback and trends and developments about corporate governance, executive compensation and corporate sustainability matters with our Board, MDCC and NGC as we seek to enhance our practices and improve our disclosures.

Ahead of our annual meeting and again outside of proxy season, we solicited feedback from stewardship officers and investors at our 50 largest shareholders, representing approximately 65% of our outstanding shares. We discussed corporate governance, executive compensation and other topics. These engagements were led by our Corporate Secretary and Head of Investor Relations and included members from the Executive Compensation team, as appropriate. The Chair of the Board’s MDCC also joined a number of sessions.

6	BLACKROCK, INC. 2025 PROXY STATEMENT

Proxy Summary
Compensation Discussion and Analysis Highlights

Incentive Program – Pay-for-Performance Highlights
Our total annual compensation structure embodies our commitment to align pay with performance, as highlighted in the following Compensation Discussion and Analysis sections:
What to Look for	Where to Find it	Page Reference
Compensation program objectives including emphasis on shareholder-aligned long-term performance-based incentives	“Our Compensation Program”	65 ▶
NEO pay determinations based on performance assessments that use weighted performance areas and pre-set objectives	“Our Compensation Framework”	61 ▶
	“Linking Pay and Performance”	74 ▶
Financial performance as the highest weighted input for assessments, including relative performance	“2024 Financial Performance”	60 ▶
	“2024 NEO Compensation and Performance Summaries”	74 ▶
Total Incentive outcomes tied formulaically to percentage ranges	“Pay and Performance Alignment for NEOs – Total Incentive Award Determination”	61 ▶
	“NEO Total Annual Compensation Summary”	62 ▶
	“2021 BPIP Award: Actual Performance and Payout”	68 ▶
Disclosure of actual performance of historical BlackRock Performance Incentive Plan (“BPIP”) Awards and pre-set financial goals for newly granted awards	“2024 BPIP Award Determination Matrix”	67 ▶
	“2021 BPIP Award: Actual Performance and Payout”	68 ▶
Disclosure of historical pay versus performance outcomes	“Historical Outcomes – CEO and Other NEO Compensation Growth vs. BlackRock’s Financial Growth”	64 ▶
	“Pay Versus Performance”	103 ▶

How We Pay NEOs For additional insight into pay determination and the performance assessments for each NEO, please refer to the section “2024 NEO Compensation and Performance Summaries” on page 74.
Each of BlackRock’s NEOs, through their various roles and responsibilities, contributes to the firmwide objectives summarized below. Under the NEO Total Incentive Award determination framework, the MDCC assesses each NEO’s performance individually, based on three categories, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 25% dependent on BlackRock’s progress towards meeting our strategic objectives as measured by our business strength, and 25% dependent on BlackRock’s progress towards meeting its organizational priorities. The NEOs’ performance assessments have a direct link to their total incentive outcome determinations, including the sizing of each of their incentive components (annual cash Bonus, deferred equity Bonus, BPIP awards, and for the CEO, Carry Incentive (as defined below)).

Pay-for-Performance Compensation Structure for NEOs
Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual NEO compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2024 year-end compensation decisions by the MDCC for individual NEOs.
CEO 2024 Total Annual Compensation	Other NEOs 2024 Total Annual Compensation
(1)The CEO also received Carry Incentive (“Carry Incentive”) as part of his 2024 total annual compensation. Carry Incentive is not shown in this chart because its fair value is not reasonably able to be estimated and provides no realizable value upon grant. All Carry Incentive distribution from the award, if any, will be disclosed in the Summary Compensation Table of the proxy statement the year it is earned. More information about this award can be found on pages 69-70.
(2)Grants of BlackRock equity, including deferred equity Bonus and BPIP awards, are approved by the MDCC under the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (“Stock Plan”), which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.
(3)The value of the 2024 BPIP awards and the value of the deferred equity Bonus were converted into RSUs by dividing the award value by $999.36, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2025.

BLACKROCK, INC. 2025 PROXY STATEMENT	7

Proxy Summary
NEO Total Annual Compensation Summary
Following a review of full-year business and individual NEO performance, the MDCC determined 2024 total annual compensation outcomes for each NEO, as outlined in the table below.

Name	Base Salary	2024 Total Incentive Award			Total Annual Compensation (TAC)	% change in TAC vs. 2023
		Annual Cash Bonus	Deferred Equity Bonus	BPIP
Laurence D. Fink(1)	$1,500,000	$10,567,500	$7,500,000	$17,100,000	$36,667,500	33%
Robert S. Kapito	$1,250,000	$6,700,000	$4,800,000	$12,300,000	$25,050,000	24%
Robert L. Goldstein	$750,000	$4,023,000	$3,597,000	$6,150,000	$14,520,000	20%
Martin S. Small	$750,000	$3,375,000	$2,625,000	$5,250,000	$12,000,000	50%
J. Richard Kushel	$750,000	$3,175,000	$2,325,000	$4,500,000	$10,750,000	18%
(1)In addition to the compensation elements outlined above, the MDCC approved a recurring long-term incentive tied to BlackRock’s private markets growth as part of the annual total compensation for our CEO in 2024. This long-term incentive is allocated in the form of carried interest. More information about this award can be found on pages 69-70.
The amounts listed above as “2024 Total Incentive Award: Deferred Equity Bonus” and “2024 Total Incentive Award: BPIP” were granted in January 2025 in the form of equity and are in addition to cash award amounts listed above as “2024 Total Incentive Award: Annual Cash Bonus.” In accordance with SEC requirements, the “2024 Summary Compensation Table” on page 94 reports equity in the year granted, but cash in the year earned.

8	BLACKROCK, INC. 2025 PROXY STATEMENT

ITEM 1
Election of Directors

		Page Reference

BlackRock’s Board of Directors continues to play an integral role in our governance, strategy, growth and success.” Laurence D. Fink Chairman and Chief Executive Officer	Director Nominees	9
	Director Nomination Process	10
	Criteria for Board Membership	11
	Director Nominee Biographies	16

Board Recommendation
For this year’s election, the Board has nominated 18 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.
The biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 24, 2025.

The Board of Directors recommends shareholders vote “FOR” the election of each of the following 18 director nominees.

Director Nominees
Our Board has nominated 18 directors for election at this year’s Annual Meeting on the recommendation of our NGC. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.
We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of the director nominees and may be voted for substitute nominees, unless the Board decides to reduce its total size.
If all 18 director nominees are elected, our Board will consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the NYSE listing standards.
Majority Vote Standard for Election of Directors
Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

BLACKROCK, INC. 2025 PROXY STATEMENT	9

Item 1 Election of Directors
Director Resignation Policy
Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The NGC will then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the NGC’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.
Director Nomination Process
The NGC oversees the director nomination process. The NGC leads the Board’s annual review of Board performance and reviews and recommends to the Board enhancements to BlackRock’s Corporate Governance Guidelines, which include the minimum criteria for Board membership. The NGC also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to nominate for election at each annual meeting of shareholders. The NGC also may recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.
Identifying and Evaluating Candidates for Director
The NGC seeks advice from current directors when identifying and evaluating new candidates for director. The NGC also may engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the NGC. For information on the requirements for shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 119.
The NGC reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the NGC determines that a candidate warrants further consideration and the candidate expresses a willingness to be considered and capacity to serve on the Board, the NGC typically requests information from the candidates and members of the NGC and Board meet with the candidate. The NGC also reviews the candidate’s accomplishments and qualifications against the criteria described under “Criteria for Board Membership” on page 11.
The NGC’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the NGC may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Identifying Director Candidates	Review of Candidate Pool	In-Depth Candidate Review	Recommend Director Nominee Slate

Potential candidates for director may be identified by our directors, a third-party search firm or shareholders.	The NGC reviews candidates to determine whether candidates warrant further consideration.	Candidates will meet with NGC members and other members of the Board and be evaluated for independence and potential conflicts, skills and experience, and their ability to contribute to the Board.	The NGC recommends candidates for appointment or election to our Board.

10	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors
Director Candidates
In conjunction with its recurring review of Board and Committee composition and in order to maintain a Board with an appropriate mix of experience and qualifications, the NGC engages in an ongoing process to identify and evaluate, as appropriate, potential new director candidates with the help of management and an outside consultant. Consistent with our long-term strategic goals and the qualifications and attributes described in this Item 1, search criteria may include significant leadership experience, expertise in financial services or the technology sector, or international experience. Particular emphasis in the search process is also placed on identifying candidates currently serving in leadership positions.
New Director Candidates
On November 19, 2024, the Board elected Adebayo Ogunlesi, GIP Founding Partner, Chairman and Chief Executive Officer, to serve as a director. Mr. Ogunlesi joined the Board in connection with the Company’s acquisition of GIP.
In March of this year, the NGC identified Gregory Fleming and Kathleen Murphy as candidates with significant leadership and experience in financial services and wealth management, and recommended Mr. Fleming and Ms. Murphy to the Board for consideration. Mr. Fleming and Ms. Murphy were recommended for consideration to the NGC by our CEO and management, respectively. On March 27, 2024, the Board voted unanimously to nominate Mr. Fleming and Ms. Murphy for election at the Annual Meeting.
Criteria for Board Membership

Director Independence
No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.
If all 18 director nominees are elected, approximately 83% of the Board, or 15 out of 18 directors, will be “independent” as defined in the NYSE listing standards.

Director Retirement Age and Board Size
As reflected in our Corporate Governance Guidelines, the Board has established a retirement age policy of 75 years for directors.
As part of the annual Board and Committee evaluation process, directors are asked to consider whether the size and composition of the Board and its standing Committees are appropriate.

Director Qualifications and Attributes
Nominees for director are selected on the basis of experience, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

Service on Other Public Company Boards
Neither BlackRock’s CEO nor President currently serves on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board.
For current directors who are public company named executive officers, none serve on more than two public company boards, including BlackRock’s Board.

Board Tenure The Board considers, among other factors, length of tenure when reviewing nominees to ensure that the Board has an appropriate balance of experience, continuity and fresh perspective.	Board Composition The Board believes that diversity in thought, experience, skills and viewpoints contributes to, and enhances, the Board’s capabilities.

BLACKROCK, INC. 2025 PROXY STATEMENT	11

Item 1 Election of Directors
Director Independence
Each year, the Board determines the independence of directors in accordance with NYSE listing standards. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.
The Board has adopted Categorical Standards of Director Independence (the “Categorical Standards”) to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The Categorical Standards provide that the following relationships are not material for such purposes:
•Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;
•Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;
•Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and
•Relationships involving a director’s relative unless the relative is an immediate family member of the director.
As part of its determination, the Board also considers the relationships described under “Certain Relationships and Related Transactions” on page 50.
In March 2025, the NGC made a recommendation to the Board regarding the independence of our director nominees based on its annual review. In making its independence determinations, the NGC and the Board considered various transactions and relationships between BlackRock and the director nominees as well as between BlackRock and entities affiliated with director nominees, including the relationships described under “Certain Relationships and Related Transactions” on page 50. The NGC also considered that Messrs. Fleming, Robbins and Vestberg are employed by organizations that do business with BlackRock, where each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of BlackRock’s business, and the amount received by BlackRock or such company in each of the previous three years did not exceed the greater of $1 million or 2% of either BlackRock’s or such organization’s consolidated gross revenues. As a result of this review, the Board determined that Mses. Daley, Johnson, Mills, Murphy, Peck and Wagner and Messrs. Fleming, Ford, Freda, Gerber, Nasser, Nixon, Robbins, Vestberg and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these director nominees and BlackRock are material under the NYSE listing standards. In addition, the Board had previously determined that Marco Antonio Slim Domit, who is not standing for re-election, was “independent” as defined in the NYSE listing standards.
Following the Annual Meeting, assuming all of the nominated directors are elected, BlackRock’s Board will consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the NYSE listing standards.

Independence

15 independent Directors	83% of the Board will be independent

12	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors
Director Qualifications and Attributes
The NGC and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that, at a minimum, a director nominee must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. A director nominee must also have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.
Nominees for director are selected on the basis of experience, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board. In addition, in anticipation of its recommendation to the Board of each year’s nominees for election as director, the NGC reviews directors’ independence, attendance at Board and Committee meetings and membership on other public company boards.
Board Composition
The Board believes that diversity in thought, experience, skills and viewpoints contributes to and enhances its capabilities. Moreover, the Board views diversity among its members as critical to the success of the Company and the Board’s ability to create long-term value for our shareholders. The various experiences of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company from a variety of perspectives. Diversity among the Board’s members enhances its oversight of our multifaceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.
Our Board has nominated 18 candidates for election, 15 of whom are independent. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, the Middle East and Europe.

As BlackRock’s business has evolved, so has our Board. Our slate of director nominees consists of senior leaders, including 14 current or former company CEOs, with substantial experience in financial services, consumer products, manufacturing, technology, pharmaceuticals, banking, infrastructure and energy.

BLACKROCK, INC. 2025 PROXY STATEMENT	13

Item 1 Election of Directors

Director Skills and Experience Matrix

Experience(1)

Senior Executive & Corporate Governance: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.

Branding & Marketing: Directors bring expertise in brand development, marketing and sales at a global scale and in local markets relevant to BlackRock’s business.

Financial Services: Directors possess in-depth knowledge of the financial services industry or asset management.

Global Business: Directors provide expertise in international business strategy and operations relevant to BlackRock’s global business.

Public Company & Financial Reporting: Directors have experience in the oversight of internal controls and reporting of public company financial and operating results.

Public Policy & Government/Regulatory Affairs: Directors possess insight and experience in managing governmental and regulatory affairs.

Risk Management & Compliance: Directors possess in-depth knowledge and experience with risk management and compliance matters relevant to BlackRock’s global business.

Sustainability: Directors bring experience in the areas of environmental impact, corporate responsibility or strategies to develop long-term shareholder value.

Technology: Directors possess experience in the development and adoption of new technology or the management of information security or cybersecurity risks at companies.

Tenure (years)	11	25	0	7	12	25	7	18	11	0	1	9	0	3	7	3	12	7
(1)Information as of March 24, 2025. A “” in the chart indicates a specific area of focus or expertise that is particularly relevant to a director’s service on BlackRock’s Board. The lack of a “” does not mean that a director does not also possess meaningful experience or skill in that area.

14	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors
Board Tenure, Retirement Age and Size
Board Tenure. To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately nine years and the average tenure of independent director nominees is approximately eight years.
Following the Annual Meeting, assuming all of the nominated directors are elected, there will be six directors, comprising 33% of the Board, who have joined the Board within the past five years and bring fresh perspective to Board deliberations. Five directors, comprising 28% of the Board, have served between five and 10 years. Seven directors (including our CEO and President), comprising 39% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock. The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders.
Retirement Age. The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate.
Board Size. The Board has not adopted a policy that sets a target for Board size and believes the current size and composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy, complex operations and risk management. The range of insights and experiences of our Board supports BlackRock’s business and strategic growth areas.
The NGC and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size and composition of the Board and its standing Committees are appropriate. In response to the 2024 Board and Committee self-evaluations, directors viewed the leadership of the Board by the Chairman and the Lead Independent Director, the Board’s diverse experiences, including international experience, and the Board’s dynamic engagement with senior management as key strengths. See also “Board Self-Evaluation Process” on page 29.
Compliance with Regulatory and Independence Requirements
The NGC takes into consideration regulatory requirements, including competitive restrictions, and independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of director candidates for the Board and its Committees. The NGC also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.
Service on Other Public Company Boards
Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. Neither BlackRock’s CEO nor President currently serves on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board (and for directors who are public company named executive officers, no more than two public company boards, including BlackRock’s Board).

BLACKROCK, INC. 2025 PROXY STATEMENT	15

Item 1 Election of Directors
Director Nominee Biographies

Pamela Daley Independent Director

AGE 72 TENURE 11 Years	COMMITTEES Audit (Chair) MDCC Executive Risk	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Sustainability

Ms. Daley retired from General Electric Company (GE) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to December 2013. Prior to this role, Ms. Daley served as GE’s Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, a large U.S. law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.
Qualifications
With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, strategic transactions, finance and financial reporting, business development and strategy.
Other Public Company Directorships (within the past 5 years)
•BP p.l.c. (2018 – present)
•SecureWorks Corp. (2016 – 2025)

Laurence D. Fink

AGE 72 TENURE 25 Years	COMMITTEES Executive (Chair)	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Public Policy & Government/Regulatory Affairs •Risk Management & Compliance

Mr. Fink is Chairman and Chief Executive Officer of BlackRock. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging with key strategic clients, industry leaders, regulators and policymakers. Under Mr. Fink’s leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients. Prior to founding BlackRock in 1988, Mr. Fink was a member of the Management Committee and a Managing Director of The First Boston Corporation.
Qualifications
As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s business, operations and strategy. His extensive and specific knowledge of BlackRock and its business enables him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.
Other Public Company Directorships (within the past 5 years)
•None

16	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors

Gregory J. Fleming Independent Director Nominee

AGE 62 TENURE 0 Years	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Risk Management & Compliance

Mr. Fleming has served as President and Chief Executive Officer of Rockefeller Capital Management since 2018. Previously, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. Before joining Morgan Stanley in 2010, he served as President and Chief Operating Officer of Merrill Lynch from 2007 to 2009, and previously ran Merrill Lynch’s Global Investment Banking business. Mr. Fleming joined Merrill Lynch as an investment banker in 1992. He was previously a principal at Booz Allen Hamilton. Mr. Fleming also previously served as a director on BlackRock’s Board from 2006 to 2009 as a designee of Merrill Lynch in connection with the merger of BlackRock and Merrill Lynch Investment Managers in 2006. Mr. Fleming is a member of the Board of Advisors for the Yale Law School Center for the Study of Corporate Law, the Council on Foreign Relations, the Economic Club of New York and a trustee at Deerfield Academy. He also serves as a Resource Council member of the Turn 2 Foundation and is a trustee of the Millennium Management Group Trust.
Qualifications
Mr. Fleming brings significant expertise and knowledge in the financial services industry, including wealth management, asset management and investment banking, through decades of leadership experience at Rockefeller Capital Management, Morgan Stanley and Merrill Lynch. His previous service as a director of BlackRock also provides him with a deep understanding of BlackRock’s business and the asset management industry.
Other Public Company Directorships (within the past 5 years)
•None

William E. Ford Independent Director

AGE 63 TENURE 7 Years	COMMITTEES MDCC (Chair) NGC Executive	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Risk Management & Compliance

Mr. Ford has served as the Chief Executive Officer of General Atlantic since 2007 and is the firm’s Chairman. Mr. Ford is involved with a number of educational and not-for-profit organizations. He is Chair of the Investment Committee of The Rockefeller University, and a member of the Council on Foreign Relations and Tsinghua University’s School of Economics and Management’s Advisory Board. He also currently serves as a member of the Executive Committee for the Partnership for New York City and was formerly a Trustee of the Center for Strategic & International Studies.
Qualifications
Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his three decades of experience at General Atlantic, one of the world’s leading growth equity investment firms. His professional background also provides the Board with expertise and insight into matters relating to compensation, corporate governance, financial reporting and strategy across a range of industries and regions.
Other Public Company Directorships (within the past 5 years)
•Royalty Pharma plc (2020 – 2022)
•IHS Markit Ltd. (2016 – 2022)

BLACKROCK, INC. 2025 PROXY STATEMENT	17

Item 1 Election of Directors

Fabrizio Freda Independent Director

AGE 67 TENURE 12 Years	COMMITTEES NGC	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Global Business •Public Policy & Government/ Regulatory Affairs •Sustainability •Technology

Mr. Freda has served as Special Advisor to the Estée Lauder Companies Inc. (Estée Lauder), a global leader in beauty, since January 2025. He formerly served as President, Chief Executive Officer and a member of the board of directors of Estée Lauder from 2009 to December 2024. Mr. Freda also previously served as Estée Lauder’s President and Chief Operating Officer from March 2008 to July 2009. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA. Mr. Freda serves on the Advisory Board of the Global Business Initiative at Georgetown University’s McDonough School of Business.
Qualifications
Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on the Company’s marketing, strategy and innovation initiatives.
Other Public Company Directorships (within the past 5 years)
•The Estée Lauder Companies Inc. (2009 – 2024)

Murry S. Gerber Lead Independent Director

AGE 72 TENURE 25 Years	COMMITTEES Executive NGC	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Public Company & Financial Reporting •Risk Management & Compliance •Technology

Mr. Gerber served as the Chief Executive Officer of EQT Corporation (EQT), an integrated energy producer, from 1998 to 2000 and was also Executive Chairman of the company from 2000 to 2011. Prior to EQT, Mr. Gerber helped create Coral Energy (now Shell Trading North America) and was the Treasurer of Shell Oil. He is a member of the board of trustees of the Pittsburgh Cultural Trust. Mr. Gerber currently serves as BlackRock’s Lead Independent Director.
Qualifications
As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters. His extensive experience in the energy and industrial sectors continues to provide the Board with an important perspective on evolving global business trends.
Other Public Company Directorships (within the past 5 years)
•Halliburton Company (2012 – present)
•U.S. Steel Corporation (2012 – present)

18	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors

Margaret “Peggy” L. Johnson Independent Director

AGE 63 TENURE 7 Years	COMMITTEES Audit Risk	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Technology

Ms. Johnson has served as the Chief Executive Officer of Agility Robotics, the leading manufacturer of mobile manipulation robots, since March 2024. Ms. Johnson previously served as the Chief Executive Officer of Magic Leap, Inc., an American augmented reality company, from August 2020 to October 2023. Prior to this role, she was Executive Vice President of Business Development at Microsoft Corporation from September 2014 to July 2020 and was responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development. Ms. Johnson was an Advisor to Huntington’s Disease Society of America, San Diego Chapter from 2010 to 2020.
Qualifications
Ms. Johnson brings to the Board substantial experience in the field of technology, including emerging technologies; business and strategic development expertise acquired over her 31 years at Microsoft and Qualcomm; and insight into growth companies from her former role at Magic Leap and current role at Agility Robotics.
Other Public Company Directorships (within the past 5 years)
•Fox Corporation (2023 – present)

Robert S. Kapito

AGE 68 TENURE 18 Years	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Financial Services •Global Business •Risk Management & Compliance

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. He also serves as a member of the board of directors of iShares, Inc. Mr. Kapito co-founded BlackRock in 1988. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.
Qualifications
As one of the founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.
Other Public Company Directorships (within the past 5 years)
•None

BLACKROCK, INC. 2025 PROXY STATEMENT	19

Item 1 Election of Directors

Cheryl D. Mills Independent Director

AGE 60 TENURE 11 Years	COMMITTEES MDCC NGC	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Public Policy & Government/Regulatory Affairs •Sustainability

Ms. Mills is the Founder and Chief Executive Officer of the BlackIvy Group, a private holding company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to former Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations, General Counsel and Secretary of the Board of Trustees. She also served as Deputy Counsel to President Clinton and as the White House Associate Counsel. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.
Qualifications
Ms. Mills brings to the Board a range of leadership experiences from private equity, government and academia, and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.
Other Public Company Directorships (within the past 5 years)
•iHeartMedia, Inc. (2020 – Present)

Kathleen Murphy Independent Director Nominee

AGE 62 TENURE 0 Years	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Financial Services •Public Policy & Government/ Regulatory Affairs

Ms. Murphy served as President of Personal Investing at Fidelity Investments from 2009 to 2021. From 2022 until her retirement, Ms. Murphy served as the Senior Advisor to the Chief Executive Officer of Fidelity Investments. She also held various roles with Voya Financial, Inc. (formerly ING) from 2000 to 2008, including Chief Executive Officer of ING U.S. Wealth Management Services, President of ING U.S. Institutional Businesses and General Counsel and Chief Administrative Officer to the Chief Executive Officer of ING U.S. Financial Services. Prior to that, Ms. Murphy served in various positions at Aetna, Inc., including General Counsel and Chief Compliance Officer of Aetna Financial Services, and in various positions in law, government and public affairs.
Qualifications
Ms. Murphy brings to the Board extensive leadership experience in financial services and wealth management acquired from her time at Fidelity Investments and Voya Financial. Her professional background also provides the Board with insight into matters related to strategic growth, corporate governance and operations.
Other Public Company Directorships (within the past 5 years)
•Prudential Financial, Inc. (2023 – 2025)

20	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors

Amin H. Nasser Independent Director

AGE 66 TENURE 1 Year	COMMITTEES NGC	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Sustainability •Technology

Mr. Nasser has served as President and Chief Executive Officer of the Saudi Arabian Oil Company, known as Aramco, since 2015, and as a member of the Board of Directors since 2010. He joined the company in 1982 as a petroleum engineer. As president and CEO, Mr. Nasser leads Aramco’s efforts to produce cleaner energy and products through investments in promising technologies such as crude oil-to-chemicals processes, and renewable energy applications; entrepreneurial start-ups focused on cleaner energy solutions; and industry-wide efforts to minimize greenhouse gas emissions. Mr. Nasser is a member of the International Advisory Board of the King Fahd University of Petroleum and Minerals, the Board of Trustees of the King Abdullah University of Science & Technology, the World Economic Forum’s International Business Council (IBC), the Massachusetts Institute of Technology Presidential CEO Advisory Board, and the JPMorgan International Council.
Qualifications
As a leader of a large publicly traded energy company in the strategically significant Middle East region, Mr. Nasser brings to the Board extensive expertise and insight into corporate operations, risk management and the energy transition, as well as an experienced outlook on international business strategy.
Other Public Company Directorships (within the past 5 years)
•Aramco (2010 – present)

Gordon M. Nixon, C.M., O.Ont. Independent Director

AGE 68 TENURE 9 Years	COMMITTEES Executive MDCC NGC (Chair)	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Policy & Government/Regulatory Affairs •Risk Management & Compliance •Sustainability

Mr. Nixon served as President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada (RBC) from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and from December 1999 to April 2001 was Chief Executive Officer of RBC Capital Markets (the successor company to RBC Dominion Securities Inc.). Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and as Chairman of the board since 2016. Mr. Nixon is lead director of George Weston Limited and on the advisory board of KingSett Capital.
Qualifications
With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation, government and regulatory relations and corporate governance matters.
Other Public Company Directorships (within the past 5 years)
•BCE Inc. (2014 – present) (Chairman from 2016 – present)
•George Weston Limited (2014 – present) (Lead Director from 2021 – present)

BLACKROCK, INC. 2025 PROXY STATEMENT	21

Item 1 Election of Directors

Adebayo Ogunlesi

AGE 71 TENURE 0 Years	COMMITTEES None	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting

Mr. Ogunlesi is the Chairman and Chief Executive Officer of Global Infrastructure Partners (GIP). He is a Senior Managing Director and a member of BlackRock’s Global Executive Committee. Prior to the formation of GIP in 2006, Mr. Ogunlesi spent 23 years at Credit Suisse where he held several senior positions, including Executive Vice Chairman and Chief Client Officer of its Investment Banking Division. From 2002 to 2004, he was Head of the Global Investment Banking Division and a Member of the Executive Board and Management Committee. Mr. Ogunlesi is also a member of the Boards of Terminal Investment Limited and OpenAI.
Qualifications
As a leader with global experience in capital markets and infrastructure investments, Mr. Ogunlesi provides the Board with valuable insight in supporting the firm’s future growth. Mr. Ogunlesi also brings to the Board a wealth of knowledge regarding international operations and corporate governance matters from his extensive corporate board experience.
Other Public Company Directorships (within the past 5 years)
•Kosmos Energy Ltd. (2004 – present)
•Topgolf Callaway Brands (2010 – present)
•Goldman Sachs Group (2012 – 2024)

Kristin C. Peck Independent Director

AGE 53 TENURE 3 Years	COMMITTEES NGC	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Global Business •Public Company & Financial Reporting

Ms. Peck has served as the Chief Executive Officer of Zoetis Inc., an animal health company, since 2020. Prior to that role, Ms. Peck served as Zoetis’ Executive Vice President and Group President, U.S. Operations, Business Development and Strategy from 2018 to 2020, Executive Vice President and President, U.S. Commercial Operations from 2015 to 2018, and Executive Vice President and Group President from 2012 to 2015. Ms. Peck joined Zoetis from Pfizer, Inc., where she served in various leadership positions across strategy and business development and most recently served as Executive Vice President, Worldwide Business Development and Innovation. She serves on the boards of Mayo Clinic and Columbia Business School, and is a member of the Business Roundtable. She is also a Board member of Catalyst, a global non-profit that helps companies accelerate women into leadership, and is president of HealthforAnimals, a global animal health association.
Qualifications
Ms. Peck brings extensive experience and perspective on driving innovation and strategy from her role as CEO of Zoetis and senior leadership experience gained from her time at Pfizer. Her experience using technology and science to foster innovation provides a unique perspective for the Board on how the Company can continue to evolve to meet clients’ future needs.
Other Public Company Directorships (within the past 5 years)
•Zoetis Inc. (2019 – present)
•Thomson Reuters Corporation (2016 – 2020)

22	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 1 Election of Directors

Charles H. Robbins Independent Director

AGE 59 TENURE 7 Years	COMMITTEES Risk	EXPERIENCE •Senior Executive & Corporate Governance •Global Business •Public Company & Financial Reporting •Public Policy & Government/Regulatory Affairs •Risk Management & Compliance •Technology

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (Cisco). Prior to assuming the Chief Executive Officer role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization, where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He is Chairman Emeritus of the U.S.-Japan Business Council and serves as a member of the International Business Council for the World Economic Forum. Mr. Robbins formerly served as a Trustee of the Ford Foundation.
Qualifications
Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over two decades at Cisco, one of the world’s leading information technology companies, as well as expertise in cybersecurity-related risks, public company governance and regulatory and government matters.
Other Public Company Directorships (within the past 5 years)
•Cisco Systems, Inc. (2015 – present) (Chairman from 2017 – present)

Hans E. Vestberg Independent Director

AGE 59 TENURE 3 Years	COMMITTEES Audit Risk	EXPERIENCE •Senior Executive & Corporate Governance •Branding & Marketing •Global Business •Public Company & Financial Reporting •Sustainability •Technology

Mr. Vestberg has served as the Chief Executive Officer of Verizon Communications Inc. (Verizon) since 2018 and as Chairman since March 2019. Prior to these roles, Mr. Vestberg served as Verizon’s Chief Technology Officer and President of Global Networks from 2017 to 2018. Before joining Verizon in 2017, Mr. Vestberg served for six years as President and CEO of Ericsson, a multinational networking and telecommunications equipment and services company headquartered in Sweden. Mr. Vestberg is a board member of the UN Foundation and the Whitaker Peace & Development Initiative. He has lived and worked in China, Chile, Brazil and Mexico, in addition to the U.S. and Sweden.
Qualifications
As the CEO of Verizon and former leader of Ericsson, Mr. Vestberg brings executive experience from these large multinational companies, as well as substantial expertise in the field of technology acquired through his experience as Verizon’s Chief Technology Officer and over his 25-year career at Ericsson.
Other Public Company Directorships (within the past 5 years)
•Verizon Communications Inc. (2018 – present) (Chairman from 2019 – present)

BLACKROCK, INC. 2025 PROXY STATEMENT	23

Item 1 Election of Directors

Susan L. Wagner Independent Director

AGE 63 TENURE 12 Years	COMMITTEES Audit Executive Risk (Chair)	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Public Company & Financial Reporting •Risk Management & Compliance •Technology

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. Ms. Wagner currently serves as a director of Color Health, a privately held health technology company. She previously served as a member of the board of trustees of Wellesley College.
Qualifications
As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.
Other Public Company Directorships (within the past 5 years)
•Apple Inc. (2014 – present)
•Samsara Inc. (2020 – present)
•Swiss Re Ltd. (2014 – 2023)

Mark Wilson Independent Director

AGE 58 TENURE 7 Years	COMMITTEES Audit Risk MDCC	EXPERIENCE •Senior Executive & Corporate Governance •Financial Services •Global Business •Risk Management & Compliance •Sustainability •Technology

Mr. Wilson served as the Chief Executive Officer of Aviva plc (Aviva), a multinational insurance company headquartered in the U.K., from January 2013 to October 2018. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as President and CEO of AIA Group Limited, a leading pan-Asian company.
Qualifications
As the former CEO of Aviva and former CEO of AIA, Mr. Wilson brings to the Board extensive experience in Europe and Asia. His operational and executive expertise in the insurance and pensions industry and in international finance provides the Board with an experienced outlook on international business strategy, development, risk management and sustainability.
Other Public Company Directorships (within the past 5 years)
•None

24	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support consistent financial performance and long-term value creation for our shareholders.
Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.
We regularly meet with our shareholders to solicit feedback on our corporate governance framework. We strive to incorporate this feedback through enhanced policies, processes and disclosure.

A strong corporate governance framework is critical for executing on our strategy, fulfilling our fiduciary responsibilities to clients, and serving employee and shareholder interests over the long term.”
Laurence D. Fink
Chairman and Chief Executive Officer

Our Corporate Governance Framework
Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Our Board is guided by our Corporate Governance Guidelines, which provide a framework for the governance of the Company and the responsibilities of our Board. The Corporate Governance Guidelines address director qualifications, director orientation and continuing education, director access to management and independent advisors, and Board responsibilities, as well as the annual self-evaluation process of the Board and its standing Committees.
Because corporate governance practices evolve over time, our Board reviews our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and approves or updates them as necessary and appropriate. Members of the NGC are briefed on significant trends and developments in corporate governance and regulatory matters, including through briefings from members of the Investment Stewardship and Corporate Affairs teams (including the Government Affairs & Public Policy group), as well as on feedback from shareholders. Additionally, both the Board and management recognize that creating long-term value for the Company’s shareholders requires consideration of the concerns of our clients, employees and the communities in which BlackRock operates, as covered in our Corporate Governance Guidelines.

The full versions of our Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at https://ir.blackrock.com under the headings “Governance / Governance Overview.”

Our Board and Culture
BlackRock’s Culture is Vital to Our Success
BlackRock’s culture is a key differentiator and helps to drive our results and long-term growth. Our culture embraces our fiduciary commitment to serve clients and stay ahead of their needs and unifies the firm. Our approach to instilling, reinforcing and enhancing our culture is deliberate and intentional.
BlackRock’s culture is underpinned by five core principles that we refer to as the BlackRock Principles:

We are a fiduciary to our clients;	We are One BlackRock;	We are passionate about performance;	We take emotional ownership; and	We are committed to a better future.
We rely on the BlackRock Principles to guide how we interact with each other, our clients and the communities in which we operate. The BlackRock Principles represent our core values, our aspirations and our cultural language. To learn more, please visit our website www.blackrock.com.

BLACKROCK, INC. 2025 PROXY STATEMENT	25

Corporate Governance

Our Board is deeply engaged in understanding the culture at BlackRock
We believe our Board should have a strong understanding of BlackRock’s culture because it is the foundation for our Company’s strategic plans. We also believe that our Board should be deeply engaged, provide informed and honest guidance and feedback, and maintain an open dialogue with management based on a clear understanding of our strategic plans.

Oversight of Growth Strategy	Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock. This continued to be invaluable as BlackRock invested to expand and enhance its private markets investment and data capabilities through the acquisitions of GIP and Preqin as well as the planned acquisition of HPS.

Role in Talent Development
Building a generation of future leaders is vital to BlackRock’s long-term success. Being a dynamic, inclusive organization allows BlackRock to attract and retain top talent around the world and to stay ahead of its clients’ needs. Our Board plays a critical part in our talent development and dedicates one meeting per year to reviewing BlackRock’s culture, talent development, retention and recruiting initiatives, human capital management strategy, leadership and succession planning, and employee feedback. As part of its review, the Board evaluates whether we have the right people in the right places to execute our long-term strategy and provides oversight of management to ensure that we are developing people to fill key roles in the future. To facilitate its review, the Board is also provided with the results of employee opinion surveys and efforts and developments related to the Company’s human capital management strategy.
For more information on our Board’s role in talent development, please refer to “BlackRock’s Impact on its People” on page 38.

Employee Engagement & Additional Resources	Our directors have full and free access to BlackRock management and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and its Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

A Global Perspective
Periodically, Board and standing Committee meetings are held outside of New York, including at least one set of meetings held outside of the United States. These off-site meetings provide our directors with an opportunity to meet with employees and management based outside of our New York corporate headquarters, and to engage with local clients, strategic partners and government officials. At these meetings, the Board reviews regional strategies and is exposed to BlackRock’s corporate culture, including how employees globally demonstrate BlackRock’s principles and purpose. In 2024, the Board traveled to Washington, DC and London and met with members of BlackRock’s local offices, as well as clients, partners and government officials.

Board Oversight of Culture
As noted above, the Board reviews aspects of the Company’s culture and talent development annually, including retention and recruiting initiatives, human capital management strategy, leadership and succession planning, and employee feedback. The Board has also received updates from management on how the firm is adapting and innovating in a dynamic operating environment, integration efforts in connection with the recent acquisitions of GIP and Preqin and how employees are engaging and partnering with each other to support our strategy.
For information on how BlackRock supports its employees, see “BlackRock’s Impact on its People” on page 38.

26	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Beyond the Boardroom

Director Engagement
Our directors have participated in panels and speaking events hosted by our employees, for our employees.
•In December 2024, Amin Nasser participated in the BlackRock podcast “BizShift” hosted by Mark Wiedman.
•In February 2025, Adebayo Ogunlesi participated in a fireside chat as part of a U.S. Black History Month event hosted by our Black Professionals & Allies Network, a network open to all employees.
From time to time, our Investment Stewardship team hosts a Director Dialogue Day, where employees, members of management and independent directors of other companies discuss topics such as the team’s engagement priorities and emerging trends in U.S. corporate governance and compensation. BlackRock’s directors are invited to, and have attended, this event in the past.
All of the directors who were serving on the Board and nominated for re-election in 2024 attended the 2024 Annual Meeting of Shareholders. In addition to our CEO and Chairman, the Chair of the MDCC participated in the Q&A sessions at our 2024 Annual Meeting of Shareholders and answered questions from shareholders relating to executive and director compensation.

Director Orientation
BlackRock provides each new director with an orientation program conducted over the course of the first few months of their tenure. The orientation program includes the opportunity to rotate through each of the Board’s standing Committees and attend presentations by senior management to familiarize new directors with BlackRock’s:

•Financial position and strategic plans; •Significant financial, accounting and risk management policies;	•Compliance programs, Code of Business Conduct and Ethics and other key policies; and •Internal and independent auditors.

Directors also have full and free access to all BlackRock officers and employees and are encouraged to meet with members of management to further enhance their familiarity with BlackRock’s business and strategy.

Continuing Education
All directors are encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members and are reimbursed for any reasonable expenses in connection with such programs. For example, members of our Audit Committee have participated in conferences and symposiums hosted by our independent registered public accounting firm, Deloitte. Additionally, directors are periodically provided with a curated list of optional educational opportunities and events covering issues and trends that are relevant to their service on BlackRock’s Board.
Every week our directors receive summaries and copies of press coverage, analyst reports and current events relating to our business.

Individual Discussions and Mentoring Management
Outside of regularly scheduled Board and Committee meetings, our directors may have discussions with each other and our CEO at their discretion. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary.
All directors are encouraged to meet with management outside of Board and Committee meetings, and several directors have established informal mentoring relationships with key members of senior management.

BLACKROCK, INC. 2025 PROXY STATEMENT	27

Corporate Governance
Our Board Leadership Structure
Why Our Board Leadership Structure is Right for BlackRock
Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.
Our Board and NGC review and evaluate the Board’s leadership structure on at least an annual basis. The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides BlackRock with a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients and shareholders.
Under our Lead Independent Director Guidelines, when the positions of CEO and Chairman of the Board are combined or the Chairman is not independent, the independent directors will appoint a Lead Independent Director. The Lead Independent Director is then re-appointed annually by BlackRock’s independent directors and will serve until a successor is duly appointed and qualified, his or her removal or resignation, or he or she is no longer an independent member of the Board. We expect the Lead Independent Director to serve for more than one year.
The Board believes that this structure helps maintain effective oversight of management and the Company’s strategy, risk management and operations by the independent directors. Designating a Lead Independent Director facilitates robust and frequent communication between the Board’s independent directors and management, enabling the Board to gain a deeper understanding of management’s strategy for delivering shareholder value. The role and responsibilities of the Lead Independent Director, which are enumerated in our Lead Independent Director Guidelines (which is reviewed annually by the NGC), also help to ensure the exercise of independent judgment by the Board and greater coordination among the independent directors.

Murry S. Gerber
The independent directors of the Board have asked Murry S. Gerber, if re-elected by shareholders at the Annual Meeting, to remain Lead Independent Director. The Board continues to value Mr. Gerber’s leadership, particularly in light of the integration of GIP and Preqin, and the planned acquisition of HPS.

Our Lead Independent Director (serving since 2017)

The Role of the Lead Independent Director Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:

•Develops and approves the agenda for Board meetings, in consultation with the Chairman and Committee Chairs.
•Leads executive sessions and facilitates discussion of the Company’s strategy and key governance issues (including succession planning) at each executive session.

•Serves as liaison between independent directors and the Chairman.
•Focuses on Board effectiveness, performance and composition with input from the NGC.
•Oversees and reports on annual Board and Committee self-evaluations, in consultation with the NGC.
•Serves as the primary Board contact for shareholder engagement.

Mr. Gerber has substantial experience with corporate governance and public company management, as well as deep knowledge of the Company and its governance practices. He also has extensive knowledge and expertise in the energy and industrial sectors spanning a 40-year career where he was the Chairman and CEO of integrated energy producer EQT Corporation. Prior to EQT, Mr. Gerber helped create Coral Energy (now Shell Trading North America) and was the Treasurer of Shell Oil. The Board believes Mr. Gerber’s expertise and history of service as an independent director enable him to provide a valuable perspective on BlackRock’s expansion of its infrastructure business and enhance his ability to challenge members of senior management. Mr. Gerber has been unanimously selected to serve as Lead Independent Director by all of the other independent directors of the Board every year since his initial appointment in 2017.
The Board, as reflected in responses to Board and Committee self-evaluations, have commended Mr. Gerber’s strength as Lead Independent Director, highlighting his leadership, ability to engage with each director to ensure voices are heard, and the effectiveness with which he acts as a liaison between the Board and the Chairman.

28	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Executive Sessions
Executive sessions of non-management directors are held at every regularly scheduled Board meeting, and seven executive sessions were held in 2024. Each session is chaired by the Lead Independent Director, who facilitates discussion of various topics throughout the year, including the Company’s strategy, key governance issues (including succession planning) and the performance of senior executives.

The full versions of our Lead Independent Director Guidelines and other corporate governance policies are available on our website at https://ir.blackrock.com under the headings “Governance / Governance Overview.”

Board Self-Evaluation Process
The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To maintain their effectiveness, the Board and each standing Committee annually conduct comprehensive self-evaluations to identify and assess areas for improvement.
The process includes the following steps:

As part of their annual evaluations, our directors have identified several areas of strength, including:
•Board leadership, including the Chairman’s responsiveness and engagement
•Oversight of human capital strategy
•Diversity of experience and geography
•Preparedness to handle difficult situations

Questionnaires	NGC Review

Tailored questionnaires for the Board and each standing Committee are reviewed and updated by the NGC Chair, in consultation with the Lead Independent Director and the other Committee Chairs, prior to distribution to each of the independent directors.
Topics include:
•Board and Committee roles, effectiveness and agendas;
•Board and Committee culture, composition and size; and
•Corporate strategy and risk oversight.

The NGC Chair, Lead Independent Director and Chairman review each director’s responses to the questionnaires.
The results of the Committee evaluations are also shared with the Chairs of the Audit Committee, MDCC and Risk Committee.

Changes and enhancements as a result of director feedback have included, for example:
•Additional reviews and discussions regarding strategic priorities and capital management
•Refinements to content, length and style of Board presentations
•Allocation of timing between presentations and discussions
•Additional opportunities for engagement among Board members

Individual Director Interviews	Board Summary and Feedback

The Chairman and/or the Lead Independent Director meets with each independent director individually.
This enables directors to have frank conversations and address Board, Committee and individual director performance and effectiveness directly.
Annually in the fall or winter, the NGC Chair along with the Chairman and Lead Independent Director provide the Board with a summary of responses to the questionnaires and additional feedback received from individual directors.

BLACKROCK, INC. 2025 PROXY STATEMENT	29

Corporate Governance
Board Refreshment
The NGC is responsible for identifying and evaluating potential director candidates, reviewing Board and Committee composition and making recommendations to the full Board.

Director Recruitment	Board and Committee Self-Evaluations	Director Tenure, Retirement Age Policy

•In conjunction with its recurring review of Board and Committee composition and in order to maintain a Board with an appropriate mix of experience and qualifications, the NGC engages in an ongoing process to identify and evaluate, as appropriate, potential new director candidates with the help of management and an outside consultant.
•Particular emphasis in the search process is also placed on identifying multiple candidates currently serving in various leadership positions.

•Annual Board and Committee evaluations help identify director skills that would enhance Board effectiveness, and areas for improvement.
•The NGC actively engages in Board succession planning to anticipate the future needs of the Board and its standing Committees.

•To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers length of tenure when reviewing nominees.
•The average tenure of BlackRock’s director nominees is approximately nine years, while the average tenure of independent director nominees is approximately eight years.
•The Board has established a retirement age limit of 75 years for directors. Our age-based retirement policy helps the Board to anticipate future turnover.

Board Committee Rotation	Director Onboarding

•The NGC considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and broaden and diversify the views and experience represented on the Board’s standing Committees.

•All new directors participate in an extensive onboarding program, enabling new directors to quickly enhance their strategic value to our Board. See page 27 for additional information regarding director onboarding.

30	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Board Committees
Each Committee is governed by a Board-approved charter.
Board Committee Meetings and Members
The Board has five Committees: the Audit Committee, the MDCC, the NGC, the Risk Committee and the Executive Committee. Below is a summary of our Committee structure and membership as of the date of this Proxy Statement.

Member	Audit	MDCC	NGC	Risk	Executive
INDEPENDENT DIRECTORS
Pamela Daley
William E. Ford
Fabrizio Freda
Murry S. Gerber (Lead Independent Director)
Margaret “Peggy” L. Johnson
Cheryl D. Mills
Amin H. Nasser
Gordon M. Nixon
Kristin C. Peck
Charles H. Robbins
Marco Antonio Slim Domit(1)
Hans E. Vestberg
Susan L. Wagner
Mark Wilson
NON-INDEPENDENT DIRECTORS
Laurence D. Fink
Robert S. Kapito
Adebayo Ogunlesi
Number of Meetings Held in 2024	15	8	6	6	3

Chairperson
(1)Marco Antonio Slim Domit will not be standing for re-election at the Annual Meeting.
The full Board met 10 times during 2024. In 2024, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served. Directors are encouraged to, and do, attend the annual meetings of BlackRock shareholders. All of the directors who were serving on the Board and nominated for re-election in 2024 attended the 2024 Annual Meeting of Shareholders.

BLACKROCK, INC. 2025 PROXY STATEMENT	31

Corporate Governance
Board Committee Refreshment
The NGC considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and diversify the views and experience represented on the Committees.
•MDCC: On March 13, 2024, the Board appointed Ms. Daley and Mr. Wilson to serve as members of the MDCC, effective May 15, 2024 (following the 2024 Annual Meeting and subject to their re-election by shareholders). Ms. Daley brings valuable perspective on leadership development, transactions and strategy, as well as strong familiarity with the Company’s financials as Chair of the Board’s Audit Committee. Mr. Wilson brings expertise in executive compensation, international finance and strategy from his experience as a former chief executive officer as well as strong familiarity with the Company’s financials as a member of the Audit Committee.
•NGC: On March 13, 2024, the Board appointed Ms. Peck and Mr. Nasser to serve as members of the NGC, effective May 15, 2024 (following the 2024 Annual Meeting and subject to their election by shareholders). Both Ms. Peck and Mr. Nasser bring leadership experience and insight into public company board dynamics, corporate governance, sustainability matters and international business strategy from their roles as chief executive officers of large, multi-national publicly traded companies.
•Risk Committee: On March 13, 2024, the Board appointed Ms. Johnson and Mr. Vestberg to serve as members of the Risk Committee, effective May 15, 2024 (following the 2024 Annual Meeting and subject to their re-election by shareholders). Both Ms. Johnson and Mr. Vestberg bring valuable leadership experience from the technology sector and expertise in overseeing and managing risks, particularly those that relate to information technology and cybersecurity.
Outlined below are descriptions of each Committee’s membership, roles and responsibilities as of the date of this Proxy Statement.

Audit Committee

CHAIR	MEMBERS
Pamela Daley	Margaret “Peggy” L. Johnson Marco Antonio Slim Domit	Hans E. Vestberg Susan L. Wagner	Mark Wilson

Role and Responsibilities
The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent registered public accounting firm’s qualifications, performance and independence, the performance of BlackRock’s Internal Audit function and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:
•The performance of the Internal Audit function, including its performance relative to the Internal Audit risk-based annual plan, as approved by the Audit Committee;
•External audit findings, as provided by BlackRock’s independent registered public accounting firm, Deloitte;
•Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002, as provided by the Head of Finance Controls and presented by management;
•The Company’s risk management program, as provided by BlackRock’s Chief Risk Officer;
•Financial updates, as provided by the Chief Financial Officer;
•Cybersecurity updates, as provided by the Chief Information Security Officer;
•Compliance updates, as provided by the Global Head of Compliance and the Global Head of Financial Crime; and
•Litigation, regulatory and material ethics matters, as provided by BlackRock’s Chief Legal Officer.
Additionally, as part of the Audit Committee’s responsibility for oversight of the Company’s major financial risk exposures, the Audit Committee reviews and discusses with management the Company’s approach to assessing and managing risk in coordination with the Risk Committee.
The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner, as required by law, the Audit Committee reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.
The Audit Committee regularly holds separate sessions with BlackRock’s management, BlackRock’s Internal Audit function and Deloitte.
The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, is “financially literate,” and has accounting and related financial management expertise within the meaning of the NYSE listing standards. All members of the Audit Committee, with the exception of Ms. Johnson, qualify as “audit committee financial experts” under applicable SEC rules.

32	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance

Management Development & Compensation Committee

CHAIR	MEMBERS
William E. Ford	Pamela Daley Cheryl D. Mills	Gordon M. Nixon Marco Antonio Slim Domit	Mark Wilson

Role and Responsibilities
•Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;
•Establishing the compensation framework of BlackRock’s executive officers;
•Periodically reviewing and approving non-employee director compensation;
•Reviewing, approving, recommending to the Board, or delegating to management the oversight of, BlackRock’s benefits plans;
•Considering and discussing the results of the advisory “say-on-pay” vote;
•Periodically reviewing the Company’s engagement with shareholders on executive compensation matters;
•Providing oversight of BlackRock’s executive compensation program, reviewing periodic reports on our program and determining whether our program remains effective to attract, motivate and retain senior officers capable of making significant contributions to BlackRock’s long-term success;
•Reviewing, assessing and making periodic reports and recommendations to the Board, as appropriate, on BlackRock’s strategies relating to human capital management, including but not limited to succession planning, corporate culture and employee recruitment, retention and engagement efforts, and pay fairness;
•Administering, reviewing and, as appropriate, amending the Company’s “clawback” policies (including as may be required by applicable law) for recovering incentive-based compensation; and
•Appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the MDCC.
The Board has determined that each member of the MDCC is “independent” as defined in the NYSE listing standards and applicable SEC rules and qualifies as a “non-employee director” under applicable SEC rules.
Additional information on the MDCC’s processes and procedures for consideration of NEO compensation is addressed in the “Management Development & Compensation Committee Report” on page 55 and “Compensation Discussion and Analysis” beginning on page 56.

Nominating & Governance Committee

CHAIR	MEMBERS
Gordon M. Nixon	William E. Ford Fabrizio Freda	Murry S. Gerber Cheryl D. Mills	Amin Nasser Kristin Peck

Role and Responsibilities
•Recommending to the Board criteria for the selection of new directors to serve on the Board;
•Identifying individuals qualified to become members of the Board;
•Recommending to the Board the director nominees for the next annual meeting of shareholders or candidates to fill vacancies or newly created directorships that may occur between annual meetings;
•Recommending to the Board members for each Committee;
•Leading the Board in its annual review of the Board’s performance;
•Evaluating and recommending to the Board corporate governance policies, practices and guidelines applicable to the Company;
•Overseeing BlackRock’s Related Persons Transaction Policy;
•Reviewing the Company’s engagement with shareholders on governance and sustainability matters and considering shareholder proposals and proposed responses;
•Periodically reviewing corporate governance trends, best practices and regulations applicable to the corporate governance of the Company;
•Periodically reviewing the Company’s corporate goals and programs relating to sustainability matters; and
•Periodically reviewing the Company’s philanthropic programs and related strategy, as well as the Company’s public policy and advocacy activities, including public policy priorities, political contributions and memberships in trade associations.
The Board has determined that each member of the NGC is “independent” as defined in the NYSE listing standards and applicable SEC rules.

BLACKROCK, INC. 2025 PROXY STATEMENT	33

Corporate Governance

Risk Committee

CHAIR	MEMBERS
Susan L. Wagner	Pamela Daley Margaret “Peggy” L. Johnson	Charles H. Robbins Hans E. Vestberg	Mark Wilson

Role and Responsibilities The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes.

The Risk Committee receives reports on:
•Management’s assessment of current and historical levels of inherent and residual risks across the Company;
•The Company’s cybersecurity program and technology resilience risk management, as provided by the Chief Information Security Officer;
•Key risks and their mitigation across each of the Company’s main investment, product, technology, operations and client platforms;
•Risks associated with regulatory trends and public policy developments; and
•Any other areas of risk delegated to the Risk Committee by the Board.
The Committee regularly reviews a risk profile report prepared by the Chief Risk Officer, which covers a wide range of topics and potential issues that could impact BlackRock.
The Risk Committee also reviewed and discussed with management the Risk Factors and cybersecurity-related disclosures included in the 2024 Form 10-K, and received reports from members of management responsible for identifying and monitoring these risks.
Although not required, the Board has determined that each member of the Risk Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules.

Executive Committee

CHAIR	MEMBERS
Laurence D. Fink	Pamela Daley William E. Ford	Murry S. Gerber Gordon M. Nixon	Susan L. Wagner

Role and Responsibilities
The Executive Committee has all the powers of the Board, except as prohibited by applicable law and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board. During 2024, the Executive Committee met with management to discuss and evaluate potential acquisition transactions.

Board and Committee Oversight of Strategy
The Board actively engages with senior management by providing guidance on the formation and implementation of strategic initiatives. On an annual basis, our CEO previews the Board’s proposed agenda with the NGC, focusing on business reviews and the strategic topics for the coming year, and receives its feedback and input. Based on this agenda, members of senior management and business leads will brief directors on the strategic opportunities, priorities and implementation of strategy for their respective lines of business. These presentations serve as the basis for an active, ongoing dialogue between the Board and senior management about strategic risks and opportunities facing BlackRock and its lines of business. In 2024, topics included the launch of the AI Infrastructure Partnership to invest in data centers and support power infrastructure, and strategy updates from our newly created Global Product Solutions business.

34	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Board and Committee Oversight of Risk Management

Full Board
The Board has ultimate responsibility for oversight of BlackRock’s risk management activities. The Audit Committee, MDCC, NGC and Risk Committee assist the Board in fulfilling this important role.

The Board’s standing Committees report to the full Board at least six times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

Audit Committee
Responsible for overseeing the integrity of BlackRock’s financial statements and other financial disclosures, the effectiveness of the internal control environment, the internal audit function, the external auditors and compliance with legal and regulatory requirements.

MDCC
Responsible for overseeing risks associated with BlackRock’s executive compensation practices and human capital management, as well as the management of executive succession in collaboration with the full Board.

NGC Responsible for overseeing risks related to Board and Committee succession and other corporate governance policies and practices.
Risk Committee
Responsible for assessing and overseeing BlackRock’s level of risk, risk management and related policies and processes, including cybersecurity risks and other areas of risk determined by the Board.

Management
The GEC is BlackRock’s senior leadership team. The GEC sets the strategic vision and priorities of the firm and drives accountability at all levels. Members of the GEC and other senior management regularly report to the Board regarding the risks and opportunities facing BlackRock, including on the areas identified below under “Key Strategy & Risk Management Oversight Areas.”

Key Strategy & Risk Management Oversight Areas

•Investment Performance and Markets •Corporate, Business and Regional Strategy •Technology and Cybersecurity	•Operations and Business Continuity •Corporate Affairs, Regulation, Compliance and Legal Developments	•Investment Stewardship •Sustainable Investing and Corporate Sustainability •Human Capital and Talent Development

BLACKROCK, INC. 2025 PROXY STATEMENT	35

Corporate Governance

Board and Committee Oversight of Cybersecurity
BlackRock recognizes the importance of identifying, assessing, and managing material risks associated with cybersecurity threats. Cybersecurity represents an important component of the Company’s approach to enterprise risk management (“ERM”).
Our Board is actively engaged in the oversight of BlackRock’s risk management program. The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes, including risks arising from cybersecurity threats.
The Risk Committee receives regular reports on the Company’s cybersecurity program, technology resilience risk management and related developments from members of the Company’s information security team, including the Chief Information Security Officer (“CISO”). The Board and the Risk Committee also receive information regarding cybersecurity incidents that meet certain reporting thresholds. On an annual basis, senior members of BlackRock’s technology, risk and information security teams provide a comprehensive overview of BlackRock’s cyber risk and related programs to a joint session of the Board’s Risk and Audit Committees. For details on management’s oversight of technology and cybersecurity risks, see BlackRock’s 2024 Form 10-K.

Program Highlights:
•BlackRock leverages a multi-lines-of-defense model with cybersecurity operational processes executed by global information security and other teams across the firm and dedicated internal audit technology and technology risk management teams that independently review technology risks.
•The cybersecurity program is fully integrated into BlackRock’s ERM framework and is aligned with recognized frameworks, such as NIST CSF, FFIEC CAT, FedRAMP, SOC 1/2, ISO 27001/2 and others.
•BlackRock aims to inform and continuously improve its cybersecurity program through engagement with regulatory, government and industry organizations and associations and its clients, insurers, vendors and peers, as well as external audit, technology risk, information security and other assessments.

Several of our director nominees have experience managing and mitigating cyber and technology risks at regulated entities, which provides the Board with insight and aids in overseeing the firm’s technology and operations, as well as our continuing investment in and development of the cybersecurity risk management program.
During 2024, the Risk Committee received updates from the CISO at each of its regularly scheduled meetings, as well as at its joint session with the Audit Committee. Topics discussed at these meetings included cyber incident preparedness and measures implemented by the firm, such as response, governance and communication protocols, as well as the results of “tabletop” exercises and related learnings.

36	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Sustainability at BlackRock
BlackRock’s governance of sustainability-related matters reflects our commitment to strong leadership and oversight of such matters at the senior management and Board levels. Several of our director nominees have experience in sustainability matters, including through management of these issues in senior leadership roles in relation to long-term strategy or knowledge and experience in the energy sector. BlackRock’s Board engages with the Company’s senior leaders on near- and long-term business strategy and reviews management’s performance in delivering long-term value creation on behalf of clients. Helping our clients meet their sustainability-related investment objectives and preferences is a critical component of the firm’s overall business strategy.
We recognize the importance of providing transparency about sustainability at BlackRock. The below illustrates how we have incorporated sustainability considerations into our business practices and operations.

Operating a Sustainable Company
•In operating its own business, BlackRock pursues a sustainability strategy that is focused on reducing greenhouse gas (“GHG”) emissions associated with its facilities, data centers, and upstream value chain and addressing emissions it otherwise cannot yet reduce through market solutions, such as renewable energy, Sustainable Aviation Fuel (“SAF”) and carbon credits.
•In 2024, BlackRock made progress in its operational sustainability strategy by employing energy efficiency strategies, achieving its 100% renewable electricity match goal,(1) building upon its SAF and carbon credit procurement processes, and driving forward BlackRock’s Supplier Sustainability Program.

•BlackRock is committed to providing meaningful information regarding sustainability-related matters. As part of this commitment, BlackRock’s voluntary reporting framework included its reports aligned with the TCFD framework and the SASB standards, as well as its GHG Emissions Report for its corporate operational emissions. In 2024, BlackRock also provided sustainability-related reporting in line with mandatory reporting requirements in various jurisdictions across the globe for relevant in-scope entities.

Sustainable Investing
•As a fiduciary, BlackRock invests on our clients’ behalf to help them meet their investment objectives. Our focus is on understanding and managing investment risk, anticipating our clients’ needs, and supporting them in achieving their long-term investment goals.
•BlackRock’s investment approach is informed by three principles: client choice, performance and research.

•To enable choice and meet client demand, BlackRock offers a wide range of sustainable and transition investment strategies(2) to clients. As of December 31, 2024, we managed $1 trillion in our sustainable investing platform (9% of total AUM), across 500+ sustainable and transition investment strategies, spanning the whole portfolio.

Voting Choice
•In 2022, BlackRock launched BlackRock Voting Choice (“Voting Choice”), providing eligible clients with more opportunities to participate in the proxy voting process, where legally and operationally viable. Since then, the eligible client assets that can participate in Voting Choice has been expanded. As of December 31, 2024, approximately $3.1 trillion of our index equity assets(3) were eligible for Voting Choice. The range of voting guidelines policies from which clients can choose has also been expanded and includes policies that focus on sustainability and climate risk, among others.

•BlackRock also introduced a new stewardship option in July 2024 for clients focused on decarbonization investment objectives. The climate and decarbonization stewardship program applies only to certain funds that have climate and decarbonization objectives and that have been explicitly approved for inclusion in the program by the respective governing body of the fund, or at the explicit direction of clients in separately managed accounts.

Making a Positive Social Impact
•In 2021, The BlackRock Foundation committed $100 million to Breakthrough Energy’s Catalyst Program (“Catalyst”), which seeks to support clean energy technology innovation, focused on five areas: SAF, long-duration energy storage, green hydrogen, direct air capture and green manufacturing. As of November 2024, Catalyst had announced five projects funded with philanthropic capital.

(1)BlackRock achieved its 100% renewable electricity match goal to match the same amount of renewable electricity as the electricity that BlackRock’s global operations (including facilities, data centers, and upstream leased assets) consume annually. For more information, please see BlackRock’s 2024 Climate Report aligned with the TCFD framework.
(2)As of December 31, 2024. This includes certain transition-focused strategies that also meet our Sustainable Investing Platform criteria (Screened, Uplift, Thematic, and Impact strategies using environmental, social and/or governance data as a portfolio construction input and a subset also seek to achieve long-term sustainability outcomes in line with each specific investment objective).
(3)AUM as of December 31, 2024. Index assets include index assets held in multi-asset fund of fund strategies.

BLACKROCK, INC. 2025 PROXY STATEMENT	37

Corporate Governance
BlackRock’s Commitment to Transparency
BlackRock is committed to providing transparency on sustainability-related matters related to the operations of its own business. Recent publications include:

BlackRock

2024 Climate Report

Aligned with the Taskforce on climate-related Financial Disclosure Framework

2024 Climate Report - aligned with the TCFD framework (published in 2025)
The 2024 report is BlackRock’s fifth voluntary TCFD-aligned report. This comprehensive report is aligned with the recommendations provided by the TCFD and represents BlackRock’s commitment to providing meaningful information on BlackRock’s approach to managing climate-related risks and opportunities across its business.

BlackRock®

2023 Greenhouse Gas Emissions Report

Greenhouse Gas ("GHG") Emissions of BlackRock's Operations for the year ended December 31, 2023

NM0724U-3761153-1/10

2023 Greenhouse Gas Emissions Report (published in 2024)
BlackRock reports its corporate GHG emissions for Scope 1, 2 and certain categories of Scope 3. BlackRock's 2023 GHG Emissions Report provides information for the year-ended December 31, 2023, unless otherwise noted.

BlackRock periodically publishes Sustainability Disclosure, aligned with the SASB's standard for Asset Management & Custody Activities, which the Company is working to update based on 2024 data.
BlackRock’s Impact on its People
With approximately 21,100 employees in more than 30 countries as of December 31, 2024, BlackRock provides a broad range of investment management and technology services to institutional and retail clients in more than 100 countries across the globe. As an asset manager, our long-term success depends on our people and how we manage our workforce.
Culture and Principles
BlackRock believes that maintaining a strong corporate culture is an important component of its human capital management practices and is critical to the firm’s long-term success. Our culture is underpinned by the BlackRock Principles — five core principles which unify our workforce and guide how we interact with each other, our clients and the communities in which we operate:

We are a fiduciary to our clients	We are One BlackRock (1BLK)	We are passionate about performance	We take emotional ownership	We are committed to a better future
Read more about the BlackRock Principles on our website at www.blackrock.com.
Connectivity and Inclusion
BlackRock’s approach to building a connected and inclusive culture is aligned with our business priorities and long-term objectives. Delivering for our clients requires attracting the best people from across the world. BlackRock is committed to creating an environment that supports top talent and fosters diverse perspectives to avoid groupthink. Creating a connected and inclusive culture where people with new ideas and fresh perspectives can thrive is core to our 1BLK principle. These values have been fundamental to BlackRock since its founding 37 years ago.
2024 also marked the start of a significant period at BlackRock as we welcomed more than 3,000 new colleagues and we are preparing to add many more in 2025. These employees will play a crucial role in driving our success going forward, and a connected and inclusive culture is imperative to enabling that objective.
Since 2020, BlackRock has published annual SASB-aligned disclosure and EEO-1 reports, which provide information about the firm’s workforce, including workforce composition. Of the Company’s approximately 21,100 employees as of December 31, 2024, 43% were based in the Americas, 31% in Europe, the Middle East and Africa, and 26% in Asia Pacific.

38	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Employee Engagement
We value continuous dialogue with our employees to better understand their experiences at the firm and assess the efficacy of our human capital management practices. We have several employee engagement mechanisms including:
•Global employee opinion surveys;
•Interactive events and communications;
•The sponsorship of employee networks, which are open to all employees; and
•Local community involvement.
The employee opinion surveys, which we conduct throughout the year, provide us with actionable feedback for our teams and for BlackRock as a whole. Additionally, we use ongoing lifecycle surveys to collect feedback at various points along the employee journey. We work to keep our employees informed and engaged through a regular cadence of communications and events, including newsletters, global and local townhalls and messages from leaders with timely business and organizational updates and culture-building opportunities.
BlackRock believes that employees value opportunities to give back to their communities. Through local, employee-led BlackRock Gives committees, the Company supports nonprofit organizations nominated by employees in the communities where it operates. In addition, the Company has a matching gifts program that matches an employee’s donations to IRS qualified charitable organizations for up to $10,000 a year. BlackRock also matches volunteer time with eligible charities and full-time employees may take up to two paid volunteer days.
Recruiting, Training and Development
We recognize that, like all companies, we are operating in an increasingly competitive environment.
BlackRock is committed to innovation, learning and reinvention in all areas of its business. We believe that developing the capabilities of our employees is integral to delivering long-term value.
To that end, our human capital management practices are designed to provide opportunities for employees to learn, innovate and enhance their skillsets at every stage of their career. One example is the BlackRock Academies, our online suite of interactive resources and courses, which enable employees to build skills in specific facets of our business and purpose. We believe these opportunities play an important role in engaging our employees.

In the spirit of attracting talent from broad backgrounds, BlackRock also provides formal recruiting programs for Veterans (former service members transitioning to civilian careers) and Returners (individuals who have taken a career break of 18 months or more).

We also believe that a critical driver of the firm’s future success is our ability to grow strong leaders and people managers. We invest in leadership development programs designed to foster career growth. People managers have access to coaching and the Managing at BlackRock program to assist in building foundational skills.

BLACKROCK, INC. 2025 PROXY STATEMENT	39

Corporate Governance
Compensation, Wellness and Benefits
Investing in the physical, emotional, mental and financial well-being of our employees is a critical component of our human capital management strategy.
Our compensation and benefits practices are designed to: attract, motivate and retain talented employees; align employee incentives and risk-taking with those of the firm and the interests of our clients; and support employees and their families across many aspects of their lives. We have a strong pay-for-performance culture and an annual compensation process that takes into consideration firmwide results, individual business results and employee performance, as well as market benchmarks.
We offer a wide range of benefits that are regularly reviewed in accordance with market practices and the local requirements of our offices, including, where applicable, retirement savings plans, a flexible time off policy and flexible working arrangements, parental leave and family forming benefits, such as fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. Comprehensive healthcare and mental-health benefits are also offered to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, counseling services, an employee assistance program and access to telemedicine services, where available. We also offer a Mental Health Ambassador program that is comprised of global volunteers across office locations who are trained in empathetic listening skills and can direct interested colleagues to benefits, tools and resources to support mental health.

BlackRock also maintains an Employee Stock Purchase Plan (“ESPP”). The ESPP provides participating employees in the U.S., U.K., Australia, Hong Kong, Singapore, and Canada with the opportunity to share in the ownership of the Company by purchasing BlackRock stock at a discounted price.

We prioritize protecting the rights of our workforce. We have implemented policies related to harassment prevention and compliance with applicable equal employment opportunity and overtime regulations and are committed to providing a safe and healthy work environment. To do this, we design global programs, including environmental and occupational health and safety programs, to meet or exceed local requirements. Moreover, we encourage all employees to raise issues of concern and assure employees that they may do so without fear of retaliation.
Board Oversight of Human Capital Management
Our Board plays an important role in the oversight of human capital management and devotes one Board meeting annually to an in-depth review of BlackRock’s culture, talent development, retention and recruiting initiatives, human capital management strategy, leadership and succession planning, and employee feedback.
Moreover, the MDCC periodically reviews the efforts and developments related to the firm’s human capital management strategy. For a discussion on how these efforts and developments are considered in the performance assessments of BlackRock’s NEOs, see “2024 NEO Compensation and Performance Summaries” beginning on page 74.

40	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Corporate Governance Practices and Policies
Management Succession Planning
Succession planning for our CEO and other senior executives is a key part of our Board’s annual review of human capital management. As part of this review, the Board focuses on whether BlackRock has the right people in place to execute our long-term strategic plans, and on our ability to identify, attract, develop, promote and retain future senior executives. An important element of the succession planning across the organization is a commitment to building leadership from within BlackRock.

During these reviews, the Board discusses:
•Potential successors to the CEO in the event of an emergency or the CEO’s retirement;
•CEO recommendations and evaluations of potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals; and
•Our approach to developing future senior leaders.

Global Insider Trading Policy
BlackRock has an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and repurchases by BlackRock, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us.
BlackRock Public Policy Engagement and Political Participation Policies
BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policymakers. We believe in the value of open dialogue and transparency on these important issues. Our position papers and letters are available on the “Insights – Public Policy” section of our website.
Governance of Public Policy Engagement
BlackRock’s Global Corporate Affairs team includes Corporate Communications, Government Affairs & Public Policy (“GAPP”), Corporate Sustainability, and Social Impact. As stewards of BlackRock’s brand and reputation, Global Corporate Affairs aims to tell the firm’s story in a way that resonates globally and locally, to build relationships of trust, and to enable positive outcomes for our business and clients.
BlackRock’s engagements with policymakers and advocacy on public policy issues are coordinated by the GAPP team. Since the GAPP team was created in 2009, it has established BlackRock as a respected advocate for investors and the millions of retirees we serve. Members of GAPP work closely with business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that protect investors, increase shareholder value and facilitate responsible economic growth.
Our Board and the NGC are briefed by management on a periodic basis to keep our directors apprised of our advocacy initiatives and priorities. Members of GAPP and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policymakers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

BLACKROCK, INC. 2025 PROXY STATEMENT	41

Corporate Governance
Trade Associations
As part of BlackRock’s engagement in the public policy process, BlackRock participates in a number of trade associations that advocate for and shape public policy positions that are important to the asset management industry and the global business community. Trade associations also provide educational, training and professional networking opportunities for their members. BlackRock participates in these associations for such opportunities and to help build consensus on issues that we believe will serve investors, increase shareholder value and facilitate responsible economic growth. We do not control these organizations, and our membership and participation in these organizations are not an endorsement of all their activities and positions. Accordingly, there may be instances where specific positions diverge from those of BlackRock.
BlackRock discloses the principal trade associations to which we belong, as well as those trade associations to which we paid in excess of $25,000 in 2024 for membership fees and/or dues, on our Public Policy Engagement and Political Participation Policies webpage.

BlackRock periodically reviews our memberships in these trade associations, and the positions they support, to evaluate whether there is alignment with our views on public policy matters we consider material to our efforts to serve our investors and clients. Where we identify a significant inconsistency on a material strategic policy issue, we will discuss and review our options with respect to such organization, including the benefits and challenges associated with our continued membership. Actions that we may take to address material misalignment include engagement with the trade association, clarifying BlackRock’s position through public statements or consideration of the termination of our membership in the trade association.

Political Participation
Our ability to engage policymakers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under U.S. federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the U.S. are governed by Municipal Securities Rulemaking Board Rule G-37, Rule 206(4)-5 of the Investment Advisers Act of 1940 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, PACs or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal and state laws, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures for any particular candidate. Information about BlackRock’s federal lobbying activities, including contributions required to be disclosed under the Lobbying Disclosure Act of 1995, as amended, is publicly available at https://lda.senate.gov/system/public/.
BlackRock maintains a federal PAC that is funded in accordance with applicable federal law on a voluntary basis by employees of the Company who are U.S. citizens or green card holders. The PAC makes contributions at the federal level on a bipartisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov. BlackRock PAC’s contributions for 2024 are disclosed on our Public Policy Engagement and Political Participation Policies webpage.
BlackRock PAC is governed by a board chaired by the Global Head of Corporate Affairs, which provides oversight over the PAC’s activities, including fundraising, disbursements, reporting and employee engagement.
BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with our Public Policy Engagement and Political Participation Policies and all relevant laws governing political contributions in the U.S. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

42	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Shareholder Engagement and Outreach
Our Shareholder Engagement Process
We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

Engagement
BlackRock's management, including Investor Relations and the Corporate Secretary, engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including, but not limited to, executive compensation, corporate governance policies and corporate sustainability practices. Our directors have also engaged directly with shareholders.

Communication
BlackRock routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings, and conferences and web communications.

Feedback
BlackRock’s management shares shareholder feedback and trends and developments about corporate governance, executive compensation and corporate sustainability matters with our Board, MDCC and NGC as BlackRock seeks to enhance our practices and improve our disclosures.

Also see “Compensation Discussion and Analysis” beginning on page 56 for a discussion of our compensation-related shareholder engagement initiatives and our 2024 say-on-pay vote result.
Communications with the Board
Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically, as follows:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 50 Hudson Yards New York, New York 10001
Online:
Go to the BlackRock website at https://ir.blackrock.com. Under the headings “Governance / Governance Overview / Contact Our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BlackRock’s Corporate Communications, Investor Relations or Legal and Compliance Departments will review communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with established procedures.
Shareholders are encouraged to visit the “Governance / Governance Overview” page of the BlackRock website at https://ir.blackrock.com for the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and other corporate governance policies.
The charters for each of the Audit Committee, the MDCC, the NGC, the Risk Committee and the Executive Committee can be found at the same website address. In addition, BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.
BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.

BLACKROCK, INC. 2025 PROXY STATEMENT	43

Corporate Governance
2024 Director Compensation
Independent directors receive compensation, including retainers and reimbursements of expenses, for their service and dedication to our Company. The goal of our director compensation program is to fairly pay directors for work required for a company of our size and scope as a global investment management firm, and to help attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to further align the interests of our directors with the interests of our shareholders, our independent directors are required to own a minimum target number of shares, as described below.
The MDCC is responsible for reviewing director compensation periodically and making recommendations to the Board. The MDCC also reviews the director compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 71.
How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

FOCUS ON EQUITY COMPENSATION The largest portion of independent director compensation is the Annual Equity Grant, which is payable in deferred stock units.
STOCK/EQUITY OWNERSHIP REQUIREMENT
All independent directors are required to own shares valued at a minimum of $500,000 (i.e., five times the annual board retainer) within five years of joining the Board. All directors have met or are on track to meet this requirement.

Director Compensation Updates
The MDCC engaged its independent compensation consulting firm, Semler Brossy, to conduct a competitive market study of its director compensation program for 2024. Following its review of the study’s findings, the MDCC determined it was appropriate to modify its director compensation program effective as of October 1, 2024 as follows:
•Increasing the Annual Retainer to $100,000, from $85,000;
•Increasing the Annual Equity Grant of deferred stock units to $250,000, from $240,000 (starting from the January 2025 equity grants); and
•Adopting prorated initial equity grants for new directors appointed to the Board between the Annual Meeting date and November 30th of a given year.
The modifications preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our directors with the performance of the firm in addition to promoting long-term shareholder interests.

44	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
2024 Elements of Director Compensation
For services provided in 2024, each independent director received an Annual Retainer paid quarterly in arrears at an annualized rate of $85,000 for the first three quarters and $100,000 for the fourth quarter. In addition, independent directors serving on Committees and our Lead Independent Director received Annual Retainers paid quarterly in arrears at the annualized rates specified in the table below. Each independent director had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her Annual Retainer and Committee Annual Retainers.
In January 2024, each independent director received an Annual Equity grant, awarded in deferred stock units valued at $240,000. The grant vested upon a director’s election or re-election, as applicable, at the 2024 Annual Meeting of Shareholders and will be settled in shares of BlackRock common stock. The settlement of the Annual Equity Grants will generally occur on the earlier of (i) the third anniversary of the date of grant and (ii) the date the director ceases to be a member of the Board.
The following table shows the elements of director compensation provided by BlackRock for services in 2024.

Director Compensation Element	Payment or Value of Equity

Board Service(1)			Board Service Annual Payments Cash/Equity Stock/Equity Ownership Requirement $500,000 within five years of joining the Board
Annual Retainer(2)	$88,750
Annual Equity Grant(3)	$240,000 deferred stock units

Lead Independent Director	$100,000

Committee Service
Committee Annual Retainers(2)	Chair	Member
Audit Committee	$40,000	$25,000
MDCC	$30,000	$15,000
NGC	$30,000	$15,000
Risk Committee	$30,000	$15,000

(1)Board and Committee Service Retainers and Annual Equity Grants. Annual Retainer reflects a blended amount at an annualized rate of $85,000 for the first three quarters and $100,000 for the fourth quarter. Directors have the right to elect to receive their annual Board and Committee service retainers in the form of BlackRock common stock. Directors have a right to elect, no later than December of the prior calendar year, to receive their Annual Retainers in the form of deferred stock units that are fully vested on the date of grant, and to elect for such deferred stock units, as well as deferred stock units granted as part of the Annual Equity Grant, to be settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in equal annual installments on each of the first five anniversaries of the date the director ceases to be a member of the Board.
(2)Timing of Annual Retainer Payments. Board and Committee service retainers are paid in January, April, July and October, based on service during the prior quarter. New Board members rotating through the standing Committees receive one general Committee retainer. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.
(3)Annual Equity Grant. Directors were granted an annual equity award in January 2024, which vested following their election (or re-election) to the Board at the Annual Meeting of Shareholders on May 15, 2024.
Directors in 2024 who were also employees and executive officers of BlackRock are not listed in the table below because they did not receive compensation for serving as directors or Committee members. In 2024, the directors listed below each received the amounts set forth below and were also reimbursed for reasonable travel and related expenses.

BLACKROCK, INC. 2025 PROXY STATEMENT	45

Corporate Governance
2024 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bader M. Alsaad(3)	57,797	239,648	297,444
Pamela Daley	154,554	239,648	394,201
William E. Ford	133,744	239,648	373,391
Fabrizio Freda	103,596	239,648	343,243
Murry S. Gerber	203,750	239,648	443,398
Margaret “Peggy” L. Johnson	132,510	239,648	372,158
Cheryl D. Mills	118,750	239,648	358,398
Amin H. Nasser	103,596	239,648	343,243
Gordon M. Nixon	133,744	239,648	373,391
Adebayo O. Ogunlesi(4)	—	—	3,816,823
Kristin C. Peck	112,395	239,648	352,043
Charles H. Robbins	103,596	239,648	343,243
Marco Antonio Slim Domit	128,581	239,648	368,228
Hans E. Vestberg	125,268	239,648	364,916
Susan L. Wagner	143,750	239,648	383,398
Mark Wilson	140,000	239,648	379,648
(1)Includes fees paid in cash and shares of BlackRock common stock granted on March 28, June 28, September 30 and December 31, 2024, respectively, based on the closing market prices on such dates of $833.70, $787.32, $949.51 and $1,025.11, respectively, at the election of the director in lieu of all or a portion of his or her Annual Retainers. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Alsaad - $19,406; Ms. Daley – $154,554; Mr. Ford – $133,744; Mr. Freda – $103,596; Ms. Johnson – $132,510; Mr. Nasser – $103,596; Mr. Nixon – $133,744; Ms. Peck – $112,395; Mr. Robbins – $103,596; Mr. Slim – $64,206; and Mr. Vestberg – $125,268.
(2)Includes the annual grants to each non-employee director of 300 deferred stock units of BlackRock with a grant date fair value of $240,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions for the awards, see Note 18 to the consolidated financial statements in our 2024 Form 10-K. As of December 31, 2024, each non-employee director held the following outstanding deferred stock units: Ms. Daley – 4,207; Mr. Nixon – 4,091; Mr. Ford – 4,032; Mr. Wilson – 2,823; Mr. Gerber – 2,616; Ms. Mills – 2,591; Ms. Johnson – 2,108; Mr. Slim – 1,511; Mr. Vestberg – 1,472; Ms. Peck – 1,414; Mr. Robbins - 1,236; Mr. Freda - 911; Ms. Wagner – 911; and Mr. Nasser – 485.
(3)Mr. Alsaad did not stand for re-election at the 2024 Annual Meeting of Shareholders. Accordingly, the annual equity award granted in January 2024 did not vest.
(4)Mr. Ogunlesi is an employee (but not an executive officer) of BlackRock. This amount includes annual compensation paid to him for his services as an employee of BlackRock following the acquisition of GIP in the following amounts: a pro-rated base salary of $62,500, a discretionary annual bonus for 2024 of $3,750,000, and $4,323 in company-paid premiums under an enhanced medical reimbursement plan. He is also eligible to make co-investments in certain GIP funds. Mr. Ogunlesi does not receive any additional compensation for serving as a director. The terms of Mr. Ogunlesi’s employment are set forth in an offer letter with BlackRock, pursuant to which he serves as Senior Managing Director, Chairman and Chief Executive Officer of GIP, reporting to Mr. Fink, and as a member of BlackRock’s GEC, and is eligible to receive a base salary at an annualized rate of $250,000 and an annual discretionary bonus, and is also eligible to participate in our employee benefit plans and programs; provided that beginning in 2026, Mr. Ogunlesi’s compensation may be harmonized with BlackRock’s total compensation approach for similarly-situated employees. Mr. Ogunlesi is also entitled to receive distributions in respect of carried interest, performance fees, and other similar entitlements related to certain GIP funds, which will be reported as compensation when paid. In addition, for as long as he remains an employee, Mr. Ogunlesi is entitled to the use of private and first-class air travel for business purposes, participation in the enhanced medical reimbursement plan, and certain lifetime retiree medical benefits provided by GIP to its founders.

46	BLACKROCK, INC. 2025 PROXY STATEMENT

Corporate Governance
Other Executive Officers
In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 16 and 19, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Stephen Cohen age 49
Senior Managing Director, has been Chief Product Officer and Head of Global Product Solutions since January 2024. Prior to that, Mr. Cohen served as Head of EMEA from April 2021 to January 2024. Previously, Mr. Cohen served as Head of EMEA iShares and Wealth and oversaw Index Investments in EMEA from 2017 to 2021 and served as Global Head of Fixed Income Indexing from 2011 to 2017. Mr. Cohen joined BlackRock in 2011 from Nomura, where he was the Global Head of Equity Linked Strategy.

Robert L. Goldstein age 51
Senior Managing Director, has been Chief Operating Officer since 2014. Prior to that, he led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

Caroline Heller age 47
Senior Managing Director, has been Global Head of Human Resources since January 2023. Prior to becoming Global Head of Human Resources, Ms. Heller was the Head of Talent and Business Partners from May 2021 to December 2022. Before joining BlackRock, Ms. Heller worked at Goldman Sachs for over 20 years, where she held several leadership roles in Human Capital Management, most recently serving as Head of Business Partners and Talent Acquisition from May 2020 to February 2021 and Head of Business Partners and Talent Management from January 2018 to May 2020.

J. Richard Kushel age 58
Senior Managing Director, has been Head of the Portfolio Management Group, which encompasses BlackRock’s Fundamental and Systematic investing across Fixed Income, Equities, and Multi-Asset Strategies, as well as the Private Debt business, since 2020. Prior to that, he served as the Head of Multi-Asset Strategies and Global Fixed Income from 2018 to 2020. Mr. Kushel was Chief Product Officer and Head of Strategic Product Management from 2014 to 2016 and Deputy Chief Operating Officer from 2012 to 2014. Mr. Kushel has been with BlackRock since 1991. Mr. Kushel is the Executive Sponsor of the Company’s Black Professionals & Allies Network, a network open to all employees.

Rachel Lord age 59
Senior Managing Director, has been Head of International since January 2024. Prior to this, Ms. Lord served as Head of Asia Pacific from May 2021 to January 2024, and Head of EMEA from 2017 to May 2021. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was the Global Head of Corporate Equity Derivatives.

Christopher J. Meade age 56
Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Martin S. Small age 49
Senior Managing Director, has been Chief Financial Officer of BlackRock since February 2023, and also serves as BlackRock’s Global Head of Corporate Strategy. Previously, Mr. Small was Head of U.S. Wealth Advisory from 2018 to February 2023 and Head of U.S. and Canada iShares from 2014 to 2018. From 2008 to 2014, he helped establish, and served in global and regional leadership roles for, the Financial Markets Advisory Group. Mr. Small joined BlackRock in 2006 as a member of the Legal & Compliance Department. Prior to joining BlackRock, Mr. Small was a capital markets, investment management and transactional associate with the law firm of Davis Polk & Wardwell in New York and a law clerk for the Honorable Richard Owen of the U.S. District Court for the Southern District of New York. Mr. Small is the Executive Sponsor of the Company’s Gives Network.

BLACKROCK, INC. 2025 PROXY STATEMENT	47

Ownership of BlackRock Common Stock
The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 28, 2025, by:
•Each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock;
•Each of BlackRock’s directors and nominees;
•Each of the NEOs named in the 2024 Summary Compensation Table; and
•All of BlackRock’s executive officers and directors as a group.
Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock that the individual has the right to acquire within 60 days of March 28, 2025, through the exercise of any option, warrant or right. Fractional shares have been rounded to the nearest whole number.
As of March 28, 2025, there were 155,022,282 shares of BlackRock common stock outstanding.

	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock Outstanding	Deferred/ Restricted Stock Units and Stock Options(2)	Total
The Vanguard Group, Inc.	12,890,008(3)	8.31%	—	12,890,008(3)
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	9,580,403(4)	6.18%	—	9,580,403(4)
50 Hudson Yards New York, NY 10001
Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait	7,993,064(5)	5.16%	—	7,993,064(5)
Ministries Complex, Block 3 Safat, Kuwait 13001
Pamela Daley	5,191	*	873	6,064
Laurence D. Fink	290,327	*	13,359	303,686
Gregory J. Fleming	—	*	—	—
William E. Ford	15,409	*	873	16,282
Fabrizio Freda	7,009	*	873	7,882
Murry S. Gerber	42,025	*	873	42,898
Robert L. Goldstein(6)	47,622	*	60,334	107,956
Margaret “Peggy” L. Johnson(6)	2,875	*	873	3,748
Robert S. Kapito(6)	211,431	*	9,032	220,463
J. Richard Kushel(6)	139,055	*	51,276	190,331
Cheryl D. Mills	4,855	*	873	5,728
Kathleen Murphy	—	*	—	—
Amin H. Nasser(6)	327	*	550	877
Gordon M. Nixon	4,298	*	873	5,171

48	BLACKROCK, INC. 2025 PROXY STATEMENT

Ownership of BlackRock Common Stock

	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock Outstanding	Deferred/ Restricted Stock Units and Stock Options(2)	Total
Adebayo Ogunlesi(6)	1,823,027	1.18%	—	1,823,027
Kristin C. Peck	791	*	873	1,664
Charles H. Robbins	2,238	*	873	3,111
Marco Antonio Slim Domit	6,322	*	873	7,195
Martin S. Small	3,705	*	30,809	34,514
Hans E. Vestberg	856	*	873	1,729
Susan L. Wagner(7)	427,174	*	873	428,047
Mark Wilson	2,207	*	873	3,080
All directors and executive officers as a group (24 persons)(6)	3,067,156	1.98%	221,537	3,290,072
*    The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.
(1)Does not include unvested/unsettled RSUs and stock options.
(2)Includes deferred and restricted stock units, and stock options that have vested or vest within 60 days of March 28, 2025. Does not include BPIP awards.
(3)Based on the Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”) filed on February 13, 2024. Vanguard reported it held 0 shares with sole voting power, 180,193 shares with shared voting power, 12,258,524 shares with sole dispositive power and 631,484 shares with shared dispositive power. Vanguard has entered into a letter agreement with BlackRock pursuant to which, for any annual or special meeting of BlackRock’s shareholders or solicitation of consents with respect to the election of directors, Vanguard will grant a proxy to vote any shares of BlackRock common stock owned by Vanguard in excess of 10% of the outstanding BlackRock shares in proportion to the votes of other shares of BlackRock common stock on matters presented for shareholder approval.
(4)Based on the Schedule 13G/A of BlackRock, Inc. filed on February 9, 2024. BlackRock, Inc. reported it held 8,562,270 shares with sole voting power, 0 shares with shared voting power, 9,580,403 shares with sole dispositive power and 0 shares with shared dispositive power, all of which are beneficially owned by funds managed by subsidiaries of BlackRock, Inc. Voting recommendations regarding these shares are made by an independent third party voting service provider to avoid potential conflicts of interest.
(5)Based on the Schedule 13G of the Kuwait Investment Authority (the “KIA”), acting for and on behalf of the Government of the State of Kuwait, filed on July 7, 2020. The KIA reported it held 0 shares with sole voting power, 7,993,064 shares with shared voting power, 0 shares with sole dispositive power and 7,993,064 shares with shared dispositive power.
(6)Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).
(7)Includes shares of BlackRock common stock held through a trust over which Ms. Wagner has investment control.
Section 16(a) Beneficial Ownership Reporting Compliance
SEC rules require the Company to disclose whether any of its directors, officers, and beneficial owners of more than 10% of common stock did not timely file reports required by Section 16(a) of the Exchange Act during the most recent fiscal year. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. The Company believes that during the past fiscal year, all Section 16 reports for its directors and officers were timely filed, except for one Form 4 made on behalf of Mr. Laurence D. Fink reporting a transaction on May 20, 2024. Despite multiple attempts by the Company and its third-party filing service provider to timely file the Form 4 before the submission deadline, the filing was not accepted by the SEC, due to technical issues with either the third-party’s or the SEC’s platform, until after the submission deadline, and the Form 4 was posted pre-market the following morning.

BLACKROCK, INC. 2025 PROXY STATEMENT	49

Certain Relationships and Related Transactions
Transactions with BlackRock Directors, Executive Officers and Other Related Parties
From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.
One of our directors, Adebayo Ogunlesi, indirectly through a limited liability company he controls (the “Aircraft LLC”), is a party to an aircraft lease agreement (the “GIP Aircraft Lease”) with GIP. Following the closing of the GIP acquisition, BlackRock assumed GIP’s obligations under the GIP Aircraft Lease. Pursuant to the GIP Aircraft Lease, BlackRock is responsible for lease and other trip specific costs for use of a private aircraft by Mr. Ogunlesi for business travel. Our cost under the GIP Aircraft Lease for use of the aircraft by Mr. Ogunlesi for business travel in 2024 was $1.48 million. Mr. Ogunlesi has a separate lease agreement with the Aircraft LLC for the lease of the aircraft for his personal travel for which he bears the cost.
The daughter of Mark Wilson, one of our directors, is employed by BlackRock, Inc. as an Associate in our Private Debt Product Strategy group. In 2024, Ms. Wilson earned cash compensation of approximately £94,000. The compensation for Ms. Wilson is commensurate with her peers’ compensation and established in accordance with our compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. In addition, Ms. Wilson participates in employee benefit plans and programs generally made available to employees of similar responsibility levels.
How We Review, Approve or Ratify Transactions with Related Persons
The Board has adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

Related person transactions must be approved or ratified by a majority of the members of the NGC or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the NGC or the Board, the Chairperson of the NGC may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:
•The related person’s relationship to BlackRock and his or her interest in the transaction;
•The benefits to BlackRock;
•The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;
•The availability of comparable products or services that would avoid the need for a related person transaction; and
•The terms of the transaction and the terms available to unrelated third parties or to employees generally.

50	BLACKROCK, INC. 2025 PROXY STATEMENT

Management Development & Compensation Committee Interlocks and Insider Participation
The members of the MDCC during 2024 were Mses. Daley and Mills and Messrs. Ford (Chairperson), Nixon, Slim and Wilson. No member of the MDCC was, during the fiscal year, an officer or employee, or formerly an officer or employee, of BlackRock or involved in any related person transactions requiring disclosure in this Proxy Statement.
No executive officer of BlackRock served as a:
•Member of the MDCC (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the MDCC;
•Director of another entity, one of whose executive officers served on the MDCC; or
•Member of the MDCC (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

BLACKROCK, INC. 2025 PROXY STATEMENT	51

ITEM 2
Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement.
While this vote is advisory, and not binding on the Company, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. We value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the MDCC will evaluate whether any actions are necessary to address those concerns.

Before You Vote
In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding our NEOs presented in the summary of our executive compensation practices on page 89, as well as the “Annual Message from the Chair of the Management Development & Compensation Committee” on page 53 and our “Compensation Discussion and Analysis” beginning on page 56.
•Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests.
•A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance.
•BlackRock has adopted strong governance practices for its employment and compensation programs.
•Our compensation programs are reviewed periodically to ensure that they do not promote excessive risk-taking.

Our Board’s current policy is to conduct annual advisory votes to approve the compensation of our NEOs, and we expect to conduct the next advisory vote at our 2026 Annual Meeting of Shareholders.
Board Recommendation

The Board of Directors unanimously recommends you vote “FOR” the approval of the compensation of our NEOs.

52	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers
Annual Message from the Chair of the Management Development & Compensation Committee
To Our Shareholders,
The MDCC is committed to overseeing an executive compensation program that best supports BlackRock’s needs and reflects our shareholders’ interests. We look forward to sharing information about our approach with our shareholders through an annual message as a new practice.
As the Chair of the MDCC, I want to thank the shareholders who met with us and provided feedback on compensation matters over the course of the past year. We value the insights provided as we continue to structure the Company’s executive compensation program in a manner that is effective in motivating and retaining our executive officers—the most significant contributors to BlackRock’s long-term strategy and success.
The MDCC took the decline in shareholder support for BlackRock’s executive compensation program indicated by the 2024 “say-on-pay” vote seriously. We asked the Company to expand shareholder outreach efforts in 2024 accordingly, with an emphasis on understanding shareholders’ latest preferences and feedback on the program.
Shareholder Feedback
In the more than 30 engagements we held with our 50 largest shareholders in 2024, including the engagements I participated in directly, we heard broad support for the core elements of, and processes within, our executive compensation program. We received feedback on certain aspects of our FY2023 pay outcomes and suggestions on enhancing future disclosure including two key opportunities for improvement we heard cited by multiple shareholders:
•Further transparency around the MDCC’s use of discretion within our NEO pay-for-performance decisions
–Shareholders were generally comfortable with the use of discretion in the NEO performance assessments for a markets-driven business such as BlackRock’s, but many asked us to provide more clarity around how the MDCC applies this discretion.
•General disfavor for one-time awards: Although shareholders appreciated the performance-based nature of, and context for, the NEOs 2023 Leadership Stock Option Awards, shareholders indicated a preference for engagement prior to the grant of such awards.
We also received broadly supportive feedback around certain aspects of our executive compensation, including, most notably:
•Recognition of our BPIP awards as among the best-in-class performance-based equity incentives in our industry.
•Support for our program’s design (including the use of structured discretion) given BlackRock’s business context and our track record of disciplined and aligned NEO pay growth. Shareholders acknowledged:
–Our financial growth and Total Shareholder Return have meaningfully outpaced NEO pay over the long-term, indicative of pay discretion applied in consideration of long-term shareholder interests.
–Our disclosure of 10-year pay and performance trajectories are insightful in illuminating pay alignment over the long-term, particularly given our “rolling” annual pay determination approach that emphasizes year-over-year results.
–Our program’s emphasis on deferred equity incentives. While annual NEO incentive pay growth is determined through the MDCC’s holistic pay determination processes, approximately 70% is then delivered in the form of deferred equity grants that directly align realized pay with long-term value creation.
For further discussion around our compensation feedback and response, see “2024 Say-on-Pay Response” on pages 57-58.
2024 NEO Pay-for-Performance
The MDCC members and I were impressed with our NEOs’ delivery of robust financial growth in a year of rapid change. 2024 was a milestone year for the Company in which clients entrusted us with a record $641 billion of net inflows and BlackRock added $1.5 trillion to AUM and delivered record revenue and operating income, all while managing transformational private markets growth including the acquisition of GIP and planned acquisitions of HPS and Preqin. The Company’s leadership team operated with excellence and efficiency amid this growth, and the market recognized the year’s results and strategic progress with 26% annual growth in BlackRock’s share price, resulting in nearly 30% Total Shareholder Return in 2024. Each NEO expanded their role and contribution over the course of the year to meet the Company’s challenging 2024 objectives, and did so in a manner that far exceeded the MDCC’s expectations in achieving these results.

BLACKROCK, INC. 2025 PROXY STATEMENT	53

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers
The emphasis on pay-for-performance at the core of our shareholders’ preferences aligns to the same emphasis at the core of our executive compensation program’s objectives, I have confidence in our 2024 NEO pay outcomes, which include strong annual pay growth outcomes that were determined by the MDCC in early 2025 and reflect the year’s robust performance results that far exceeded the MDCC’s expectations. For example, the MDCC believes the $36.7 million total pay outcome for our CEO appropriately reflects our business context as well as shareholder feedback:
•$36.7 million represents the maximum pay growth outcome as determined by our Total Incentive Determination Framework
–2024 was a uniquely strong and impactful year for BlackRock and our CEO exceeded the MDCC’s expectations in all key priorities we identified, supporting a uniquely strong pay decision (i.e., maximum within the determination framework) for Mr. Fink given his direct involvement in driving results and +29% annual shareholder returns.
–Strong annual pay growth outcome still results in total CEO pay less than 2% above Mr. Fink’s $36.0 million FY2021 pay quantum, a year in which shareholders gave our executive pay 95% support in their “say on pay” vote.
–In contrast to ~2% CEO pay growth since FY2021, the Company’s financial growth has meaningfully outpaced CEO pay growth over the three-year span during which time we have delivered 21.3% (nearly $30 billion) in Total Return to shareholders.
•2024 CEO Total Incentive compensation package emphasizes competitive pay-vs.-performance alignment through long-term incentives
–Including ~50% is delivered through BPIP with payouts contingent on objective achievement against rigorous 3-year Organic Revenue Growth and Operating Margin targets, and ~20% delivered in RSUs vesting over 3 years.
•Introduced a new CEO Carry Incentive given BlackRock’s pivotal private markets growth strategy
–Acquisition of GIP and planned acquisition of HPS Investment Partners are transformational for the business and the MDCC determined the significant role the CEO will play in the expanded private markets platform should be recognized with a new long-term incentive directly tied to private markets.
–Similar to BPIP awards, the Carry Incentive provides a recurring long-term incentive tied to a financial driver of shareholder value creation (fund performance and the organic growth in private markets investment advisory fees the performance leads to) with each fund featuring pre-defined performance hurdle(s) over a defined term.
–Potential value of the Carry Incentive is 100% at-risk solely based on future private markets value creation, if any, and confers no realizable value upfront.
Looking Ahead
BlackRock is differentiated by its breadth of client services, track record of technological innovations, and commitment to serving clients across their whole portfolios. The MDCC believes the BlackRock executive compensation program, including its long-standing elements and processes that have proven effective in meeting the program’s objectives for many years, is the right program for continuing to incentivize and reward our best-in-class leadership team.
The program continues to underpin the track record of long-term outperformance and leadership development that the MDCC views as markers of the program’s success:
•Our 2024 NEOs have served and helped create value for the Company for more than 30 years each on average, including an average of nearly 28 years of service after excluding our CEO and President co-founders.
•The MDCC considers the NEOs’ roles in continuing to lead BlackRock’s track record of long-term value creation, including 5-, 10- and 20-year Total Shareholder Return (131%, 269% and 2,024%, respectively, through December 31, 2024) that has outperformed the S&P 500 (97%, 243% and 618%, respectively).
Looking ahead, the MDCC is confident that maintaining the strength of our executive compensation program requires keeping our incentives aligned with the Company’s evolving strategies, including performance that is measured for quality across multiple time horizons and assessed in part, through the MDCC’s discretion. In 2024, the MDCC continued to consider not just “what” our NEOs achieved, but “how” they achieved it with consideration given to our broader operating environment and multi-year strategies for leadership development and long-term value creation. I look forward to further engagements with shareholders in 2025 to discuss our executive compensation program.
I thank you again for your feedback and respectfully ask for your support at our 2025 Annual Meeting.
On Behalf of the Management Development & Compensation Committee,
William E. Ford, Chair

54	BLACKROCK, INC. 2025 PROXY STATEMENT

Management Development & Compensation Committee Report
Management Development & Compensation Committee Report on Executive Compensation for Fiscal Year 2024
The MDCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the MDCC
William E. Ford, Chair
Pamela Daley
Cheryl D. Mills
Gordon M. Nixon
Marco Antonio Slim Domit
Mark Wilson

BLACKROCK, INC. 2025 PROXY STATEMENT	55

Executive Compensation
Compensation Discussion and Analysis
BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our shareholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis provides shareholders with information about BlackRock’s business and 2024 financial performance, our disciplined compensation approach and 2024 compensation decisions for our NEOs, listed below.

Laurence D. Fink Chairman and Chief Executive Officer	Robert S. Kapito President	Robert L. Goldstein Chief Operating Officer

Martin S. Small Chief Financial Officer and Global Head of Corporate Strategy	J. Richard Kushel Global Head of the Portfolio Management Group

56	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
1. Introduction
Shareholder Engagement on Executive Compensation
Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:
•Evaluate our executive compensation philosophy, policies and practices;
•Evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and
•Cast an advisory vote to approve the compensation of BlackRock’s NEOs.
BlackRock considers shareholder engagement to be a top priority as we value feedback related to our compensation program. At the 2024 Annual Meeting of Shareholders, 59% of our shareholders voted in support of our executive compensation policies, practices, and determinations. This was a significant decline relative to the 93% support we received on average in the prior ten years despite using a consistent executive compensation program during that time. We expanded and refocused our 2024 shareholder engagement in response, including soliciting feedback from stewardship officers and investors at our 50 largest shareholders (representing approximately 65% of our shares outstanding) and holding more than 30 engagements (representing approximately one third of shares outstanding). These conversations, a number of which our MDCC Chair, William Ford, participated in, helped inform the MDCC’s ongoing oversight of and decision-making within BlackRock’s compensation approach for executive officers in 2024.

Historical BlackRock Say-on-Pay Results
90% Ten Year Average Say-on-Pay Support

2015	2016	2017	2018	2019	2020	2021	2022	2023	2024

2024 Say-on-Pay Response
During our shareholder outreach in 2024, we conducted conversations with an increased focus on executive pay. Overall, our shareholders provided favorable feedback on our executive compensation program in these conversations, which allowed for open dialogue regarding our differentiated business position, our strategic focus and how we align strategy and the structure of our compensation program. Summarized in the table below are the few areas of feedback illuminated by these discussions.
We take the shareholder insights and preferences from engagement meetings very seriously, and we will continue to seek such feedback for consideration in our compensation decisions going forward.

BLACKROCK, INC. 2025 PROXY STATEMENT	57

Executive Compensation

What We Heard	What We Did

Opportunity in CD&A to more clearly describe the MDCC’s NEO performance assessment approach and decisions
Shareholders expressed comfort with the manner in which the MDCC uses discretion but would welcome further clarity into the key performance outcomes and expectations the MDCC attributed relatively more weight to in making NEO pay determinations.

Enhanced the 2024 year-end NEO pay determination process and disclosure (see “Additional Insight into 2024 NEO Pay Determinations” on page 74)
•Established three strategy-aligned financial priorities to better guide the MDCC’s monitoring and evaluation of financial performance throughout the year and clarify the impact of key performance outcomes
•Identified performance objectives and results that received significant weight in the MDCC’s NEO assessments and how these results compared to the MDCC’s expectations

Some shareholders disfavor one-time awards such as our 2023 Leadership Stock Option Awards (the “2023 Option Awards”)
While shareholders appreciated the at-risk and performance-based design of the 2023 Option Awards, our context for granting the awards and that the CEO and President did not receive the awards, some disfavor such awards for NEOs unless conditioned on goals or sustained outperformance that they perceive to be particularly challenging.
•Did not grant any one-time awards in 2024

Shareholders value the opportunity to provide proactive compensation feedback
Shareholders continued to appreciate our ongoing outreach efforts, though some shared a preference for more proactive discussions around potential compensation updates (such as the 2023 one-time option awards) prior to the MDCC’s approval.

•Expanded shareholder outreach in 2024 resulting in more than 30 engagements, most of which included an intentional focus toward feedback on the executive pay program
•Proactively engaged shareholders to discuss the context for a private markets-driven CEO long-term incentive; shareholder feedback was considered in the development and approval of the new CEO Carry Incentive

Comfort with executive pay approach given track record of pay-for-performance alignment
Shareholders ultimately look for a pay program that is effective for the business and results in pay outcomes that are aligned to long-term performance. Many expressed that they recognized these qualities in BlackRock’s program, citing outcomes relating to the Company’s financial growth and Total Shareholder Return (as defined on page 77 below) that have meaningfully outpaced NEO pay growth over time.
Shareholders generally did not cite concerns related to NEO pay quantum or the MDCC’s use of discretion within the program.

Maintained core principles of our executive compensation program designed to align pay with performance
•Rewarded NEOs with competitive annual pay growth outcomes aligned to the year’s robust performance results that significantly exceeded the MDCC’s expectations
•Continued to consider multi-year pay and performance in NEO pay determination processes and deliver annual pay primarily through long-term performance incentives

Significant support for pay delivered through performance based long-term incentives (e.g. BPIP)
Shareholders continue to recognize BPIP as a best-in-class equity incentive given its alignment to BlackRock’s value creation strategy, with payouts tied to long-term quantitative performance criteria that are determined and disclosed upfront.
Shareholders were open to the prospect of a new, annually-determined CEO long-term incentive award tied to our private markets growth strategy with a preference for following principles similar to BPIP.

•Continued to use BPIP (with forward-looking targets and actual results disclosed) as the largest component of NEO pay (nearly 50% of NEOs’ Total Incentives, on average) even as the program vested at just 43% of target in January 2025 and 73% of target in January 2024
•Introduced annually-determined CEO Carry Incentive, the future value of which is 100% at-risk and tied to growth in key private markets funds, which are drivers of long-term financial and shareholder value creation (see “CEO Carry Incentive” on pages 69-70)

58	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
BlackRock Shareholder Value Framework
BlackRock is committed to delivering long-term shareholder value. While our financial results can be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.
As described below, BlackRock’s framework for long-term value creation is based on our ability to:

Generate differentiated organic growth;		Leverage our scale for the benefit of clients and shareholders; and		Return capital to shareholders on a consistent and predictable basis.		Deliver shareholder value through performance, client focus, and analytics.

Organic Growth	+	Operating Leverage	+	Capital Management	=	Long-Term Value Creation
BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. BlackRock seeks to deliver value for shareholders over time by, among other things, capitalizing on BlackRock’s differentiated competitive position as an investment and technology solutions provider across public and private markets; focusing on strong investment performance; and underpinning our work with technology, data and analytics.
This approach better enables us to grow our business by adding new AUM and increasing technology services revenue, resulting in Organic Revenue Growth.(1) BlackRock’s scale is one of the firm’s key strategic advantages and is an important driver of operating leverage that benefits our clients, shareholders, employees and the communities in which we operate. We take advantage of scale in numerous areas of our business including our index-based and cash investment strategies, brand spend, technology platform, including Aladdin, and our external vendor relationships.
In addition to leveraging our scale, investing for the long term is a key element of our strategy. Our diversified platform, across styles, products, client types and geographies, enables us to generate stable cash flow through market cycles and positions BlackRock to consistently invest for future growth and return capital to our shareholders. For more details, refer to “Business Outlook” on pages 37-38 of our 2024 Form 10-K.
(1)Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

BLACKROCK, INC. 2025 PROXY STATEMENT	59

Executive Compensation
2024 Financial Performance(1)
BlackRock delivered strong performance across our entire platform, and executed on significant strategic inorganic plans with the closing of the GIP transaction, and the announced acquisitions of HPS and Preqin. BlackRock generated a record $641 billion of total net inflows in 2024, representing 6% organic asset growth and 4% organic base fee growth. BlackRock grew revenue by 14%, operating income, as adjusted, by 23% and EPS, as adjusted, by 15%. At the same time, we made disciplined investments in the business and expanded our as-adjusted operating margin by 280 basis points. We returned over $4.7 billion to shareholders through a combination of dividends and share repurchases.

Differentiated Organic Growth
BlackRock generated 6% organic asset growth and 4% organic base fee growth in 2024.
•Total net inflows of $641 billion, positive across active and index and major regions, represented organic asset growth of 6%, compared to Traditional Peers(2) who saw, on average, 1% organic asset decay;
•Technology services revenue grew 8% and annual contract value increased 12% in 2024, as clients increasingly partnered with BlackRock for integrated risk analytics and whole portfolio investment capabilities; and
•Total revenue was up 14% from 2023 to $20.4 billion.

Operating Leverage
BlackRock expanded its 2024 operating margin, as adjusted, by 280 basis points to 44.5%.
•Operating income, as adjusted, of $8.1 billion was up 23% from 2023; and
•Our 2024 operating margin, as adjusted, reflected higher revenue from organic base fee growth, performance fees and market beta. We made disciplined investments for profitable growth, delivering margin expansion as our AUM grew to nearly $11.6 trillion.

2024 Organic Asset Growth	Revenue ($ billions)

BlackRock Operating Income ($ billions) (as adjusted)	BlackRock Operating Margin (as adjusted)

Consistent Capital Return
BlackRock returned $4.7 billion to shareholders in 2024.
•Annual dividend of $20.40 per share reflected an increase of 2% from $20.00 in 2023;
•$1.6 billion of shares were repurchased during 2024; and
•We executed on significant strategic M&A in primarily stock-based transactions, which aligned our shareholders’ interests with the leadership of those businesses as significant owners of BlackRock stock.

Earnings Per Share
BlackRock grew diluted earnings per share, as adjusted, by 15% to $43.61 in 2024.
•Higher operating income, partially offset by lower non-operating income and higher tax rate, drove a 15% increase in earnings per share.

Cash Dividends Per Share	Share Buyback ($ billions)

Net Income ($ billions) (as adjusted)	Earnings Per Share ($) (as adjusted)

(1)Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. Beginning in the first quarter of 2023, BlackRock updated the definitions of its non-GAAP financial measures to exclude the impact of market valuation changes on certain deferred cash compensation plans which the Company began economically hedging in 2023.
(2)Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

60	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
Our Compensation Framework
Our total annual compensation program for NEOs includes base salary and Total Incentive Awards (annual cash Bonus, deferred equity Bonus, BPIP award, and for the CEO, Carry Incentive).
Pay and Performance Alignment for NEOs – Total Incentive Award Determination
Under the NEO Total Incentive Award determination framework, the MDCC assesses the quality of each NEO’s performance individually, based on three categories outlined below. Each category is assigned a weighting factor, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 25% dependent on BlackRock’s progress towards meeting our strategic objectives as measured by our business strength, and 25% dependent on BlackRock’s progress towards meeting its organizational priorities.
At the beginning of the year, the MDCC and management engage in a rigorous review and approval of objectives for the CEO, President and other NEOs. The objectives reinforce BlackRock’s shareholder value framework and commitment to serving client needs holistically and through market cycles. Throughout the year, the MDCC receives updates on the Company’s performance against these goals and objectives. At the end of the year, the MDCC assesses the quality of each NEO’s performance against these objectives, while considering internal performance measures, multi-year time horizons, and relative peer group comparisons.
The MDCC’s performance assessment directly impacts each NEO’s Total Incentive Award, which includes all variable pay including annual cash Bonus, deferred equity Bonus and BPIP award. Based on the MDCC’s performance assessment, Total Incentive Awards can range from 0% to a maximum of 135% of the prior year’s Total Incentive pay. The framework’s maximum had not been reviewed since first established in 2018, and the MDCC determined to increase the maximum to 135% for 2024 and future years so as to be able to reward our NEOs for extraordinary firm and individual performance outcomes and provide competitive flexibility in year-end pay outcomes.
Once the Total Incentive Award is determined, the MDCC determines the appropriate mix between the annual bonus (cash and deferred equity) and the BPIP award. For all NEOs, more than half of their Total Incentive Award is delivered through equity. Additionally, for Messrs. Fink and Kapito, ~70% of their equity awards are contingent on future financial performance through grants under our BPIP, where Organic Revenue Growth and sustained Operating Margin, as adjusted, determine the number of RSUs ultimately earned.
Each NEO, through their various roles and responsibilities, contributes to the firmwide objectives summarized below. Specific objectives, each supported by key performance indicators (“KPIs”) reviewed by the MDCC each year, are categorized for each performance measure of our framework. The MDCC utilizes these measures, objectives and KPIs to help assess the quality of NEO performance annually. The MDCC evaluates our NEOs annually but also considers relative and multi-year results; BlackRock’s short-term results vs. start-of-year expectations are subject to volatility from broader market forces outside of management’s control, and accordingly, the MDCC’s holistic performance assessment process is designed to more effectively measure the quality of NEO performance in order to meet the objectives of the executive compensation program and maintain long-term pay-for-performance alignment.
For further information on the MDCC’s assessment for 2024 NEO pay determinations and for performance assessments for each NEO, please refer to the sections “2024 NEO Compensation and Performance Summaries” and “Additional Insight into 2024 NEO Pay Determinations” starting on page 74.

BLACKROCK, INC. 2025 PROXY STATEMENT	61

Executive Compensation
Total Incentive Award Performance Metrics

BlackRock Performance % of Award Opportunity	Measures Include (peer comparisons, multi-year results and internal BlackRock metrics)

Financial Performance 50%
•Priority 1: Drive shareholder value creation
–Next 12-Month P/E Multiple (including relative premium)
–Total Shareholder Return
–Diluted EPS, as adjusted(1)
–Operating Income, as adjusted(1)
•Priority 2: Accelerate organic revenue growth
–Net New Business
–Organic Revenue Growth
•Priority 3: Enhance operating leverage
–Operating Margin, as adjusted(1)
–Organic Revenue less Controllable Expense Growth(3)
Assessment/Total Incentive Percentage Outcome (% of prior year’s awards)(2) 110%-135% 90%-110% 60%-90% 0%-60%

Business Strength 25%
•Deliver on commitments to clients (e.g. investment performance and protecting client interests)
•Grow with clients' needs and evolve the way we serve clients
•Lead in a changing world (e.g. thought leadership and stewardship of better financial futures across the globe)

Organizational Strength 25%
•Talent pipeline and development (e.g. attracting, developing and retaining talent and continuing to fortify executive succession plans)
•Organizational effectiveness (e.g. performance and achievements relating to the strength of BlackRock’s internal corporate and operating platforms)
•Culture and well-being (e.g. employee engagement, wellness and connectivity to the BlackRock Principles)
•Corporate sustainability

(1)See Annex A for further information on as adjusted items and reconciliations to GAAP.
(2)2024 Total Incentive compensation is calculated using 2023 Total Incentive outcome multiplied by applicable performance incentive percentage.
(3)Organic Revenue less Controllable Expense Growth is defined as Organic Revenue Growth (as defined on page 67 above) less growth in certain expenses that the Company views as controllable, which primarily consist of general and administration expense and the non-incentive portion of compensation and benefits. This metric is intended to provide insight into the Company’s ability to enhance operating leverage by growing organic revenues at or faster than controllable expenses.
NEO Total Annual Compensation Summary
Following a review of full-year business and individual NEO performance, the MDCC determined 2024 total annual compensation outcomes for each NEO, as outlined in the table below.

Name	Base Salary	2024 Total Incentive Award			Total Annual Compensation (TAC)	% change in TAC vs. 2023	Performance Assessment
		Annual Cash Bonus	Deferred Equity Bonus	BPIP
Laurence D. Fink(1)	$1,500,000	$10,567,500	$7,500,000	$17,100,000	$36,667,500	33%	Far Exceeds
Robert S. Kapito	$1,250,000	$6,700,000	$4,800,000	$12,300,000	$25,050,000	24%	Far Exceeds
Robert L. Goldstein	$750,000	$4,023,000	$3,597,000	$6,150,000	$14,520,000	20%	Far Exceeds
Martin S. Small(2)	$750,000	$3,375,000	$2,625,000	$5,250,000	$12,000,000	50%	Far Exceeds
J. Richard Kushel	$750,000	$3,175,000	$2,325,000	$4,500,000	$10,750,000	18%	Far Exceeds

62	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
(1)In addition to the compensation elements outlined above, the MDCC approved a recurring long-term incentive tied to BlackRock’s private markets growth as part of the annual total compensation for our CEO in 2024. This long-term incentive is allocated in the form of carried interest. More information about this award can be found under “CEO Carry Incentive” on pages 69-70.
(2)The MDCC considered expanded responsibilities in its year-end compensation determinations. For Mr. Small in particular, with consideration of his expanded role and outsized contributions toward critical commercial opportunities and operational excellence as the Company’s CFO and Global Head of Strategy, the MDCC exercised discretion to reset Mr. Small’s pay upwards to $12 million following a review of his competitive pay positioning relative to market data.
The amounts listed above as “2024 Total Incentive Award: Deferred Equity Bonus” and “2024 Total Incentive Award: BPIP” were granted in January 2025 in the form of equity and are in addition to cash award amounts listed above as “2024 Total Incentive Award: Annual Cash Bonus.” In accordance with SEC requirements, the “2024 Summary Compensation Table” on page 94 reports equity in the year granted, but cash in the year earned.
Pay-for-Performance Compensation Structure for NEOs
Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual NEO compensation is performance based and “at risk” (shown as “Variable” compensation below). Compensation mix percentages shown below are based on 2024 year-end compensation decisions by the MDCC for individual NEOs.

CEO 2024 Total Annual Compensation	Other NEOs 2024 Total Annual Compensation
(1)CEO also received Carry Incentive as part of his 2024 total annual compensation. Carry Incentive is not shown in this chart because its fair value is not reasonably able to be estimated and provides no realizable value upon grant. All Carry Incentive distribution from the award, if any, will be disclosed in the Summary Compensation Table in the proxy statement the year it is earned. More information about this award can be found under “CEO Carry Incentive” on pages 69-70.
(2)Grants of BlackRock equity, including the deferred equity Bonus and BPIP awards, are approved by the MDCC under the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (“Stock Plan”), which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.
(3)The value of the 2024 BPIP awards and the value of the deferred equity Bonus were converted into RSUs by dividing the award value by $999.36, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2025.

BLACKROCK, INC. 2025 PROXY STATEMENT	63

Executive Compensation
Historical Outcomes – CEO and Other NEO Compensation Growth vs. BlackRock’s Financial Growth
The contents of this section are supplemental to, and not intended to replace, the Pay Versus Performance disclosure made pursuant to Item 402(v) of Regulation S-K beginning on page 103.
Our assessment and pay determination process has resulted in disciplined pay levels that have been outpaced by BlackRock’s financial and market value growth over time. This is demonstrated by the 3% annualized growth in CEO Total Annual Compensation and 3% annualized growth in average non-CEO NEO Total Annual Compensation since 2014, during which time BlackRock’s Revenue, Operating Income, as adjusted, EPS, as adjusted, and Assets Under Management (AUM) have grown 6-10% per year. BlackRock has achieved annualized Total Shareholder Return of 14% per year over the period.

10-Year BlackRock Annualized Growth Rates

3% CEO Total Annual Compensation	3% Average Non-CEO NEO Total Annual Compensation	6% Revenue	6% Operating Income, as adjusted(1)	8% EPS, as adjusted(1)	10% AUM	14% Total Shareholder Return

(1)See Annex A for further information on as adjusted items and reconciliations to GAAP.

The graph below reflects BlackRock’s financial growth as well as CEO total compensation decisions during the period from 2015 to 2024.

CEO Pay vs. Financial Growth

Financial Performance ($ millions)
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Revenue (left scale)
AUM ($ billions)
$20,000
$15,000
$10,000
$5,000
$0
$13,500
$12,000
$10,500
$9,000
$7,500
$6,000
$4,500
$3,000
$1,500
$0
AUM (right scale)
Operating Income, as adj.(1) (left scale)
$26,000 +0%
$25,500 -2%
$27,950 +10%
$24,000 -14%
$25,250 +5%
$29,850 +18%
$36,000 +21%
$25,200 -30%
$27,550 +9%
$36,668 +33%
Total Pay: CEO Total Compensation ($ thousand)

(1)Please see Annex A for reconciliations with GAAP for 2024, 2023 and 2022, our Form 10-K for the year ended December 31, 2023 for reconciliations with GAAP for 2021, 2020 and 2019 and our Form 10-K for the year ended December 31, 2019 for reconciliations with GAAP for 2018, 2017, 2016 and 2015.

64	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
2. Our Compensation Program
Compensation Program Objectives
Our executive compensation program is designed to:

Appropriately allocate BlackRock’s value creation between shareholders and employees, balancing market competitiveness and the attraction, motivation, and retention of high-performing employees;	Determine overall compensation based on a combination of Company, business and individual employee performance;
Align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based incentive awards and meaningful share ownership requirements; and
Discourage excessive risk-taking.
Total Annual Compensation Elements
In service of these objectives, Total Annual Compensation elements consist of fixed base salary and a balanced set of performance incentives, including the annual cash Bonus, two long-term equity incentives, and for the CEO starting from 2024, a long-term carried interest incentive.
“Total Incentive Awards” comprised of these elements work in tandem to reward the NEOs’ achievement of their annual preset goals and objectives, and align them with both company-wide and their business unit/function performance. Total Incentive Award determinations are based on an assessment of performance against the following three categories:
•Financial performance, weighted 50%
•Business strength, weighted 25%
•Organizational achievements, weighted 25%
Each category has pre-identified objectives, which are measured relative to budget/expectations, prior achievement or peer comparisons. The MDCC considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved to determine pay outcomes. These goals and objectives are reviewed annually and set in the first quarter of each year and performance against them is assessed after year-end. The MDCC considers the role and influence of the NEOs on setting long-term strategy and executing long-term objectives in determining individual award amounts, and uses its assessment to determine the size of a long-term incentive award rather than specific formulas or weights. For more information see “Compensation Determination Process” beginning on page 71.

BLACKROCK, INC. 2025 PROXY STATEMENT	65

Executive Compensation

Element/How it is Paid	Purpose	Description

Base Salary

Cash	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.
Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.
Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

Total Incentive Awards (cash bonus and long-term incentives (“LTI”))

Annual Cash Bonus	To reward achievement of goals and objectives through cash reward.
Annual cash Bonus represents on average ~30% of an NEO’s Total Incentive Award as BlackRock’s long-term strategic orientation aligns to its emphasis on long-term incentives. Cash bonuses are determined against the Total Incentive categories noted above.

LTI: Deferred Equity Bonus(1) (Time-vested RSUs)
Recognizes the scope of an individual employee’s role, business expertise and leadership skills.
Recognizes prior year performance and anticipates continued performance and long-term focus over a multi-year period.

Deferral amounts for annual bonuses generally follow a multi-step function approach, starting at 15% of the total bonus and increasing to 70% of the total bonus for any portion of the bonus in excess of $10 million. The MDCC determines the appropriate pay mix between cash and equity for the CEO and President, which may differ from the multi-step function approach.
Deferred equity Bonus vests in equal installments over the three years following grant.

LTI: BlackRock Performance Incentive Plan (BPIP)(2) (Performance-Based RSUs)	Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.
The performance-based RSUs are settled in a number of shares of BlackRock common stock that is determined based on attainment of pre-established Organic Revenue Growth and Operating Margin, as adjusted, targets over a three-year performance period.
The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue Growth and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period.
The performance-based RSUs settle in the form of shares of BlackRock common stock. See “BlackRock Performance Incentive Plan” on page 67.

LTI: Carry Incentive (3) (CEO ONLY)
Carry is intended to further align CEO compensation to both the evolution of BlackRock’s private markets platform and associated long-term shareholder value opportunities, as well as the expected corresponding expansion of Mr. Fink’s role and responsibilities in supporting the platform.

Potential future Carry Incentive distributions, if any, are 100% at-risk based on the ultimate performance (investment returns and fundraising) of the participating funds. Any such distributions require that investment returns of a participating fund exceed pre-specified performance hurdles over a defined multi-year term. The Carry Incentive does not provide Mr. Fink any realizable value at grant; it is aligned to future fundraising and fund performance only. Potential future Carry Incentive distributions, if any, will be disclosed for Mr. Fink in the “All Other Compensation” column of the Summary Compensation Table for the fiscal year in which they are paid.
Carry Incentive is subject to a three-year ratable vesting schedule beginning each year on the applicable annual allocation date.

(1)For 2024 deferred equity Bonuses, the award value was converted into a number of RSUs by dividing the award value by $999.36, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2025. Dividend equivalents accumulate during the vesting period and are paid following delivery of shares. Expense is recognized over the vesting period.
(2)For 2024 BPIP awards, the award value was converted into a base number of RSUs by dividing the award value by $999.36, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2025. Dividend equivalents accumulate during the performance period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award. Expense, based on the expected number of shares to be delivered, is recognized over the vesting period.
(3)Carry Incentive will be allocated through an aggregator partnership vehicle holding the right to receive a portion of the Carry Incentive distributions generated from each participating private market investment funds.

66	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
BlackRock Performance Incentive Plan (BPIP)
BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in closely aligning compensation with long-term performance. The BPIP was designed to further align compensation with BlackRock’s framework for long-term shareholder value creation. A portion of each NEO’s incentive compensation for 2024 was provided in the form of a BPIP award granted in January 2025. In addition to recognizing an NEO’s performance in the prior year, the BPIP awards are intended to promote a focus on driving increased performance over a multi-year period. BlackRock is focused on balancing investment to optimize Organic Revenue Growth in the most efficient way possible to support shareholder value creation. Accordingly, BPIP awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on attainment of specified levels of Organic Revenue Growth and Operating Margin, as adjusted, over the three-year performance period. Awards are settled in the form of BlackRock common stock.
Each year, the MDCC approves the BPIP awards and Award Determination Matrix, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP award matrices are intended to be appropriately rigorous and place this component of pay particularly at risk to multi-year performance and value creation, and we believe recent award outcomes demonstrate this risk. The two most recent vested BPIP cycles (the 2020 and 2021 BPIP awards) vested at 73.2% and 43.0% of target, respectively.
The 2024 BPIP Award Determination Matrix (for the performance period beginning January 1, 2025 and ending on December 31, 2027) is outlined below. Additionally, we have included the actual performance and payout for the 2021 BPIP award, which vested on January 31, 2025 (for the performance period that began January 1, 2022, and ended on December 31, 2024).

BPIP Financial Metrics
BPIP is tied to two key drivers of shareholder value – Organic Revenue Growth and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.
•Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. The measure is an indicator of the growth in our baseline revenue from client mandates. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
•Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

2024 BPIP Award Determination Matrix
Performance Period (2025-2027)
For the 2024 BPIP awards granted in January 2025, the number of shares of BlackRock common stock that a participant ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the 2024 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s average annual Organic Revenue Growth and Operating Margin, as adjusted, during the three-year performance period; performance between two adjacent points on the matrix will be interpolated.

BLACKROCK, INC. 2025 PROXY STATEMENT	67

Executive Compensation
A summary version of the matrix for the 2024 BPIP awards granted in January 2025 is shown below.

3-yr Average Annual Operating Margin, as Adjusted	3-yr Average Annual Organic Revenue Growth ($ millions)
	<=0	450	700	850	>=1000
>=46.5%	100%	123%	133%	149%	165%
45.5%	83%	112%	122%	138%	154%
44.5%	67%	101%	111%	127%	143%
43.5%	50%	85%	100%	116%	133%	Target Level
41.5%	33%	68%	83%	105%	122%
39.5%	17%	51%	67%	92%	111%
<=37.5%	0%	35%	50%	75%	100%
If Target Level performance is achieved (i.e., during the three-year performance period following grant, average annual Organic Revenue Growth equals $700 million and average annual Operating Margin, as adjusted, equals 43.5%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.
If during the three-year performance period following grant, BlackRock has zero or negative average annual Organic Revenue Growth and an average annual Operating Margin, as adjusted, of 37.5% or less, then the participant will not be entitled to any shares under his or her 2024 BPIP award.
If maximum level performance is achieved (meaning that during the three-year performance period following grant, BlackRock delivered average annual Organic Revenue Growth equal to or greater than $1,000 million (i.e., $1 billion) and an average annual Operating Margin, as adjusted, equal to or greater than 46.5%), then a participant will receive the maximum number of shares. The maximum number of shares a participant may receive under BPIP equals 165% of the base number of units.
2021 BPIP Award: Actual Performance and Payout
Performance Period (2022-2024) Actual Result: 43.0% of Target
For the 2021 BPIP awards granted in January 2022 as part of 2021 NEO incentive compensation, the number of shares of BlackRock common stock that a participant received upon settlement was equal to the base number of RSUs granted, multiplied by 43.0%, which was determined in accordance with the 2021 BPIP Award Determination Matrix. The percentage was determined by BlackRock’s average annual Organic Revenue Growth and Operating Margin, as adjusted, during the January 1, 2022 to December 31, 2024 performance period.
BlackRock achieved below Target Level results in the 2022-2024 performance cycle, with three-year average annual Organic Revenue Growth of $315 million and Operating Margin, as adjusted, of 43.0%. Accordingly, participants received a number of shares equal to 43.0% of the base number of units granted.

Actual Payout – Example
BPIP Award Value	$1 million
For Performance Year 2021 and in anticipation of continued performance and long-term focus over a multi-year period
Conversion Price	$832.07
The average of the high and low prices per share of BlackRock common stock on January 18, 2022 (the grant date)
Base number of units granted	1,202
Determined by dividing the dollar value of the recipient’s award by the conversion price	($1,000,000/$832.07)
Actual Performance Results(1)	$315 million
Jan. 1, 2022 to Dec. 31, 2024 (three-year) average Organic Revenue Growth	(below Target Level of $875 million)
Jan. 1, 2022 to Dec. 31, 2024 (three-year) average Operating Margin, as adjusted(2)	43.0%
(below Target Level of 46%)
Resulting Award Payout (%) Based on Award Determination Matrix	43.0%
Resulting Award Payout (number of units)	517
Base number of units granted x Award Payout (%)	(1,202 x 43.0%)
(1)For further details on the 2021 BPIP awards granted in January 2022, including the full Award Determination Matrix, please refer to page 64 of BlackRock’s 2022 Proxy Statement.
(2)The definition of Operating Margin, as adjusted, used in the determination of the 2021 BPIP award reflects the definition used by the Company in 2021 and does not reflect any changes to the definition made thereafter.

68	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
CEO Carry Incentive
Private markets growth continues to be a long-term strategic priority for BlackRock as our clients increasingly seek the blending of public and private investments exposures across their whole portfolios. We have made significant investments to develop the Company’s private markets platform and related services for clients over a number of years to meet this client need, and meaningfully accelerated these strategic investments in 2024 including the acquisitions of GIP and Preqin and planned acquisition of HPS. Following the closing of the planned acquisition of HPS in 2025, BlackRock will be a top 5 alternatives provider globally with more than $600 billion in managed alternative assets for clients.
In this context, the MDCC determined it would be in the interests of BlackRock and its shareholders to more closely align CEO compensation to the Company’s evolving strategy for private markets growth and the long-term value created by this growth if successfully executed. This strategic evolution corresponds with an expansion in the role and responsibilities the Board expects Mr. Fink and certain other executive officers to serve in support of BlackRock in the years ahead.

New Carry Incentive aligns CEO compensation with a key strategic priority—private markets growth—corresponding with the Board’s expanded expectations for Mr. Fink’s role.
•Recurring long-term incentive approved following proactive shareholder engagement
•100% at-risk to future performance of key private markets funds
•Aligned to key financial driver of long-term shareholder value creation

•3-year ratable vesting
•Realized Carry Incentive distributions, if any, are generated from a composite of ten “flagship-type” private markets investment funds
•Future Carry Incentive distributions to be disclosed in the Summary Compensation Table if and as earned; no realizable value upon allocation

Approval of CEO Carry Incentive Allocation
Following discussions with certain shareholders in 2024 regarding the adoption of a potential CEO incentive in connection with BlackRock’s evolving private markets strategy, the MDCC determined that an annually-determined (rather than one-time) long-term incentive tied directly to private markets financial growth would best align CEO compensation with our business context, incentive compensation objectives and shareholder interests.
In February 2025, with support from the other independent members of the Board, the MDCC approved an allocation of carried interest as part of Mr. Fink’s 2024 long-term incentives. Pursuant to this allocation, Mr. Fink is entitled to receive a percentage of the Carry Incentive distributions, if any, generated from a composite of ten of BlackRock’s “flagship-type” private markets investment funds that had fundraising activity in 2024 and were selected for participation.
•“Flagship-type” funds are potential Carry Incentive revenue-generating funds generally targeting at least $1 billion in committed capital, among other criteria.
•Collectively, the participating 2024 flagship-type funds provide exposure to each of the Company’s private market asset classes including infrastructure, private debt, private equity, and real estate.

BLACKROCK, INC. 2025 PROXY STATEMENT	69

Executive Compensation
MDCC Considerations in Developing the CEO Carry Incentive
The Board expects private markets growth to continue to be among BlackRock’s strategic priorities for long-term shareholder value creation in the years ahead. The MDCC believes the Carry Incentive provides Mr. Fink’s Total Annual Compensation approach with the appropriate alignment with the expanding size and increasing strategic importance of BlackRock’s private markets platform:
•BlackRock’s Total Rewards strategy has utilized carry-based incentive programs for certain employees and executives for many years, as carry represents a particularly at-risk and long-term performance incentive tied directly to private markets performance.
•Mr. Fink’s potential future Carry Incentive distributions, if any, are 100% at-risk based on the future long-term fundraising and performance of the participating funds.
•Any such distributions require that the investment returns of a participating fund exceed pre-specified performance hurdles (generally exceeding a 5-8% preferred return, compounded annually) over a defined term (generally 6+ years) as specified in the funds’ agreements.
•The CEO Carry Incentive does not provide Mr. Fink with any realizable value at grant, but rather the potential to realize future Carry Incentive distributions based on the funds’ performance; Mr. Fink will not receive distributions attributable to value creation from the funds’ deployed capital that may have occurred prior to the incentive’s approval.
The Board has asked Mr. Fink to maintain the elevated degree of direct focus on the private markets platform that he demonstrated in 2024 given the shareholder value creation opportunity the platform provides. The value of the CEO Carry Incentive is driven by the generation of Carry Incentive distributions which requires successful fundraising and fund investment performance that, if achieved, would be expected to sustain future fundraising and organic growth in BlackRock’s investment advisory fees. Organic growth in investment advisory fees is a key driver of expansion in BlackRock’s long-term shareholder value:
•The ten funds selected for Mr. Fink’s 2024 Carry Incentive are expected to directly generate more than $500 million in investment advisory fees for BlackRock over the funds’ expected lives (before supporting further Organic Revenue Growth, as well as generating carry revenue for BlackRock, if the funds achieve strong investment performance).
•That revenue, including Organic Revenue Growth from future investment advisory fees, is directly rewarded through the CEO Carry Incentive because the value of Mr. Fink’s potential future Carry Incentive distributions is tied closely to the funds’ long-term fundraising and investment performance results.
The MDCC determined the terms and conditions of the CEO Carry Incentive with consideration of competitive practices for long-term performance incentive awards, BlackRock’s business context, and its objectives for CEO compensation:
•Earned Carry Incentive distributions, if any, will be paid to Mr. Fink as they are distributed by the participating funds and will be disclosed in the “All Other Compensation” column of our Summary Compensation Table for the fiscal year in which they are paid.
•Three-year ratable vesting schedule from the time of allocation (February 2025, for the 2024 incentive vintage).
•Unvested incentives are subject to full forfeiture upon termination of employment, except in cases of death, disability, or qualified retirement (vesting will continue for one year following qualified retirement with the remaining unvested portion subject to forfeiture). Vested incentives are subject to full forfeiture upon termination for cause or voluntary resignation other than qualified retirement. See page 99 for further details.
•Potential future Carry Incentive distributions are subject to typical holdback and clawback provisions.
Performance-Based Stock Options
BlackRock has a robust leadership plan that is reviewed regularly by the MDCC and the full Board, including ongoing succession planning and development initiatives for the senior leadership team. In December 2017, as disclosed on page 55 of BlackRock’s 2018 proxy statement, we implemented a key strategic part of our long-term leadership succession plans at the time by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders who we believed would play critical roles in BlackRock’s future. In May 2023, as disclosed on page 63 of BlackRock’s 2024 proxy statement, we approved a new round of non-recurring long-term grants of performance-based stock options to a select group of senior leaders who we believed would play critical roles in BlackRock’s future. We did not grant performance-based stock options to any of our NEOs in 2024 and we do not consider these awards to be part of our regular annual compensation determinations.

70	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
3. Compensation Determination Process
2024 Compensation Timeline and Process
The MDCC structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

January - March	March - December	January - February of the following year

Review	Evaluate	Approve

•Review annual budget and operating goals.
•Engage with management in a rigorous review and approval of annual objectives for the CEO, President and other NEOs, which include financial performance objectives, business strength objectives and organizational strength objectives.
•Determine BPIP award determination matrix for new three-year performance cycle.

•Review year-to-date financial performance relative to peers, goals and market context.
•Review progress toward business and organizational objectives.
•Review overall compensation structure, market compensation trends and other intelligence, including Compensation Consultant reports.
•Assess CEO, President and other NEOs’ performance based on financial performance (50%), business strengths (25%) and organizational strengths (25%).

•Review year-end financial and operating performance, with reference to goals, peers and market context.
•Determine and approve Total Incentive Award amounts (as a percentage growth of total incentive from the previous year) for the CEO, President and other NEOs based on performance assessment.
•Ensure compensation outcomes reflect a commitment to aligning pay with performance, and to awarding pay packages that are performance-based and “at risk.”

Role of the Compensation Consultant
In 2024, the MDCC continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s NEOs.
Semler Brossy reports directly to the MDCC and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the MDCC as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC, and the MDCC concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the MDCC.
A representative from Semler Brossy meets with the MDCC at Committee meetings and at key points throughout the year to provide objective advice to the MDCC on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. The representative from Semler Brossy also meets with the MDCC in executive sessions throughout the year to discuss compensation practices and industry pay trends.
Peer Group Composition
The MDCC reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In the fall of 2024, with assistance from Semler Brossy, the MDCC determined that the peer group should be updated to more closely reflect the current scale and breadth of our business, in alignment with our strategic emphasis on private markets growth.
In reaching its decision to revise the peer group, the MDCC reviewed the results of a screening process for identifying companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market capitalization perspective. The MDCC approved the updates to the peer group shown below, which reflect the addition of relevant companies identified through the screening process and the removal of certain companies that were determined to no longer be appropriate peers relative to BlackRock’s scale, business, product breadth, and strategic priorities.

BLACKROCK, INC. 2025 PROXY STATEMENT	71

Executive Compensation
The peer group screening process and criteria included the following:
•Industry Screen: The MDCC considered public companies traded on major U.S. exchanges within Capital Markets, Consumer Finance, Financial Services, and Professional Services Industries.
•Financial Scale: The MDCC considered companies of comparative size to BlackRock within the global financial ecosystem and screened for peers using metrics including revenue (1/3x to 3x revenue) and market capitalization (above $10 billion). Given BlackRock’s position as an industry leader with relatively few asset managers of similar scale, the MDCC noted that the Company continued to be large compared to the median of the peer group:
2024 Comparator Group Percentile
Scale of BlackRock vs. Benchmark Companies (2024 Peer Group), as of December 31, 2024

Blackrock Percentile
•Business Fit: BlackRock has made significant long-term investments to develop its private markets platform over a number of years in order to better serve clients across their whole portfolios, including through the acquisition of GIP and expected acquisition of HPS. Given the expanding size and increasing strategic importance of the private markets platform, the MDCC broadened its business review to consider leading alternative asset management companies. The refined group aligns with BlackRock’s diversifying business, growth verticals, scale and operations, representing a portfolio of BlackRock’s major product types. It includes leading asset managers in both traditional and alternative investments, major financial technology platforms, and companies that provide custody services and process a significant daily volume of financial transactions.
2024 Peer Group

Previous Peer Group

REMOVED	REMAINING FOR 2024			ADDED

(n=3)	Independent / Captive Asset Managers (n=9)			Alternative Asset Managers (n=3)

ADP Fidelity National Information Services Visa	Ameriprise Financial	Franklin Resources	Northern Trust	Apollo Global Management
	BNY Mellon	Goldman Sachs	State Street	Blackstone
	Charles Schwab	Morgan Stanley	T. Rowe Price Group	KKR & Co.

Technology-Oriented Financial Services Firms (n=5)

	American Express	Mastercard	Raymond James
	Fiserv	PayPal

New Peer Group Effective 2024

72	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
Competitive Pay Positioning – Market Data
BlackRock engages Aon, a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends, using their integrated Radford McLagan Compensation Database. The Company has used these surveys to evaluate the competitiveness of its executive compensation programs overall, including by functional business and by title, and make comparisons on an individual NEO basis, where survey data was available and appropriate. Semler Brossy independently reviewed the results and companies included in the surveys. BlackRock does not engage in formal benchmarking in setting executive compensation levels.
Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.
Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to Aon and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.
The MDCC reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

BLACKROCK, INC. 2025 PROXY STATEMENT	73

Executive Compensation
4. 2024 NEO Compensation and Performance Summaries
Linking Pay and Performance
As outlined in “Our Compensation Framework” on page 61, the MDCC assesses the NEOs’ performance against pre-set objectives related to financial (50%), business strength (25%) and organizational strength (25%) objectives.
The MDCC reviews and approves objectives at the beginning of each year that reflect the year’s priorities and repeats this process annually (objectives are revised and updated, as appropriate, each year). The MDCC monitors performance against such annual objectives over the course of the year. Results relative to financial objectives are tracked by the MDCC (including absolute, relative and multi-year performance, as appropriate) and the business and organizational strength objectives are supported by associated KPIs that are used to help monitor achievement. The relative importance of objectives in assessing NEO performance will differ each year based on the operating environment and the firm’s priorities, therefore the MDCC’s considerations will also vary.
The NEOs’ performance assessments have a direct link to their Total Incentive determinations, including the sizing of each of their incentive elements (annual cash Bonus, deferred equity Bonus, BPIP awards, and for the CEO, Carry Incentive).
Additional Insight into 2024 NEO Pay Determinations
The MDCC considered that BlackRock achieved strong performance across the board in 2024, marked by record-setting financial results and transformational strategic milestones for the Company. In assessing 2024 NEO performance, the aggregate outcome that received the most weight in the MDCC’s year-end performance discussions was the quality of the Company’s financial growth and strategic actions that were all achieved concurrently within the single year. In a year of rapid change for the Company that required each NEO to expand their role and contribute in new ways, each NEO executed against both their “business as usual” and change-related objectives with excellence and collaborated horizontally to deliver BlackRock’s record financial results that far exceeded the MDCC’s expectations.

The NEO pay outcomes were tied directly to 2024 Business Strength objectives set by the MDCC, including:

“Close the GIP transaction (to the extent appropriate and within management’s control) and progress its business integration”	“Progress inorganic initiatives in technology and private markets”	“Successfully integrate and advance acquisitions and joint ventures (e.g. GIP, HPS, Preqin, Jio BlackRock)”

74	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

The absolute and relative financial results that were among those receiving significant weight in the 2024 MDCC’s performance discussions are specified in the table below:

Financial Priority	2024 Key Results vs. Expectations (as of December 31, 2024)(1)

1 Drive shareholder value creation
•21.5x NTM P/E multiple was ~125% higher than Traditional Peers; a record premium
•29.3% Total Shareholder Return in 2024 and continued long-term (5+ year) shareholder return outperformance relative to key comparator groups(2)
•23% year-over-year increase in Operating Income, as adjusted, far exceeded budget and exceeded MDCC’s expectations even with consideration of the year’s favorable operating environment

2 Accelerate organic revenue growth
•6% Organic Asset Growth exceeded budget and outpaced Traditional Peers, who saw (1%) organic decay on average in 2024
•5% 2024 Organic Revenue Growth represented robust acceleration from 2023 and outperformed market growth in a year of rapid change and volatility in client needs
•Organic Revenue Growth acceleration through the year (8% in Q4 and 6% in Q3) indicated strong momentum through year-end

3 Enhance operating leverage
•Robust year-over-year margin expansion (280 basis points) in Operating Margin, as adjusted,(1) far exceeded budget and represented operational excellence; even excluding performance fees, the MDCC assessed Operating Margin from core operations as far exceeding expectations, especially given the year’s rapid change and disciplined management of controllable expenses

(1)Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A. For additional details about Organic Revenue Growth, see “BPIP Financial Metrics” on page 67.
(2)Traditional Peers, the S&P 500 Financials and S&P 500.

The MDCC was positioned to more meaningfully assess financial performance in 2024 after approving an updated “Financial Compensation Scorecard” early in the year to aid in such assessments. The Financial Compensation Scorecard was enhanced to include expanded reporting of multi-year performance and relative market context. It also reflected refinements to the financial measures themselves which were organized into three newly-established, financial priorities, enabling more robust and insightful discussions of the quality of financial performance and alignment to the Company’s long-term value creation strategy.
All NEOs are assessed relative to firmwide financial results as well as their individualized financial, business and organizational strength objectives and results.

BLACKROCK, INC. 2025 PROXY STATEMENT	75

Executive Compensation

Laurence D. Fink Chairman and CEO	2024 Compensation (Thousands)

Responsibilities: As CEO, Mr. Fink guides and oversees BlackRock’s long-term strategic direction to deliver value for clients and shareholders. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.	Base Salary	$1,500
	Annual cash Bonus	$10,568
	Deferred equity Bonus	$7,500
	BPIP award	$17,100
	Total Incentive Awards	$35,168
	Total Annual Compensation	$36,668

The MDCC’s assessment of Mr. Fink’s performance relative to his 2024 responsibilities and objectives resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Fink’s Total Incentive Award outcome at $35.17 million, or 135% of his 2023 Total Incentive Award. In determining this outcome, the MDCC acknowledged Mr. Fink’s extraordinary efforts in 2024 in which he far exceeded expectations in terms of the success of both the financial strength and organizational/ strategic transformations. The CEO Carry Incentive within Mr. Fink’s 2024 Total Incentive Award was allocated to better align CEO pay to the private markets-driven evolution in BlackRock’s business strategy and Mr. Fink’s role, and recognized his contributions to the private markets platform (e.g. his central role in raising private markets funds/ mandates and sourcing private markets investment opportunities). More details on the annual CEO Carry Incentive can be found on pages 69-70.

Overall Assessment: Far Exceeds Expectations

76	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

Compensation Scorecard
Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Fink’s leadership, BlackRock generated record financial milestones in 2024 with annual total net inflows of $641 billion, representing organic asset growth of 6%, and organic base fee growth of 4%, which contributed to BlackRock reaching $11.6 trillion AUM at the end of 2024.
•BlackRock continued to invest in long-term growth initiatives, talent, and a number of strategic inorganic growth opportunities while still returning $4.7 billion in capital to shareholders in 2024 through dividends and share repurchases.
•BlackRock generated differentiated organic growth and financial results, leading to stock price outperformance and P/E multiple premium as compared to our Traditional Peers and the S&P 500 Financials Index. In 2024 BlackRock delivered a 29% Total Shareholder Return and saw its share price reach new all-time highs.

				BlackRock Performance
		Measures		2023	2024
	Drive shareholder value creation	NTM P/E Multiple(1)		21.5x	21.5x
		Total Shareholder Return(2)		18%	29%
		3YR		n/a	21%
		5YR		n/a	131%
		Diluted EPS, as adjusted ($)(3)	YoY%	$37.77	$43.61	15%
		Adj. Operating Income ($b)(3)	YoY%	$6.6	$8.1	23%
	Accelerate organic revenue growth	Net New Business ($b)	YoY%	$281 Growth	$641 Growth	6%
		3YR Avg.		$365	$405
		5YR Avg.		$375	$425
		Organic Revenue Growth ($m)(4)	YoY%	$146 Growth	$747 Growth	5%
		3YR Avg.		$550	$340
		5YR Avg		$610	$655
	Enhance operating leverage	Adj. Op Margin (%)(3)	YoY bps	42%	45%	‘+280bps
		Organic Revenue less Controllable Expense Growth(5)		<0%	>1%

Shareholder Value Data	BlackRock	Traditional Peers(6)	S&P 500 Financials	S&P 500

NTM P/E Multiple(1)	21.5x	9.6x	16.6x	21.5x
Total Shareholder Return(2) (1-year)	29.3%	7.6%	30.6%	25.0%
Total Shareholder Return(2) (3-year)	21.3%	(13.4)%	31.0%	29.3%
Total Shareholder Return(2) (5-year)	131.1%	48.1%	73.9%	97.0%

(1)NTM P/E multiple refers to the Company’s stock price as of December 31, 2024, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from FactSet.
(2)Total Shareholder Return (or “TSR”) is defined as the change in stock price plus reinvested dividends, measured through December 31, 2024.
(3)Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.
(4)Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
(5)Organic Revenue less Controllable Expense Growth is defined as Organic Revenue Growth (as defined above) less growth in certain expenses that the Company views as controllable, which primarily consist of general and administration expense and the non-incentive portion of compensation and benefits. This metric is intended to provide insight into the Company’s ability to enhance operating leverage by growing organic revenues at or faster than controllable expenses.
(6)Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

BLACKROCK, INC. 2025 PROXY STATEMENT	77

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
Deliver on our commitments to clients
•Delivered record net inflows of $641 billion demonstrating accelerated momentum with clients, with net inflows diversified across investment styles, product types and regions.
•Continued to oversee BlackRock’s long-term leadership of the ETF industry, with record ETF net inflows of $390 billion generating 11% organic asset growth. Net inflows included $112 billion into bond ETFs and the launch of two digital asset ETPs which grew to more than $50 billion of AUM in their first year.
•In partnership with Mr. Goldstein, delivered 12% technology services annual contract value growth. In 2024, BlackRock signed some of the most significant mandates in Aladdin’s history, with more than half of Aladdin sales encompassing multiple products.
Grow with our clients’ needs and Evolve the way serve clients
•Led decisive actions with ambitious goals to drive revenue growth and capture synergies; includes significantly expanding BlackRock’s private markets and technology businesses in 2024, announcing the closing of the transformational acquisition of GIP and the acquisitions of Preqin and HPS. Following the expected closing of the HPS acquisition, revenue from private markets and technology is expected to make up over 20% of BlackRock’s more than $20 billion in revenue. The Company believes this evolution of BlackRock’s business will translate to higher and more durable organic growth, greater resilience through market cycles and multiple expansion for shareholders.
•Successfully closed the GIP transaction and progressed its business integration, including overseeing a smooth closing experience and onboarding of employees and clients.
•Played a key role in the 2024 growth of BlackRock’s private markets platform including expanding his direct efforts towards the platform’s fundraising and inorganic growth opportunities, including through his own relationships.
•Drove further innovation for clients through the formation of key partnerships and pioneering client mandates, observed across private markets, product platform (e.g., IBIT, the fastest growing ETP in history), whole portfolio mandates ($120+ billion funded in 2024), first-of-their-kind Aladdin wins (e.g. Franklin Templeton) and expansion in developing markets (India, Middle East).
•Refreshed and enhanced the client engagement model including establishing a new centralized and systematic approach to prioritizing and delivering on commercial themes and new client initiatives.
Lead in a changing world
•Amplified the firm’s retirement narrative via the Annual Chairman’s Letter and launch of LifePath Paycheck, which pairs a traditional 401(k) plan with the option to purchase an annuity-based income stream as a worker approaches retirement.
•Completed the creation of a more modern and unified Corporate Affairs function and leveraged the function to refresh the firm's corporate narrative and strengthen its brand.
•Successfully expanded Voting Choice program to more than 3 million U.S. retail shareholder accounts invested in IVV (iShares Core S&P 500 ETF), resulting in $3.1 trillion of eligible AUM, or approximately half of total index equity assets, eligible to participate in Voting Choice at the end of 2024.
•Announced (with GIP, Microsoft and MGX, and in 2025, expanded to NVIDIA and xAI) the launch of the AI Infrastructure Partnership to invest in new and expanded data centers to meet growing demand for computing power, as well as energy infrastructure to create new sources of power for these facilities. The Partnership is intended to mobilize up to $100 billion in total investment potential, when including debt financing.

78	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Organizational Strength 25% Assessment
Talent pipeline and development
•In partnership with Mr. Kapito, continued to engage senior leaders on succession planning, including reaching 98% coverage of GEC and key Managing Director roles that have “ready now” or “ready soon” potential internal successors identified.
•Further, oversaw the identification of 40 “Next Generation” leaders and invested in their development through assessment and coaching.
•Launched a People Manager Effectiveness assessment (e.g. guidance on spans of control, manager training, manager effectiveness assessment pilot) covering managers of large teams across ~50% of the firm.
Organizational effectiveness
•Oversaw the successful support of integrations and strategic partnerships, including the integration of talent from acquisitions into BlackRock.
•Mobilized the firm’s corporate and operating platforms to support the integrations of acquired talent and expansions into new strategic partnerships and markets, while managing associated internal restructuring.
•Drove further success in BlackRock’s strategy by developing and progressing a series of multi-year strategic talent initiatives including talent footprint, manager spans/layers and workforce planning.
Culture and well-being
•Continued to lead and cascade the firm’s culture through a year of elevated change for many employees, leading to year-over-year improvements in inclusion, belonging and culture-related Employee Survey scores.
•Cascaded culture and reinforced horizontal connectivity at Leadership forums (e.g., engaged leaders at International Workshop, Global Leadership Summit, New Managing Director Day and Operating Committee Strategy Day).
•Supported well-being efforts through expanding the Mental Health Ambassador program (+600 employees globally) who are available as peer resources for colleagues, hosting employee benefits fairs, and creating monthly “Wellness Bulletins”.
Corporate sustainability
•Achieved BlackRock’s 100% renewable electricity match goal and enhanced the Company’s approach to procuring market solutions.

BLACKROCK, INC. 2025 PROXY STATEMENT	79

Executive Compensation

Robert S. Kapito President	2024 Compensation (Thousands)

Responsibilities: As President, Mr. Kapito is responsible for day-to-day oversight of all of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations, and Risk & Quantitative Analysis. He ensures connectivity and coordination of operating processes across the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee. He is also responsible for initiatives to drive active investment performance and results within each of BlackRock’s businesses, and serves as a Director on BlackRock’s Board.	Base Salary	$1,250
	Annual cash Bonus	$6,700
	Deferred equity Bonus	$4,800
	BPIP award	$12,300
	Total Incentive Awards	$23,800
	Total Annual Compensation	$25,050

The MDCC’s assessment of Mr. Kapito’s performance relative to his 2024 responsibilities and objectives resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Kapito’s Total Incentive Award outcome at $23.80 million, or 123.7% of his 2023 Total Incentive Award.

Overall Assessment: Far Exceeds Expectations

Compensation Scorecard
Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Kapito’s leadership of BlackRock’s distribution channels and client-facing businesses, BlackRock achieved $641 billion of client net inflows in 2024, representing 6% organic asset growth and 4% organic base fee growth. Client momentum accelerated at year-end, with two sequential record flow quarters and 7% organic base fee growth in the fourth quarter. Client activity was diversified across client type, product type, active and index, and regions. The Institutional platform generated net inflows of $74 billion in 2024, led by active net inflows of $64 billion, including the funding of several significant outsourcing mandates from a variety of client types.
•Oversaw BlackRock’s liquid active investment businesses in 2024 that saw improved investment performance, resulting in $1.2 billion of performance fees, more than double from 2023.
•Partnered with Mr. Goldstein and Mr. Small in day-to-day management of BlackRock’s operations, including strategic investments in technology and talent. This resulted in operating margin, as adjusted, of 44.5%, increasing 280 basis points from 2023, and record operating income, as adjusted, of $8.1 billion, increasing 23% from 2023.

		BlackRock Performance
	Measures	2023	2024
	Net New Base Fee Growth	1%	4%
	Operating Income, as adjusted(1) ($ millions)	$6,593	$8,110
	Operating Margin, as adjusted(1)	41.7%	44.5%

(1)Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

80	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
Deliver on our commitments to clients
•Helped to manage the firm’s active investment platform that kept alpha at the heart of BlackRock, including achieving $64 billion in annual active net inflows.
•Engaged with clients around the potential uses and benefits of BlackRock’s private markets strategies and offerings, leading to $9 billion of private markets net inflows, led by infrastructure and private credit.
•Co-lead BlackRock in continuing to deliver strong long-term active investment performance for clients, with 64% and 82% of the AUM of Active Fundamental Equity and Active Taxable Fixed Income, respectively, above their respective benchmarks for the trailing 5-year period.

	Actively managed AUM above benchmark or peer median	1-Yr	3-Yr	5-Yr
	Taxable Fixed Income	69%	79%	82%
	Tax-Exempt Fixed Income	69%	42%	45%
	Fundamental Equity	47%	44%	64%
	Systematic Equity	93%	89%	93%

•In partnership with Mr. Fink, oversaw BlackRock’s index investment performance that ended the year with over 94% of the firm’s Index Equity and 97% of Index Fixed Income assets within index tracking tolerance across 1-, 3- and 5-year horizons.
•Drove growth across BlackRock’s operating platform, helping the Company achieve record annual technology services revenue of $1.6 billion, up 8% from 2023.
Grow with our clients’ needs and Evolve the way we serve clients
•Fostered deep engagement with large insurance clients as they continue to navigate the current environment, positioning BlackRock to deepen partnerships in the space.
•Helped win key client relationships for Aladdin following the launch of the AI office to drive operational excellence and a centralized disciplined approach for the firm.
•In partnership with Mr. Kushel, continued to focus on the evolution of Private Debt, including preparation for integrations in 2025, delivered strong revenue growth in Fundamental Equities from performance fees as well as beta despite challenged organic growth.
•Developed and delivered organizational changes to better serve clients, including the formation of a new strategic Global Product Solutions business (“GPS”) that works across any of our investment strategies, asset classes, and fund structures and the creation of a new International business structure to provide unified leadership of our businesses across four regions: Europe, the Middle East, India, and Asia Pacific.
•In partnership with Mr. Fink, centralized execution, communication, and activation across Global Clients Business for critical firm initiatives, designed a firm-wide rapid response framework for engaging with clients during unexpected events and launched key global campaigns in partnership with GPS.
•Assisted with evolving BlackRock’s Index and Active investment and stewardship platforms to facilitate the integration of GIP and better deliver a whole portfolio value proposition to clients.
•In partnership with Mr. Kushel, successfully scaled the Company’s investments businesses resourcefully by leveraging iHubs to accelerate growth and Generative AI to transform core processes.
Lead in a changing world
•In partnership with Mr. Fink, led engagements with clients, policymakers and industry leaders globally to provide differentiated thought leadership and to better anticipate clients’ evolving investment needs.
•Under Mr. Kapito’s leadership as an employee culture carrier of BlackRock’s Principles and its purpose of helping more and more people experience well-being, BlackRock ranked #1 among Securities and Asset Management companies in Fortune’s 2024 “Most Admired Companies” rankings and 22nd among all companies.

BLACKROCK, INC. 2025 PROXY STATEMENT	81

Executive Compensation

Performance Category	Performance Highlights

Organizational Strength 25% Assessment
Talent pipeline and development
•Continued to strengthen the Company’s executive talent development/pipeline and its ability to leverage horizontal leadership, while contributing to the effectiveness of the strategic reorganizations of several of the Company’s businesses.
•In partnership with Mr. Fink, continued to engage senior leaders on succession planning, including reaching 98% coverage of GEC and key Managing Director roles that have “ready now” or “ready soon” potential internal successors identified.
•In partnership with Mr. Goldstein, hosted Operating Committee Strategy Day in addition to monthly Operating Committee meetings, as well as regular Managing Director and Director calls to engage leaders and foster a One BlackRock culture.
•Visited 19 BlackRock offices globally, engaging with local leadership and rising talent through small dinners, townhalls, and lunch & learn sessions.
Organizational effectiveness
•In partnership with Mr. Fink, mobilized the Company’s corporate and operating platforms to support the integrations of acquired talent and expansions into new strategic partnerships and markets, while managing associated internal restructuring.
Culture and well-being
•Continued to exemplify BlackRock’s Principles and reinforce its culture internally through sponsorship of key talent programs and support of the growth and development of BlackRock’s employee networks and engagement, enablement and belonging initiatives.
•In partnership with Mr. Goldstein, continued the “Recognized by Rob[2]” program to highlight employee accomplishments based on colleague submissions.
Corporate sustainability
•Achieved the Company’s 100% renewable electricity match goal and enhanced the Company’s approach to procuring market solutions.

82	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

Robert L. Goldstein COO	2024 Compensation (Thousands)

Responsibilities:
As COO, Mr. Goldstein oversees the day-to-day global business of the firm and ensures that the organization, including its investment, client, risk and technology functions, have the necessary connectivity, coordination and operating processes in place to succeed. This includes overseeing Aladdin and the firm’s operating and technology platforms.
Mr. Goldstein is a member of BlackRock’s GEC and the co-chair, along with Mr. Kapito, of the BlackRock Global Operating Committee. He also co-chairs, along with Mr. Small, the Planning, Budgeting and Alignment (“PBA”) Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.
	Base Salary	$750
	Annual cash Bonus	$4,023
	Deferred equity Bonus	$3,597
	BPIP award	$6,150
	Total Incentive Awards	$13,770
	Total Annual Compensation	$14,520

The MDCC’s assessment of Mr. Goldstein’s performance relative to his 2024 responsibilities and objectives resulted in a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Goldstein’s Total Incentive Award outcome at $13.77 million, or 119% of his 2023 Total Incentive Award. This decision demonstrates Mr. Goldstein’s accomplishments this year including being a key player in driving BlackRock’s strategy and operational excellence and being an exceptionally visible and collaborative leader who excels at mentoring other leaders.

Overall Assessment: Far Exceeds Expectations

Compensation Scorecard
Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Goldstein’s leadership, BlackRock generated ~$1.6 billion of technology services revenue, representing 8% growth from 2023.
•Delivered 12% technology services annual contract value growth. BlackRock signed some of the most significant mandates in Aladdin’s history in 2024, and more than half of Aladdin sales included multiple products, including the acquisition of Preqin which is expected to strategically expand the Aladdin technology business into the fast-growing private markets data segment.
•Oversaw day-to-day management of BlackRock’s business operations, partnering with Mr. Kapito and Mr. Small to deliver operating margin, as adjusted, of 44.5%, a 280 basis point increase from 2023, attributable in part to driving scale and a disciplined approach to expense management throughout the year.
•Served as a key player in achieving strong expense discipline, reacting strategically to the environment and adapting BlackRock’s approach faster than many competitors.

BLACKROCK, INC. 2025 PROXY STATEMENT	83

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
•Drove critical acquisitions across the firm and continued to play a critical role in integration efforts.
•Appointed leadership for Jio BlackRock and built strong relationship with JV partner.
•Advanced BlackRock’s positioning by spearheading technology transformations and strategic initiatives in client and investment management, overall advancing BlackRock’s vision for the intersection of private markets, technology, and data.
•Launched the Artificial Intelligence (AI) office to drive operational excellence, created a centralized disciplined approach for the firm and implemented strategic changes to enhance return on investment, expanding profit margins.
•Oversaw several platforms enhancements such as migrating Aladdin Cloud to Microsoft Azure and onboarding client service teams to Microsoft Dynamics (~3,400 users).
•Provided steer and sponsorship for the launch of digital assets products (including the launch of IBIT, BUIDL and ETHA ETPs) and engaged closely with leadership to maximize commercial value.
•Supported Equity Private Markets leadership in revamping strategy, focusing on key strategic clients and executing on inorganic opportunities.

Organizational Strength 25% Assessment
•Played a critical role as architect and implementer of the firm’s reorganization, successfully achieving objectives.
•Launched the inaugural Platform as a Service Council (PaaS) to drive strategic thinking and ideation across the internal leadership team.
•Continued to execute on BlackRock’s location strategy, including integrating acquisitions into their respective offices, iHubs, and additional offices.
•Strengthened the firm’s leadership bench by elevating senior leaders, mentoring across GEC and Operating Committee.
•Maintained consistent engagement with leading portfolio managers at BlackRock to provide continued support for their businesses and platforms.
•Continued to connect the firm as 1BLK and tell our story externally.
•Drove high engagement on social media telling our story, built relationships with key reporters, established presence at press engagements, and engaged with clients through larger scale formats.
•In partnership with Mr. Kapito, hosted Global Operating Committee Strategy Day in addition to monthly Operating Committee meetings, as well as regular Managing Director and Director calls to engage leaders and foster a One BlackRock culture.
•In partnership with Mr. Kapito, continued the “Recognized by Rob[2]” program to highlight employee accomplishments based on colleague submissions.
•In partnership with Mr. Small, initiated BlackRock’s Supplier Sustainability Program in 2024 and completed engagements with suppliers representing 58% of BlackRock’s emissions based on spend.

84	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

Martin S. Small CFO and Global Head of Corporate Strategy	2024 Compensation (Thousands)

Responsibilities:
As CFO and Global Head of Corporate Strategy Mr. Small is responsible for leading the Finance and Strategy teams and managing BlackRock’s overall financial condition, including resource and capital allocation. He oversees BlackRock’s accounting and controllership, financial planning and analysis, tax, treasury, investor relations, corporate development, and corporate strategy.
Mr. Small is a member of BlackRock’s GEC and serves as the GEC sponsor for BlackRock’s Gives Network, which coordinates and supports employee philanthropy and volunteerism.
He co-chairs, along with Mr. Goldstein, the PBA Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.
	Base Salary	$750
	Annual cash Bonus	$3,375
	Deferred equity Bonus	$2,625
	BPIP award	$5,250
	Total Incentive Awards	$11,250
	Total Annual Compensation	$12,000

The MDCC’s assessment of Mr. Small’s performance relative to his growing responsibilities and objectives as CFO and Global Head of Corporate Strategy in 2024 resulted a Far Exceeds determination.
Based on its assessment, the MDCC set Mr. Small’s 2024 Total Incentive Award outcome at $11.25 million. The MDCC determined this compensation outcome for Mr. Small with consideration of his rapid uptake to his expanded role over the past two years, coupled with his outsized contribution as a strategic driver of critical commercial opportunities across the firm being a key leader in driving the firm’s operational efficiency and achieving strong expense discipline.

Overall Assessment: Far Exceeds Expectations

Compensation Scorecard
Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Under Mr. Small’s management of BlackRock’s financial condition as CFO, BlackRock delivered record financial performance, including record revenue of over $20 billion, a 14% increase from 2023, and record operating income, as adjusted, of $8 billion, a 23% increase year-over-year.
•Partnered with Mr. Kapito and Mr. Goldstein to deliver operating margin, as adjusted, of 44.5%, a 280 basis points increase from 2023. Attributable in part to their driving scale and a disciplined approach to expense management throughout the year; Mr. Small proved to be a key player in achieving strong expense discipline, reacting strategically to the environment and adapting our approach faster than many competitors.
•Led the development and ongoing execution of the firm’s strategy inclusive of nearly $30 billion of capital transactions in 2024: successful sign-to-close GIP transaction and post-closing integration work; announced planned acquisitions of Preqin and HPS to further scale BlackRock’s private markets and technology platforms. Structured transactions for strong alignment with shareholders, and all transactions received positive feedback from the investment community.
•BlackRock’s differentiated financial results and strategic inorganic activity aligned with shareholder interests contributed to stock price outperformance and P/E multiple premium versus Traditional Peers and the S&P 500 Financials Index. In 2024 BlackRock delivered a 29% Total Shareholder Return, with the stock trading at over $1,000 per share.

BLACKROCK, INC. 2025 PROXY STATEMENT	85

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
•Delivered savings and optimized use of capital for shareholders, with 14% revenue growth far outpacing 9% expense growth. Returned $4.7 billion to shareholders in 2024, through a combination of dividends and share repurchase.
•Led the strategy and execution of $5.5 billion acquisition debt offerings, including ratings agency strategy to maintain AA- ratings even with a 50% increase in effective leverage and all investor pre-marketing.
•Maintained robust control framework to safeguard the firm (enhanced SOX framework with inclusion of ACV controls and met 20 required Corporate Sustainability disclosures).
•Developed comprehensive capital plan and long-term inorganic investment strategy report, including stress and scenario analysis, for the Audit Committee and the Board.
•Conceptualized and executed against a ”10/3/1” year planning framework, connecting firm strategy with commercial initiatives and investments in organic growth.
•Led strong connectivity with shareholders, overseeing ~200 shareholder touchpoints covering over half of shares outstanding. Hosted first international non-deal roadshow in five years.

Organizational Strength 25% Assessment
•Championed critical talent initiatives, including serving as the GEC sponsor for the firmwide career development month, member of Talent Bench Review panel, and sponsoring the development of top talent across the firm through role elevations.
•Led the early adoption of firm-wide spans and layers tool that unified Finance & Strategy teams under common talent practices and missions.
•Established Managing Directors sponsors and leads across the Finance and Strategy teams to enhance career development and foster a more unified culture and competencies across the function's talent.
•Within the Finance & Strategy function, deepened education and connection through launch of career growth-focused “Pro Guide,” Finance & Strategy Connections and Unity Talks.
•In partnership with Mr. Goldstein, initiated BlackRock’s Supplier Sustainability Program in 2024 and completed engagements with suppliers representing 58% of BlackRock’s emissions based on spend.
•Led BlackRock’s sustainability reporting which issued BlackRock’s TCFD and SASB aligned reports in a timely manner and in line with disclosure standards.

86	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation

J. Richard Kushel Head of Portfolio Management Group	2024 Compensation (Thousands)

Responsibilities:
As Head of the Portfolio Management Group (“PMG”), which encompasses BlackRock’s Fundamental and Systematic investing across Fixed Income, Equities and Multi-Asset Strategies, as well as the Private Debt business, Mr. Kushel is responsible for the firm’s liquid alpha-seeking investment products, performance, and asset allocation and portfolio solutions capabilities.
Mr. Kushel is a member of the Global Executive Committee and Co-Chair of the GEC Investment Sub-Committee. He is also the Global Executive Committee sponsor of the firm’s Black Professionals & Allies Network, a network open to all employees.
	Base Salary	$750
	Annual cash Bonus	$3,175
	Deferred equity Bonus	$2,325
	BPIP award	$4,500
	Total Incentive Awards	$10,000
	Total Annual Compensation	$10,750

Mr. Kushel led BlackRock’s PMG through a challenging year and successfully delivered the majority of PMG’s performance goals for clients while continuing the focus on driving commercial outcomes and innovation. Mr. Kushel invested in PMG and broader BlackRock workforce and culture, effectively increasing retention and strengthening the organization for the future.
Overall, the MDCC’s assessment of Mr. Kushel’s performance resulted in a Far Exceeds determination. Based on this assessment, the MDCC set Mr. Kushel’s Total Incentive Award outcome at $10.00 million or 116% of his 2023 Total Incentive Award.

Overall Assessment: Far Exceeds Expectations

Compensation Scorecard
Performance Category	Performance Highlights

Financial Performance 50% Assessment
•Delivered PMG revenue of $9.3 billion in 2024, including $1 billion in performance fees alone, comparative to the best PMG performance fee results since the business' inception.
•Led the PMG platform to 3% organic asset growth vs. 0% growth in the industry, an acceleration from 2023 (1% organic asset growth) in a challenging market environment.
•Played an instrumental role in capturing more than half of the industry’s net flow, driven by strength in Multi-Asset Strategies & Solutions (including Models, OCIO/Solutions, and Target Date Strategies), Systematic Investing, and SMAs.
•Innovated PMG’s wrapper strategy to deliver ~$50 million in net new base fees from Active ETFs.
•Led the generation of $7.7 billion in alpha dollars for clients, achieving 42% of the target for 2024.

BLACKROCK, INC. 2025 PROXY STATEMENT	87

Executive Compensation

Performance Category	Performance Highlights

Business Strength 25% Assessment
•Oversaw build out of best-in-class active ETF platform, launching 11 alpha-seeking ETFs across Equities and Fixed Income in 2024 and advancing the firm’s first-ever mutual fund to active ETF conversions.
•Upgraded our research platform with GenAI (access to models, data, and compute); enhanced the scale capabilities of our Models, Private Credit and Municipals businesses.
•Launched new firm-wide alpha marketing team to build awareness and drive investor choice of our active platform strategies with a key focus on spreading insights, generated by portfolio managers from across the PMG platform.
•Oversaw restructuring of active Municipals platform, which outperformed peer groups in 11 of 13 active Open-End Funds/ETFs and refined its High Yield product lineup with two High Yield ETFs and an Interval Fund.
•In partnership with BlackRock Systematic (BSYS) leadership, accelerated the continued success of the Systematic platform including its investment performance and commercialization, driven by a focus on hedge funds, innovative technologies and expansion into the global wealth segment.
•Integrated Kreos Capital (a leading venture and growth debt provider acquired by BlackRock in 2023) effectively into Private Debt during 2024.

Organizational Strength 25% Assessment
•Designed and launched a global structured investor leadership development program for high potential senior investors, providing participants with a consistent, broader range of investor leadership skills.
•Successfully led Pathfinders (a rotational Analyst Program) and PMG Associate and VP leadership development programs.
•Leveraged his deep understanding of PMG talent to sponsor expanded roles for internal high-potential talent, further progressing PMG’s talent development and succession planning while proactively supporting internal mobility and retention within PMG and the firm.
•Launched a newly established PMG Talent Committee to drive a high performing PMG culture, connectivity, and drive talent development.
•Ensured each group within PMG invested heavily in high performing internal talent and focused “career path” discussions.
•Developed a significant number of new named Portfolio Managers internally and actively managed their career paths.

88	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
5. Compensation Policies and Practices
Summary of Executive Compensation Practices
Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do	What We Don’t Do

  Review pay and performance alignment;
  Balance short- and long-term incentives, cash and equity, and fixed and variable pay elements;
  Maintain a Dodd-Frank compliant clawback policy that requires the recovery of erroneously received incentive-based compensation in the event of an accounting restatement due to material noncompliance with financial reporting requirements;
  Maintain an additional clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;
  Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination;
  Require one-year minimum vesting for stock-based incentive awards;
  Maintain meaningful stock ownership and retention guidelines;
  Maintain policies that prohibit all employees from:
•Short selling BlackRock securities;
•Pledging BlackRock securities as collateral for a loan (among other items);
•Entering into any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such person (other than pursuant to a contractual right negotiated in connection with a merger or acquisition);
  Limit perquisites;
  Assess risks of our compensation plans, as described under “Risk Assessment of Compensation Plans” on page 90;
  Recommend one-year frequency of future executive compensation advisory votes;
  Solicit an annual advisory vote on executive compensation in order to provide shareholders with an opportunity to give regular feedback; and
  Annually review the independence of the MDCC’s compensation consultant.

   No ongoing employment agreements or guaranteed compensation arrangements with our NEOs;
   No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;
   No dividends or dividend equivalents on unearned RSUs;
   No dividend equivalents on stock options or stock appreciation rights;
   No repricing of stock options;
   No cash buyouts of underwater stock options;
   No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;
   No supplemental retirement benefit arrangements with our NEOs; and
   No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Plan.

BLACKROCK, INC. 2025 PROXY STATEMENT	89

Executive Compensation
Stock Ownership Guidelines
Our stock ownership guidelines require the Company’s GEC members to own a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from vested BlackRock equity awards. The MDCC monitors the progress made by our GEC members in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more members of our GEC.

As of December 31, 2024, all of our NEOs exceeded the stock ownership guidelines.
Prohibition on Hedging and Pledging BlackRock Securities
BlackRock’s Global Insider Trading Policy prohibits the hedging or pledging of BlackRock securities by all employees, including BlackRock’s Section 16 officers and directors. Under this policy, BlackRock’s Section 16 officers and directors are prohibited from:
•Holding BlackRock securities in a margin account;
•Pledging BlackRock securities as collateral for a loan; or
•Entering any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such Section 16 officer or director, other than pursuant to a contractual right negotiated in connection with a merger or acquisition.
Risk Assessment of Compensation Plans
Our employee compensation programs are structured to discourage excessive and unnecessary risk-taking. The Board recognizes that potential risks to BlackRock may be inherent in employee compensation programs. The MDCC periodically reviews BlackRock’s employee compensation programs to ensure that they are structured so as not to unintentionally promote excessive risk-taking. As a result of these periodic reviews, we believe that our employee compensation programs are appropriately structured and do not pose risks that are reasonably likely to have a materially adverse effect on BlackRock.
The MDCC considers the following when evaluating whether employee compensation programs encourage BlackRock employees to take unreasonable risks:
•Performance goals that are reasonable in light of past performance and market conditions;
•Longer-term expectations for earnings and growth;
•The base salary component of compensation does not encourage risk-taking because it is a fixed amount;
•A greater portion of annual compensation is deferred at higher annual incentive award levels;
•Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock; and
•BlackRock’s clawback policies and stock ownership guidelines.
Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our employee compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each BlackRock client. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.
Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:
•Do not provide undue incentives for short-term planning or action toward short-term financial rewards;
•Do not reward unreasonable risk-taking; and
•Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

90	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
The Company’s operating income, as adjusted, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading activities that could conflict with the interests of its clients.
Equity Grant Policies
The MDCC approves annual equity awards at a meeting of the MDCC that is held at approximately the same time every year (during the first fiscal quarter). These annual equity awards are then issued with an effective grant date occurring shortly thereafter during an open trading window following the release of financial information. The MDCC may also approve equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. In 2017 and 2023, the MDCC approved non-recurring long-term grants of performance-based stock options; we have not granted any stock options, SARs, or similar option-like instruments since May 2023.
All equity awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at or above the closing market price of BlackRock common stock on the date of grant. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of equity or option grant dates or for the purpose of affecting the value of executive compensation.

Clawback Policies
BlackRock maintains a clawback policy which complies with Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the applicable NYSE listing standards (the “Dodd-Frank Clawback Policy”). The Dodd-Frank Clawback Policy requires BlackRock to recover incentive-based compensation (i.e., compensation granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure) erroneously received by current or former executive officers during the three completed fiscal years immediately preceding any year in which BlackRock is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements. BlackRock continues to maintain its longstanding clawback policy, which allows for the recoupment of all performance-based compensation (including cash- and equity-based incentive compensation received by a current or former employee) in the event that a significant restatement of financial results is required due to the actions of that employee (the “Standing Clawback Policy”). In addition to BlackRock’s clawback policies, BlackRock’s equity award agreements require the forfeiture of equity awards upon certain restrictive covenant breaches and other conduct constituting “cause.” As a result, BlackRock’s combined clawback policies and practices extend beyond the minimum Dodd-Frank requirements and explicitly cover all time-based equity awards.

BLACKROCK, INC. 2025 PROXY STATEMENT	91

Executive Compensation

	Dodd-Frank Clawback Policy	Standing Clawback Policy	Forfeiture Provisions in Award Agreements

	Financial Restatement	Fraud or Willful Misconduct Causing a Financial Restatement	Breach of Restrictive Covenants	Conduct Constituting Cause

Who	Section 16 officers	All employees	Recipients of equity awards	Recipients of equity awards

Application	If BlackRock is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements (even if there was no misconduct or failure of oversight on the part of any covered officer).	If an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.
If the recipient:
•breaches certain confidentiality, non-solicitation, non-disparagement and intellectual property policies or covenants; or
•competes with BlackRock following certain terminations of employment.

If, following a termination of employment, BlackRock becomes aware of conduct by a recipient that occurred while the recipient was employed that would have been grounds for a termination for “cause,” including the occurrence of any of the following:
•gross negligence or intentional misconduct by the recipient that is in connection with the recipient’s duties to BlackRock or that causes, or is expected to cause, monetary or other harm to BlackRock or its clients;
•breach of a fiduciary duty owed to BlackRock or its clients;
•misappropriation or embezzlement by the recipient, or any action involving theft, fraud or material personal dishonesty;
•any violation by the recipient of any domestic or foreign securities laws, rules or regulations (including those of any self-regulatory organization or authority); or
•material violation by the recipient of BlackRock’s policies (e.g. the Code of Business Conduct and Ethics or Insider Trading Policy).

What
All incentive-based compensation that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated financial reporting measures must be recouped.(1)
All performance-based compensation (including annual cash bonuses and all equity awards) may be recouped.
Any shares delivered within the preceding one-year period prior to such breach (or the gross proceeds from the disposition of such shares(2)) may be recouped by BlackRock, and any then-unvested awards will be forfeited.
All or a portion of any unvested awards(2) will be forfeited if the recipient competes with BlackRock following certain terminations of employment.
Any unvested equity awards held by the recipient (and any vested but unexercised options) will be forfeited.

(1)The Dodd-Frank Clawback Policy prohibits BlackRock from indemnifying any current or former executive officer against the loss of erroneously awarded compensation.
(2)In the case of any shares received upon the exercise of an option, BlackRock may recoup the positive difference between the fair market value of the shares on the date of exercise and the option exercise price. If the recipient competes with BlackRock following certain terminations of employment, any vested but unexercised options will be forfeited.

92	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
Benefits
BlackRock offers a wide range of benefits that are regularly reviewed in accordance with market practices and the local requirements of its offices, including, where applicable, retirement savings plans, a flexible time off policy and flexible working arrangements, parental leave and family forming benefits, such as fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. The Company offers comprehensive healthcare and mental-health benefits to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, an employee assistance program and access to telemedicine services, where available. Our NEOs also have the option to participate in a comprehensive health exam offered to our senior level executives. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.
Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards under the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).
Severance
Our NEOs are eligible for standard severance benefits under the BlackRock Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock in conjunction with a reduction in force or position elimination. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all eligible U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.
Perquisites
The MDCC considers perquisites and other benefits available to our NEOs to be a reasonable part of BlackRock’s executive compensation program. In approving these services, the MDCC considers their purpose and alignment to BlackRock’s compensation philosophy, as well as external market practices, and in the case of travel and security-related services for Messrs. Fink and Kapito, their direct necessity and benefit to the Company.
BlackRock’s security team provides certain security-related services to Messrs. Fink and Kapito to address potential threats to their safety that have originated in connection with their roles as CEO and President of the Company, respectively. The Board believes these services, which were recommended in a study performed by an independent, third-party security consulting firm, are not only necessary and in the interest of the personal safety of Messrs. Fink and Kapito, but are also in the interests of the Company and its shareholders given the critical value Messrs. Fink and Kapito provide as co-founders and leaders of the Company. In 2024, BlackRock paid for armed security personnel assigned to protect Messrs. Fink and Kapito, as well as armed security personnel assigned to provide residential security at each of their respective residences and, for Mr. Kapito, the installation, enhancement, upgrade and operational support for the home security systems at his residence. In addition, also for their personal safety, the Board requires Messrs. Fink and Kapito to utilize private airplane services for all business and personal air transportation and offers additional travel services for ground transportation. Given this requirement, BlackRock incurs incremental expense to provide each of them with a $295,000 allowance towards personal travel, and each executive must reimburse the Company for costs incurred beyond this allowance and did so in 2024. After November 2022, BlackRock offered no personal air travel program to our NEOs other than these security-related air services for Messrs. Fink and Kapito.
A financial planning perquisite is offered to each of our NEOs. In addition, investment offerings may be provided to them without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.
The aggregate incremental costs to BlackRock of providing the services described above is attributed as “All Other Compensation” in our “2024 Summary Compensation Table” on page 94, with the aggregate incremental costs further described in footnote (4) to the table.
Tax Reimbursements
BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.
Tax Deductibility of Compensation
The MDCC considers multiple compensation objectives when designing our incentive compensation programs, including the tax-deductibility of such compensation.
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any of our executive officers who are subject to Section 162(m) (our “Covered Employees”), including our NEOs, to $1 million during any fiscal year. Since 2018, when the most commonly used exception to the $1 million deduction limit, the “performance-based compensation” exception, was eliminated, the compensation paid to our Covered Employees, including our NEOs, in excess of $1 million is generally nondeductible, whether or not it is performance-based or paid before or after any termination of employment. As in prior years, the MDCC maintains the flexibility to pay non-deductible incentive compensation if it determines that doing so is in the best interest of the Company and its shareholders.

BLACKROCK, INC. 2025 PROXY STATEMENT	93

Executive Compensation
6. Executive Compensation Tables
Tabular Disclosure for 2024
The following 2024 Summary Compensation Table contains information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in the year indicated and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in the year indicated, even if such payments are made after year-end.
2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	Performance- Based Option Awards (Fair Value Awards) ($)(3)	All Other Compensation ($)(4)	Total ($)
Laurence D. Fink Chairman and Chief Executive Officer	2024	$1,500,000	$10,567,500	$18,150,103	—	$550,943	$30,768,546
	2023	$1,500,000	$7,900,000	$16,449,974	—	$1,089,500	$26,939,474
	2022	$1,500,000	$7,250,000	$23,250,554	—	$725,555	$32,726,109
Robert S. Kapito President	2024	$1,250,000	$6,700,000	$13,299,637	—	$533,737	$21,783,374
	2023	$1,250,000	$5,700,000	$12,200,286	—	$398,399	$19,548,685
	2022	$1,250,000	$5,500,000	$17,799,659	—	$383,430	$24,933,089
Robert L. Goldstein Senior Managing Director and Chief Operating Officer	2024	$750,000	$4,023,000	$8,264,643	—	$67,270	$13,104,913
	2023	$500,000	$3,335,000	$6,749,680	$8,500,029	$50,435	$19,135,144
	2022	$500,000	$2,550,000	$9,124,488	—	$54,195	$12,228,683
Martin S. Small Senior Managing Director, Chief Financial Officer and Global Head of Corporate Strategy	2024	$750,000	$3,375,000	$5,325,766	—	$29,150	$9,479,916
	2023	$500,000	$2,175,000	$3,625,062	$6,500,030	$14,150	12,814,242
	—	—	—	—	—	—	—
J. Richard Kushel Senior Managing Director and Head of the Portfolio Management Group	2024	$750,000	$3,175,000	$6,075,064	—	$68,770	$10,068,834
	2023	$500,000	$2,525,000	$5,099,626	$7,499,956	$52,685	$15,677,267
	2022	$500,000	$2,050,000	$7,235,688	—	$54,195	$9,839,883
(1)Bonus. These amounts represent the discretionary annual cash Bonuses for the respective periods awarded pursuant to BlackRock’s annual incentive compensation program. The amount of incentive compensation awarded to each NEO in January 2025 (for fiscal year 2024) was based on subjective criteria, as more fully described in the “2024 NEO Compensation and Performance Summaries” on pages 74-88.
As described on pages 62-63 of the “Compensation Discussion and Analysis,” in January 2025, Messrs. Fink, Kapito, Goldstein, Small and Kushel were awarded RSUs as part of their discretionary annual bonuses for the 2024 fiscal year. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, these awards had targeted grant date values of $7,500,000, $4,800,000, $3,597,000, $2,625,000 and $2,325,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 16, 2025, which was calculated to be $999.36. Additionally, Messrs. Fink, Kapito, Goldstein, Small and Kushel received discretionary BPIP awards consisting of performance-based RSU awards with targeted grant date values of $17,100,000, $12,300,000, $6,150,000, $5,250,000 and $4,500,000, respectively. The base number of units granted pursuant to BPIP awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 16, 2025.
(2)Stock Awards. Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2024 Form 10-K. The amount included with respect to the BPIP awards granted in January 2024 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP awards would have been (i) $21,697,924 for Mr. Fink; (ii) $15,757,422 for Mr. Kapito; (iii) $9,404,367 for Mr. Goldstein; (iv) $6,765,608 for Mr. Small; and (v) $7,424,639 for Mr. Kushel.
(3)Performance-Based Options Awards. In May 2023, BlackRock implemented a key strategic part of our long-term management succession plans by granting non-recurring long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2023. See “Performance-Based Stock Options” on page 70. Amounts reflect the grant date fair value of performance-based option awards made during the calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2024 Form 10-K.
(4)All Other Compensation. For Messrs. Fink, Kapito, Goldstein, Small and Kushel, $29,150, $29,150, $29,150, $29,150, and $29,150, respectively, was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2024. For Messrs. Kapito and Kushel, $1,500 was attributable to contributions made by BlackRock under its health savings account (HSA) medical plan in 2024. For Messrs. Fink, Kapito, Goldstein, Small and Kushel, $0, $38,120, $38,120, $0 and $38,120, respectively, was attributable to financial planning services for 2024.

94	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
For Messrs. Fink and Kapito, the value reported for 2024 also includes $295,000 and $295,000, respectively, which reflects the incremental cost associated with personal use of company-provided aircraft services that counted toward their respective personal use allowances approved by the MDCC. Messrs. Fink and Kapito are required by the Board to utilize company-provided airplane services for all business and personal travel in the interest of protecting their personal security.
Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. These amounts relate to flights taken between December 1, 2023 and November 30, 2024, rather than flights taken during BlackRock’s fiscal year. Prior to 2023, to protect the health and safety of the flight crew on account of the COVID-19 pandemic, BlackRock required corporate aircraft to return to base rather than stay at the passenger’s destination (“deadhead flights”), which resulted in an increased number of deadhead flights associated with aircraft usage. Reported amounts prior to 2023 include the incremental cost to BlackRock associated with deadhead flights.
For the personal security of Mr. Fink and Mr. Kapito, the values reported for 2024 also include $226,793 and $169,967, respectively, for expenses incurred by the Company to provide personal and residential security. This includes the provision of armed security personnel assigned to protect Messrs. Fink and Kapito, as well as armed security personnel assigned to provide residential security at each of their respective residences. For Mr. Kapito, the $169,967 also includes $152,927 to provide for the installation, enhancement, upgrade and operational support for the home security systems at his residence, as recommended by an independent, third-party security study and supported by the Board as necessary and in the interest of the Company and its shareholders.
For more information regarding perquisites, see “Perquisites” on page 93. No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.
2024 Grants of Plan-Based Awards
The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2024 to our NEOs.

	Grant Date(1)	Date of MDCC Action	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name			Threshold (#)	Target (#)	Maximum (#)

Laurence D. Fink	1/16/2024	1/11/2024(2)				6,259	$4,999,846
	1/16/2024	1/11/2024(3)	—	16,462	27,162		$13,150,257
Robert S. Kapito	1/16/2024	1/11/2024(2)				4,694	$3,749,685
	1/16/2024	1/11/2024(3)	—	11,955	19,726		$9,549,953
Robert L. Goldstein	1/16/2024	1/11/2024(2)				3,211	$2,565,027
	1/16/2024	1/11/2024(3)	—	7,135	11,773		$5,699,616
Martin S. Small	1/16/2024	1/11/2024(2)				1,534	$1,225,398
	1/16/2024	1/11/2024(3)	—	5,133	8,469		$4,100,369
J. Richard Kushel	1/16/2024	1/11/2024(2)				1,972	$1,575,283
	1/16/2024	1/11/2024(3)	—	5,633	9,294		$4,499,781
(1)Grant Date. Grant date is the date on which approved award values were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.
(2)These January 16, 2024 awards represent grants of deferred equity Bonuses (RSUs) awarded to Messrs. Fink, Kapito, Goldstein, Small and Kushel as part of their 2023 Total Incentive Awards. These awards vest one-third on each of the first three anniversaries of the grant date beginning on January 31, 2025. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs.
(3)These January 16, 2024 awards represent BPIP awards granted to Messrs. Fink, Kapito, Goldstein, Small and Kushel in respect of services performed in 2023. To determine the base number of RSUs comprising each BPIP award, the award value was divided by the grant price (i.e., $798.83). The grant price represents an average of the high and low price of BlackRock common stock on January 16, 2024 (i.e., the second trading day following the release of earnings for the fourth quarter of 2023). The BPIP awards will be eligible to vest on January 31, 2027, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2024 and ending on December 31, 2026. The number of shares of BlackRock common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the NEO’s award agreement. The percentage multiplier is determined by the Company’s average annual Organic Revenue Growth and Operating Margin, as adjusted, during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.
(4)Grant Date Fair Value of Stock Awards. Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2024 Form 10-K. The amount included with respect to the BPIP awards is based on the grant date fair value assuming target level of performance.

BLACKROCK, INC. 2025 PROXY STATEMENT	95

Executive Compensation
2024 Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Laurence D. Fink	1/18/2022	—	—	—	—	—	1,943(2)	$1,991,789
	1/18/2022	—	—	—	—	—	9,509(3)	$9,747,771
	1/17/2023	—	—	—	—	—	3,362(2)	$3,446,420
	1/17/2023	—	—	—	—	—	17,506(3)	$17,945,576
	1/16/2024	—	—	—	—	—	6,259(2)	$6,416,163
	1/16/2024	—	—	—	—	—	24,067(3)	$24,671,322
Robert S. Kapito	1/18/2022	—	—	—	—	—	1,863(2)	$1,909,780
	1/18/2022	—	—	—	—	—	6,796(3)	$6,966,648
	1/17/2023	—	—	—	—	—	2,197(2)	$2,252,167
	1/17/2023	—	—	—	—	—	13,440(3)	$13,777,478
	1/16/2024	—	—	—	—	—	4,694(2)	$4,811,866
	1/16/2024	—	—	—	—	—	17,478(3)	$17,916,873
Robert L. Goldstein	12/4/2017	54,190	—	—	513.50	12/4/2026(4)	—	—
	1/18/2022	—	—	—	—	—	1,352(2)	$1,385,949
	1/18/2022	—	—	—	—	—	2,971(3)	$3,045,602
	1/17/2023	—	—	—	—	—	807(2)	$827,264
	1/17/2023	—	—	—	—	—	8,064(3)	$8,266,487
	5/30/2023	—	—	57,694	673.58	5/30/2032(5)	—	—
	1/16/2024	—	—	—	—	—	3,211(2)	$3,291,628
	1/16/2024	—	—	—	—	—	10,431(3)	$10,692,922
Martin S. Small	12/4/2017	27,047	—	—	513.50	12/4/2026(4)	—	—
	1/18/2022	—	—	—	—	—	795(2)	$814,962
	1/18/2022	—	—	—	—	—	819(3)	$839,565
	1/17/2023	—	—	—	—	—	224(2)	$229,625
	1/17/2023	—	—	—	—	—	4,652(3)	$4,768,812
	5/30/2023	—	—	44,119	673.58	5/30/2032(5)	—	—
	1/16/2024	—	—	—	—	—	1,534(2)	$1,572,519
	1/16/2024	—	—	—	—	—	7,504(3)	$7,692,425
J. Richard Kushel	12/4/2017	67,142	—	—	513.50	12/4/2026(4)	—	—
	1/18/2022	—	—	—	—	—	1,437(2)	$1,473,083
	1/18/2022	—	—	—	—	—	1,886(3)	$1,933,357
	1/17/2023	—	—	—	—	—	986(2)	$1,010,758
	1/17/2023	—	—	—	—	—	5,513(3)	$5,651,431
	5/30/2023	—	—	50,906	673.58	5/30/2032(5)	—	—
	1/16/2024	—	—	—	—	—	1,972(2)	$2,021,517
	1/16/2024	—	—	—	—	—	8,235(3)	$8,441,781

96	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
(1)Market Value of Shares or Units of Stock That Have Not Vested. Amounts reflect the year-end value of RSUs and BPIP awards, based on the closing price of $1,025.11 per share of BlackRock common stock on December 31, 2024. With respect to the BPIP awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2024 and 100% of target for the remainder of the performance period.
(2)One-third of these RSUs vest on each of the first three anniversaries after the year in which the grant date occurs (beginning on January 31 following the year of grant).
(3)These BPIP awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2024 and target-level performance pursuant to the 2024 BPIP award Determination Matrix on page 67 for the remainder of the performance period (which equals 43.0% of target for the BPIP awards granted January 18, 2022, 102.5% of target for the BPIP awards granted January 17, 2023 and 146.2% of target for the BPIP awards granted January 16, 2024). See “Potential Payments Upon Termination or Change in Control” on page 98 for additional details regarding these awards.
(4)In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believed would play critical roles in BlackRock’s future. These awards represent performance-based option awards granted to Messrs. Goldstein, Small and Kushel in connection with such succession planning. One-third of these performance-based stock options vested on each of December 4, 2022, December 4, 2023, and December 4, 2024. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited. See “Potential Payments Upon Termination or Change in Control” on page 98 for additional details regarding these awards.
(5)In May 2023, BlackRock implemented a key strategic part of our long-term management succession plans by granting non-recurring long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. See “Performance-Based Stock Options” on page 70. These awards represent performance-based option awards granted to Messrs. Goldstein, Small and Kushel in connection with the strategic initiative. Vesting is contingent upon the achievement of obtaining 130% of grant-date stock price of $673.58 over 60 consecutive calendar days within four years from the grant date and attainment of positive Organic Revenue Growth during the three-year performance period. If both hurdles are achieved, the award will vest in three tranches of 25%, 25% and 50% in May of 2027, 2028 and 2029, respectively. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited. See “Potential Payments Upon Termination or Change in Control” on page 98 for additional details regarding these awards.

BLACKROCK, INC. 2025 PROXY STATEMENT	97

Executive Compensation
2024 Option Exercises and Stock Vested
The following table sets forth the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2024 on the exercise of options or the vesting and/or settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	—	—	20,159	$15,758,895
Robert S. Kapito	—	—	15,815	$12,363,060
Robert L. Goldstein	54,000	$28,756,619	8,498	$6,643,142
Martin S. Small	—	—	3,087	$2,413,201
J. Richard Kushel	14,000	$5,255,915	6,687	$5,227,429
(1)Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RSUs that vested.
2024 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Laurence D. Fink	—		—	$4,511,156	—	$28,540,129
Robert S. Kapito	—		—	$20,790	—	$281,256
Robert L. Goldstein	—		—	$119,430	$664,006	$939,205
Martin S. Small	—		—	—	—	—
J. Richard Kushel	$1,010,000	(3)	—	$679,101	$791,857	$6,873,896
(1)Represents earnings on balances in the VDCP (as described below), none of which were determined to be above-market.
(2)Amounts shown include deferred portions of the annual cash Bonuses payable to each NEO (other than Mr. Small) as reported in the Salary and/or Bonus columns of our Summary Compensation Tables for previous years.
(3)The amount of Mr. Kushel’s contribution to the VDCP are included in his 2023 Bonus column values of the 2024 Summary Compensation Table.
Voluntary Deferred Compensation Plan
BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the annual cash Bonus that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in a lump sum or up to 10 annual installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.
Potential Payments Upon Termination or Change in Control
As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.
Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause in conjunction with a reduction in force or position elimination, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 99 and 101, in each case assuming a termination of employment of the NEO on December 31, 2024.

98	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement/ Disability	Death
RSUs Granted as Deferred Equity Bonuses	Unvested awards are forfeited.	Unvested awards are forfeited.
Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date, subject to non-engagement in any competitive activity prior to the vesting date.
If termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date, subject to non-engagement in any competitive activity prior to the vesting date.
Immediate vesting and settlement.
RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.
Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any competitive activity prior to the vesting date. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.
				Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any competitive activity prior to the vesting date.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.
Performance-Based Option Awards (applicable to the 2017 and 2023 Awards, except as specifically noted)
Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation subject to non-engagement in any competitive activity prior to exercise of the awards.
Unvested awards are forfeited; vested and unexercised awards are cancelled.
2017 Awards: Awards will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period), plus a one-year service credit, and will remain exercisable through the full term, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. The applicable performance conditions have been achieved. If termination occurs within the 12-month period following a change in control, awards will fully vest and remain exercisable through the full term.
2023 Awards: Awards are forfeited if terminated within two years of grant. Thereafter, awards will be reduced by 50% and vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period) and will remain exercisable through the full term, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. If termination occurs within the 12-month period following a change in control, unvested awards are forfeited.

Qualified Retirement: Unvested awards are
forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation subject to non- engagement in any competitive activity prior to exercise of the awards.
Disability: Awards will continue to be eligible to fully vest on each vesting date, subject to achievement of the applicable performance conditions and non-engagement in any competitive activity prior to exercise of the awards. Solely with respect to the 2017 Awards, the applicable performance conditions have been achieved. Any vested options will remain exercisable through the full term.

Awards will continue to be eligible to fully vest on each vesting date, subject to achievement of the applicable performance conditions. Solely with respect to the 2017 Awards, the applicable performance conditions have been achieved. Any vested options will remain exercisable through the full term.

(1)Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

BLACKROCK, INC. 2025 PROXY STATEMENT	99

Executive Compensation
CEO Carry Incentive: Mr. Fink’s Carry Incentive was approved as of February 11, 2025, subsequent to the time period covered by the table below. In the event of a termination of employment due to voluntary resignation (other than due to a qualified retirement) or an involuntary termination for cause, all vested and unvested portions of the Carry Incentive will be forfeited. In the event of an involuntary termination without cause, all unvested portions of the Carry Incentive will be forfeited. In the event of a termination of employment due to qualified retirement, the Carry Incentive will continue to vest for one year from the date of termination and any remaining unvested portions will then be forfeited. In the event of a termination of employment due to death or disability, vesting will be accelerated in full. For additional details regarding the CEO Carry Incentive, see page 69.
Voluntary Deferred Compensation Plan: Upon a change in control of BlackRock, Inc. or a termination (with respect to deferrals prior to the 2016 plan year) of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. Upon a termination of an NEO’s employment for any reason with respect to deferrals for the 2016 and subsequent plan years, such NEO’s VDCP balance would be paid in accordance with their deferral election. All outstanding VDCP balances were fully vested as of December 31, 2024. Accordingly, no amounts have been included in the table on page 101 with respect to VDCP balances. For additional information, please refer to the “2024 Nonqualified Deferred Compensation” table on page 98.
Leadership Retention Carry Plan: No percentage points were granted under the Leadership Retention Carry Plan to any of our NEOs in 2024. In the event of a termination of employment due to voluntary resignation, termination for cause or involuntary termination without cause, all percentage points granted are forfeited. In the event of a termination of employment due to qualified retirement, death or disability, each recipient would begin receiving cash distributions in accordance with the schedule described below, with respect to his or her percentage points granted under the BlackRock Leadership Retention Carry Plan, subject to the execution of a release of claims and compliance with restrictive covenant obligations. An initial distribution would be made on the first payroll date following June 30 of the calendar year immediately following the year in which the qualifying termination occurs, with additional distributions occurring on the first payroll dates following the dates that are 48 and 108 months, respectively, following the initial distribution date. In each case, the distributions would be based on the applicable distributions to BlackRock from the participating BlackRock carry funds as of the applicable measurement date, provided that each of first two distributions will be limited to 80% of the distributions calculated as of the applicable measurement date. For purposes of each distribution, the measurement date will be the December 31 preceding the year in which the distribution is made. For additional details regarding the Leadership Retention Carry Plan, see page 65 of BlackRock’s 2020 Proxy Statement.

100	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
Potential Payments Upon Termination of Employment or a Change in Control
The amounts in the table below reflect an assumed termination of employment on December 31, 2024 and are based on the closing price of BlackRock common stock on December 31, 2024, which was $1,025.11. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Qualified Retirement	Disability/ Death	Voluntary Resignation/ Termination for Cause
Laurence D. Fink
Deferred equity Bonus(1)	$11,854,372	$11,854,372	$11,854,372	$11,854,372	—
BPIP awards(2), (3), (4)	$52,364,669	$44,130,986	$52,364,669	$52,364,669	—
Severance(10)	$1,557,692	$1,557,692	—	—	—
Total(12)	$65,776,733	$57,543,050	$64,219,041	$64,219,041	—
Robert S. Kapito
Deferred equity Bonus(1)	$8,973,813	$8,973,813	$8,973,813	$8,973,813	—
BPIP awards(2), (3), (4)	$38,660,999	$32,663,080	$38,660,999	$38,660,999	—
Severance(10)	$1,298,077	$1,298,077	—	—	—
Leadership Retention Carry Plan(11)	—	—	$1,500,614	$1,500,614	—
Total(12)	$48,932,888	$42,934,970	$49,135,426	$49,135,426	—
Robert L. Goldstein
Deferred equity Bonus(1)	$5,504,841	$5,504,841	$5,504,841	$5,504,841	—
BPIP awards(2), (3), (4)	$22,005,011	$18,424,302	$22,005,011	$22,005,011	—
2023 Option Awards(5), (6), (7), (8), (9)	—	—	—	$20,281,172	—
Severance(10)	$778,846	$778,846	—	—	—
Total(12)	$28,288,698	$24,707,989	$27,509,852	$47,791,024	—
Martin S. Small
Deferred equity Bonus(1)	$2,617,106	$2,617,106	$2,617,106	$2,617,106	—
BPIP awards(2), (3), (4)	$13,300,802	$10,754,429	$13,300,802	$13,300,802	—
2023 Option Awards(5), (6), (7), (8), (9)	—	—	—	$15,509,152	—
Severance(10)	$519,231	$519,231	—	—	—
Total(12)	$16,437,139	$13,890,766	$15,917,908	$31,427,060	—
J. Richard Kushel
Deferred equity Bonus(1)	$4,505,358	$4,505,358	$4,505,358	$4,505,358	—
BPIP awards(2), (3), (4)	$16,026,570	$13,221,869	$16,026,570	$16,026,570	—
2023 Option Awards(5), (6), (7), (8), (9)	—	—	—	$17,894,986	—
Severance(10)	$778,846	$778,846	—	—	—
Total(12)	$21,310,774	$18,506,073	$20,531,928	$38,426,914	—
(1)This reflects an amount equal to (i) the number of unvested RSUs awarded as deferred equity Bonuses outstanding as of December 31, 2024, multiplied by (ii) $1,025.11 (the closing price of BlackRock common stock on December 31, 2024). For additional details on the deferred equity Bonuses, please refer to the “2024 Outstanding Equity Awards at Fiscal Year-End” table on page 96 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 99.
(2)BPIP awards upon an involuntary termination without cause (other than following a change in control): For the January 2022 BPIP awards, January 2023 BPIP awards and January 2024 BPIP awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2024, and target-level performance pursuant to the 2024 BPIP Award Determination Matrix on page 67 for the remainder of the applicable performance period, multiplied by (ii) $1,025.11. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional details on the BPIP awards, please refer to the “2024 Grants of Plan-Based Awards” table on page 95, the “2024 Outstanding Equity Awards at Fiscal Year-End” table on page 96 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 99.

BLACKROCK, INC. 2025 PROXY STATEMENT	101

Executive Compensation
(3)BPIP awards upon an involuntary termination without cause within 12 months following a change in control: For January 2022 BPIP awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance through December 31, 2024, multiplied by (ii) $1,025.11. For both January 2023 BPIP awards and January 2024 BPIP awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive assuming the achievement of target-level performance pursuant to the 2024 BPIP Award Determination Matrix on page 67 during the performance period multiplied by (ii) $1,025.11. Under the terms of the Stock Plan, any outstanding awards that are not assumed by the acquirer in the event of a change in control would become fully vested (at target level for performance-based awards).
(4)BPIP awards upon a termination due to death, disability or qualified retirement: For the January 2022 BPIP awards, January 2023 BPIP awards and January 2024 BPIP awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2024, and target-level performance pursuant to the 2024 BPIP Award Determination Matrix on page 67 for the remainder of the applicable performance period, multiplied by (ii) $1,025.11. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period.
(5)In May 2023, BlackRock implemented a key strategic part of our long-term management succession plans by granting non-recurring long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2023. See “Performance-Based Stock Options” on page 70.
(6)Option Awards upon an involuntary termination without cause: The 2023 Option Awards are forfeited if terminated without cause within 2 years of grant. For additional details on these awards, see the “2024 Outstanding Equity Awards at Fiscal Year-End” table on page 96.
(7)Option Awards upon a termination without cause within 12 months following a change in control: The 2023 Option Awards are forfeited upon a termination without cause within 12 months following a change in control.
(8)Option Awards upon qualified retirement: All unvested options will be forfeited.
(9)Option Awards upon a termination due to death or disability: All unvested awards will continue to vest. The amounts shown represent the value of unvested options as of December 31, 2024.
(10)Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2024.
(11)Leadership Retention Carry Plan Award upon a termination due to qualified retirement, disability or death: The value shown for Mr. Kapito reflects an award of percentage points under the BlackRock Leadership Retention Carry Plan to promote his long-term retention and drive future growth and performance and constitutes a reasonable estimate of the portion of the carry pool that would be payable to Mr. Kapito under the plan based upon the amount of applicable distributions received by BlackRock from participating funds as of December 31, 2024. The remaining value of the award depends on multiple factors that remain unknown, including timing of realization of the underlying investments in the participating illiquid alternative funds and the specific returns achieved with respect to the participating funds, and is not currently subject to reasonable estimation. However, had the participating funds been liquidated as of December 31, 2024 and all amounts been distributed and monetized in accordance with the respective funds’ distribution and related provisions, and had an actual qualifying termination of employment occurred on December 31, 2024, the remaining value of the award (which is in addition to the amount shown in the table) would have been approximately $25.3 million. The value of the award following an actual qualifying termination of employment will differ from these amounts depending on circumstances at the time.
(12)Total values for deferred equity Bonuses, BPIP awards, option awards and severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total.”
CEO Pay Ratio for 2024
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:
For 2024, our last completed fiscal year:
•The median of the annual total compensation of all employees of our Company (other than our CEO) was $172,264; and
•The annual total compensation of our CEO, as reported in the 2024 Summary Compensation Table included in this Proxy Statement, was $30,768,546.
Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 179:1. This result is broadly consistent with our historical pay practices.

102	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
2024 CEO Pay Ratio = 179:1
Methodology
1.Identification of Median Employee. As permitted by Item 402(u) of Regulation S-K, we are using the same median employee as has been used since 2022, as there were no material changes in 2024 to our employee population, our compensation arrangements or our median employee’s circumstances that would significantly impact our pay ratio disclosure.
We identified our median employee for 2022 based on our employee population as of December 31, 2022. In order to identify the median employee from our employee population as of December 31, 2022, we reviewed the 2022 total compensation of our employees. Total compensation included base salary, overtime, 2022 annual incentive award, direct incentives, commission payments and long-term equity incentive grants as reflected in the 2022 annual compensation statements provided to each employee as part of the year-end compensation process.
We identified our median employee for 2022 using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the 2022 median employee.
2.Calculation of Annual Total Compensation. Once we identified that our median employee selected in 2022 was reasonable for our 2024 disclosure, we combined all the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $172,264. The difference between such employee’s total compensation and the reported amount for the ratio calculation is the contributions made by BlackRock under its tax qualified defined contribution (401(k)) plan for 2024 to such employee, which totaled $15,864.
For our CEO’s annual total compensation, we used the amount reported in the “Total” column of our “2024 Summary Compensation Table” included in this Proxy Statement on page 94.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain aspects of our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to include various adjustments to amounts that have been reported in the Summary Compensation Table for 2024 and in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both reported in our Summary Compensation Table for 2024 and in previous years, as well as the adjusted values required in this section for the 2020, 2021, 2022, 2023 and 2024 calendar years.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	Net Income ($ millions)(5)	Operating Margin, as Adjusted(6)
2024	$30,768,546	$56,483,706	$13,609,260	$36,574,292	$231.05	$232.43	$6,369	44.5%
2023	$26,939,474	$26,855,065	$15,627,388	$20,027,946	$178.70	$168.44	$5,502	41.7%
2022	$32,726,109	$(5,793,787)	$13,782,910	$(12,461,284)	$151.62	$128.15	$5,178	42.8%
2021	$32,587,335	$65,321,174	$14,814,344	$39,235,001	$190.47	$171.06	$5,901	46.8%
2020	$27,356,432	$56,852,871	$12,121,020	$36,172,170	$147.21	$115.88	$4,932	46.0%
(1)Reflects compensation amounts reported in the Summary Compensation Table for Mr. Fink, who served as our CEO for the respective years shown. Reflects average compensation amounts reported in the Summary Compensation Table for the following non-CEO NEOs for the fiscal years noted below:
•2024: Messrs. Kapito, Goldstein, Small and Kushel.
•2023: Messrs. Kapito, Goldstein, Wiedman, Small and Shedlin.
•2022: Messrs. Kapito, Goldstein, Kushel and Shedlin.
•2021: Messrs. Kapito, Goldstein, Kushel and Shedlin.
•2020: Messrs. Kapito, Goldstein, Shedlin and Wiedman.
(2)Dollar amounts reflect “compensation actually paid” for our CEO and average “compensation actually paid” for our non-CEO NEOs for each of the 2024, 2023, 2022, 2021 and 2020 fiscal years. In determining the “compensation actually paid” to our NEOs, we are required by SEC rules to include various adjustments to amounts that have been reported in the Summary Compensation Table for 2024 and in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. Because none of our NEOs participated in any Company-sponsored defined benefit pension program in the covered years, we have not included any adjustments with respect to service cost or prior service cost for any pension plans. These amounts do not reflect the year-end executive pay decisions made by the MDCC as detailed in the “NEO Total Annual Compensation Summary” on page 62. For information regarding the decisions made by our MDCC in regard to our NEO’s compensation for each fiscal year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above, including the discussion beginning on page 56 of this Proxy Statement.

BLACKROCK, INC. 2025 PROXY STATEMENT	103

Executive Compensation
CEO Summary Compensation Table Total Compensation to Compensation Actually Paid Reconciliation

Year	2020	2021	2022	2023	2024
CEO	Mr. Fink	Mr. Fink	Mr. Fink	Mr. Fink	Mr. Fink
Summary Compensation Table Total Compensation ($)	27,356,432	32,587,335	32,726,109	26,939,474	30,768,546
Less: Equity Award Values Reported in Summary Compensation Table for the Covered Year ($)	(15,999,930)	(18,849,371)	(23,250,554)	(16,449,974)	(18,150,103)
Plus: Year-End Fair Value for Outstanding Unvested Equity Awards Granted in the Covered Year ($)	23,542,782	29,527,964	10,821,969	15,241,152	31,087,941
Plus/Less: Change in Fair Value as of Year-End of Outstanding Unvested Equity Awards from Prior Years ($)	19,210,242	20,751,886	(22,966,972)	(1,211,612)	12,076,637
Plus/Less: Change in Fair Value as of the Vesting Date of Equity Awards from Prior Years that Vested in the Covered Year ($)	1,149,414	(635,548)	(4,072,502)	1,577,082	(755,917)
Plus: Fair Value as of the Vesting Date of Equity Awards Granted and Vested in the Same Covered Year ($)	—	—	—	—	—
Less: Fair Value of Equity Awards Forfeited during the Covered Year ($)	—	—	—	—	—
Plus: Value of Dividends Accrued on Equity Awards in the Covered Year not Otherwise Reflected in the Summary Compensation Table Total Compensation ($)	1,593,931	1,938,907	948,163	758,942	1,456,602
Compensation Actually Paid to CEO ($)	56,852,871	65,321,174	(5,793,787)	26,855,065	56,483,706
Average Non-CEO NEO Summary Compensation Table Total Compensation to Average Compensation Actually Paid Reconciliation

Year	2020 Average	2021 Average	2022 Average	2023 Average	2024 Average
Non-CEO NEOs	See note (1) above for NEO details
Average Summary Compensation Table Total Compensation ($)	12,121,020	14,814,344	13,782,910	15,627,388	13,609,260
Less: Average Equity Award Values Reported in Summary Compensation Table for the Covered Year ($)	(7,137,300)	(8,646,287)	(10,018,757)	(11,741,131)	(8,241,278)
Plus: Average Year-End Fair Value for Outstanding Unvested Equity Awards Granted in the Covered Year ($)	10,462,842	13,191,839	5,372,696	14,044,991	14,110,760
Plus/Less: Average Change in Fair Value as of Year-End of Outstanding Unvested Equity Awards from Prior Years ($)	19,724,323	19,333,261	(16,643,676)	950,007	12,869,440
Plus/Less: Average Change in Fair Value as of the Vesting Date of Equity Awards from Prior Years that Vested in the Covered Year ($)	402,384	(231,411)	(5,388,671)	835,730	3,602,949
Plus: Average Fair Value as of the Vesting Date of Equity Awards Granted and Vested in the Same Covered Year ($)	—	—	—	—	—
Less: Average Fair Value of Equity Awards Forfeited during the Covered Year ($)	—	—	—	—	—
Plus: Average Value of Dividends Accrued on Equity Awards in the Covered Year not Otherwise Reflected in the Average Summary Compensation Table Total Compensation ($)	598,901	773,255	434,214	310,960	623,161
Average Compensation Actually Paid to Non-CEO NEOs ($)	36,172,170	39,235,001	(12,461,284)	20,027,946	36,574,292

104	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
Equity Award Valuation Assumptions: BPIP award grant date fair values are calculated using the stock price as of the grant date assuming target performance. Adjustments to these values have been made using the stock price and projected vesting assumptions as of each subsequent measurement date, assuming actual performance relative to the applicable performance targets through the applicable measurement date and target performance for years in the performance period beyond the applicable measurement date (based on the award determination matrix for the BPIP award granted in the January following the applicable measurement date). RSU values represent fair values which are calculated using the stock price as of each measurement date. Stock options represent performance-based option awards with vesting contingent on the NEOs’ continued service and BlackRock’s achievement of a stock price hurdle and positive Organic Revenue Growth. Stock option fair values for measurement dates prior to when the price hurdle was achieved are calculated by a Monte Carlo simulation model with an embedded binomial lattice model, which accounts for the risk of non-achievement. For stock option fair values occurring after the achievement of the price hurdle, the values are calculated by a binomial lattice model only. The stock option binomial lattice modelling uses a consistent set of valuation inputs (including BlackRock stock price, volatility, and dividend rates, market risk free rate, and the options’ strike price and term) which have been updated as of each measurement date, as applicable.
(3)Represents the cumulative Total Shareholder Return (“TSR”) of BlackRock for the periods ending on December 31, 2024, 2023, 2022, 2021 and 2020, respectively, based on an initial fixed investment of $100 in BlackRock common stock on December 31, 2019. For 2024, represents the five-year TSR (2020-2024), for 2023, represents the four-year TSR (2020-2023), for 2022, represents the three-year TSR (2020-2022), for 2021, represents the two-year TSR (2020-2021) and for 2020 represents the one-year TSR (2020).
(4)Represents the cumulative TSR of the S&P U.S. BMI Asset Management & Custody Banks Index (as reported in BlackRock’s Annual Report on Form 10-K) for each of the periods ending on December 31, 2024, 2023, 2022, 2021 and 2020, respectively, based on an initial fixed investment of $100 in BlackRock common stock on December 31, 2019. For 2024, represents the five-year TSR (2020-2024), for 2023, represents the four-year TSR (2020-2023), for 2022, represents the three-year TSR (2020-2022), for 2021, represents the two-year TSR (2020-2021) and for 2020 represents the one-year TSR (2020).
(5)Reflects net income attributable to BlackRock, Inc. in the Company’s Consolidated Statements of Income included in BlackRock’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively.
(6)BlackRock’s Company-Selected Measure is Operating Margin, as adjusted. For reconciliation with GAAP for 2022-2024, please see Annex A. For reconciliation with GAAP for 2020 and 2021, please see page 37 of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022.
Relationship between Compensation Actually Paid and Performance Measures Disclosed in the Pay Versus Performance Table
The following chart shows that the “compensation actually paid” to our CEO and average “compensation actually paid” to our other NEOs for each of the 2020, 2021, 2022, 2023 and 2024 fiscal years align to trends with BlackRock’s and our peer group’s (S&P U.S. BMI Asset Management & Custody Banks Index) TSR over the same period. BlackRock maintained a relatively consistent TSR premium relative to our peer group.

Compensation Actually Paid vs. TSR

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return

BLACKROCK, INC. 2025 PROXY STATEMENT	105

Executive Compensation
The following chart shows that the “compensation actually paid” to our CEO and average “compensation actually paid” to our other NEOs for each of the 2020, 2021, 2022, 2023 and 2024 fiscal years align to trends in net income attributable to BlackRock, Inc. over the same period.

Compensation Actually Paid vs. Net Income(1)

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs	Net Income(1)
The following chart shows that “compensation actually paid” to our CEO and average “compensation actually paid” to our other NEOs for each of the 2020, 2021, 2022, 2023 and 2024 fiscal years align to trends with BlackRock’s Operating Margin, as adjusted, over the same period.

Compensation Actually Paid vs. Operating Margin, as adjusted(2)

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Non-CEO NEOs	Operating Margin, as adjusted(2)
(1)Reflects net income attributable to BlackRock, Inc. in the Company’s Consolidated Statements of Income included in BlackRock’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively.
(2)BlackRock’s Company-Selected Measure is Operating Margin, as adjusted. For reconciliation with GAAP for 2022-2024, please see Annex A. For reconciliation with GAAP for 2020 and 2021, please see page 37 of BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2022.

106	BLACKROCK, INC. 2025 PROXY STATEMENT

Executive Compensation
List of Most Important Measures
The following table presents the most important financial performance measures that we use to link “compensation actually paid” (as defined by SEC rules) to our NEOs for 2024 to our performance. Performance outcomes for each measure are generally assessed in the context of external market conditions, and may be considered relative to industry performance or over variable time horizons. These measures are not ranked.

Measure
Operating Margin, as adjusted(1)
Operating Income, as adjusted(1)
Net New Business
Organic Revenue Growth(2)
Total Shareholder Return(3)
(1)For reconciliation with GAAP, please see Annex A.
(2)Organic Revenue Growth is a measure of the estimated annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.
(3)We assess performance based in part on BlackRock’s 1-year, 3-year and 5-year Total Shareholder Return. Total Shareholder Return is defined as the change in stock price plus reinvested dividends, measured through December 31, 2024, then annualized.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2024, relating to BlackRock’s equity compensation plans pursuant to which grants of options, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan	4,651,693	(1)	$614.39	(2)	7,708,389
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		288,761	(3)
Total Approved by Shareholders	4,651,693				7,997,150
Not Approved
None	—		N/A		—
Total Not Approved by Shareholders	—		N/A		—
Total	4,651,693				7,997,150
(1)Includes 2,959,212 shares subject to RSUs (including RSUs which are settled in cash) and Performance-Based Awards (assuming payout at target levels) and 1,692,481 stock options.
(2)Represents the weighted-average exercise price of stock options only, comprising 625,825 options with an exercise price of $513.50 and 1,066,656 options with an exercise price of $673.58.
(3)Includes 288,761 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 6,338 were subject to purchase during the open offering period that included December 31, 2024.

BLACKROCK, INC. 2025 PROXY STATEMENT	107

ITEM 3
Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.
At its meeting on March 26, 2025, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2025 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.
The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.
The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Accordingly, we are asking shareholders to ratify the appointment of Deloitte.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the fiscal year 2025.

108	BLACKROCK, INC. 2025 PROXY STATEMENT

Item 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm
Fees Incurred by BlackRock for Deloitte
Aggregate fees incurred by BlackRock, including certain sponsored investment funds, for the fiscal years ended December 31, 2024 and 2023, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

(in millions)	2024		2023
Audit Fees(1)	$24.5		$21.6
Audit-Related Fees(2)	$5.9	(5)	$5.1
Tax Fees(3)	$3.6	(5)	$2.4
All Other Fees(4)	$0.1	(5)	$0.2
Total	$34.1	(5)	$29.3
(1)Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.
(2)Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, attestation services for Global Investment Performance Standards (GIPS®) verification, and other regulatory/compliance assurance engagements.
(3)Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements and consisted principally of tax compliance and other tax services.
(4)All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory reviews, technology subscriptions and translation services.
(5)Excluded from these fees are services provided to GIP Funds ($700 thousand, $5.9 million and $90 thousand for Audit-Related, Tax and All Other fees, respectively) payable by BlackRock following the closing of the GIP acquisition on October 1, 2024. Fees are payable by BlackRock as agent to the GIP Funds and fully reimbursed.
Excluded from the amounts reported above, Deloitte also provides Audit, Audit-Related and Tax services directly to certain of our affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $22 million and $25.2 million for the fiscal years ended December 31, 2024 and 2023, respectively. Such fees do not include fees paid to Deloitte by registered investment companies.
Audit Committee Pre-Approval Policy
In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by Deloitte were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. The Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

BLACKROCK, INC. 2025 PROXY STATEMENT	109

Audit Committee Report
The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.
It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing BlackRock’s financial statements and internal control over financial reporting, expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2024.
We have further discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.
Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Members of the Audit Committee
Pamela Daley, Chair
Margaret “Peggy” L. Johnson
Marco Antonio Slim Domit
Hans E. Vestberg
Susan L. Wagner
Mark Wilson

110	BLACKROCK, INC. 2025 PROXY STATEMENT

ITEM 4
Shareholder Proposal – Report on Risk of Stakeholder Capitalism

Bowyer Research, P.O. Box 120, McKeesport, PA 15135, on behalf of Grace Graber, beneficial owner of at least $2,000 worth of BlackRock common stock for at least three years, has advised us that it intends to introduce the following resolution:
Resolved: Shareholders request that the Board of Directors of BlackRock, Inc. issue a public report within the next year, at reasonable cost and excluding confidential information, evaluating how it oversees legal and reputational risks related to a perceived shift away from a traditional understanding of fiduciary responsibility to stakeholder capitalism, implied by its assent to the Business Roundtable’s Statement on the Purpose of a Corporation, as well as a high-profile embrace of ESG and DEI in its public pronouncements, organizational affiliations, corporate engagement, and proxy voting.
Supporting Statement
Whereas: Five years ago, the Business Roundtable’s Statement on the Purpose of a Corporation paved the way for countless activist-driven corporate policies that have created significant legal and reputational risks of tremendous concern for many companies. Corporate policy has been steered away from maximizing value to shareholders (and therefore company value/brand performance) and towards policies that effectively amount to side-taking on contentious issues within the public square, prioritizing political/social goals under the guise of ‘stakeholder capitalism’ while neglecting shareholder value.
Among the companies that have undergone this priority shift and experienced adverse consequences as a result, is BlackRock Inc., courtesy of CEO and BRT signatory Laurence Fink.[1] Since its broad embrace of stakeholder capitalism, BlackRock has undergone policy shifts that evince an increasingly partisan and activist-driven corporate focus, and one that presents growing risks to management and shareholders alike.
Although the company has previously touted[2] its investment in the energy sector, its leadership in climate initiatives designed to reduce carbon emissions has led to criticism from numerous states over its bias against the fossil fuel industry — more importantly, BlackRock’s participation in ESG initiatives has led states such as West Virginia,[3] Oklahoma,[4] and Texas[5] to restrict the company from doing business with state entities. Buoyed by concerns over ESG-driven boycotts of the oil and gas industry, nine states have divested[6] billions from asset managers including BlackRock. If these concerns are not ameliorated, more divestments might well follow. The choice to turn corporate policy away from shareholders and towards all stakeholders is also one that has sparked significant controversy in the broader consumer world. BlackRock is, in many center/right-leaning circles, considered the epitome of corporate America’s leftward drift. The company should examine what policies are fueling this perception.
BlackRock’s broad shift toward activism, while justifiable under the philosophy of stakeholder capitalism, is hardly justifiable under a traditional understanding of fiduciary duty. The embrace of stakeholder capitalism across operations has created a space in which corporate policies that take sides on the most contentious political/social issues of our day, even at the cost of client divestments, are acceptable. This calls into question not only the extent to which stakeholder capitalism is consistent with BlackRock’s fiduciary responsibilities,[7] but the extent to which a shift away from fiduciary duty has created undue legal and reputational risks for both Board and Company.
(1)https://www.businessroundtable.org/about-us/members
(2)https://drive.google.com/file/d/1g3Aa8VdcD1xpJrxTT3oG2oflLBPpotyL/view
(3)https://wvtreasury.com/portals/wvtreasury/content/legal/memorandum/Restricted-Financial-Institutions-List.pdf
(4)https://oklahoma.gov/content/dam/ok/en/treasurer/documents/homepage/Restricted_Financial_Companies_List_ORIGINAL_final.pdf
(5)https://thehill.com/homenews/state-watch/4543054-texas-schools-pull-billions-investment-blackrock-fossil-fuel-boycott-esg/
(6)https://1792exchange.com/wp-content/uploads/2024/08/Business-Roundtable-2019-Letter.pdf
(7)https://www.blackrock.com/corporate/literature/fact-sheet/blk-responsible-investment-engprinciples-global.pdf

BLACKROCK, INC. 2025 PROXY STATEMENT	111

Item 4 Shareholder Proposal – Report on Risk of Stakeholder Capitalism

The Board of Directors’ Statement in Opposition

The Board recommends that you vote against this proposal for the following key reasons:
•BlackRock has consistently prioritized meeting the needs of our clients and delivering for shareholders, as demonstrated by our strong financial results in 2024.
•We remain committed to delivering for our shareholders and, as a fiduciary, focusing on helping our clients achieve their investment objectives.
•The fiduciary mindset remains the bedrock of BlackRock’s identity and BlackRock’s corporate governance framework provides for Board oversight over our business activity.
•The requested report would not provide any meaningful new information or create additional value for shareholders.
Prioritizing the Needs of Clients and Delivering for Shareholders: BlackRock has consistently focused on executing the Company’s shareholder value framework to deliver organic revenue, operating income and earnings growth. In 2024, the Company delivered record client net inflows of $641 billion, including back-to-back quarters of record net inflows in the second half of the year. BlackRock’s 2024 annual revenue, operating income, and earnings per share each grew by double digits, with strong momentum across our entire franchise, including our newly enhanced private markets platform. From our IPO to the end of 2024, we’ve delivered an annualized total return for our shareholders of 21%, compared to about 8% for the S&P 500, and we’ve delivered an 18% annualized total return for our shareholders in the last five years.
Committed to Delivering for Shareholders and Focusing on Clients’ Investment Objectives as a Fiduciary: The proposal is based on a mischaracterization of BlackRock and the Business Roundtable’s Statement on the Purpose of a Corporation. Since its founding 37 years ago, BlackRock has had a deep conviction in the power and long-term growth of the capital markets. Assertions that BlackRock is partisan or has changed its policies and priorities to be partisan are misleading. BlackRock has been the target of activist campaigns from both sides of the political spectrum alleging that BlackRock is either too focused or not focused enough on a variety of political and social issues. In response, we have consistently clarified that, as a fiduciary, our focus is on helping our clients achieve their investment objectives, and not on furthering any agenda. BlackRock’s efforts to correct the record have resonated with key constituents. Our results show that clients have consistently chosen to partner with BlackRock, with over $2 trillion of client net inflows over the last five years. The proponent’s supporting statement also omits the fact that the Business Roundtable has since clarified their Statement to reaffirm the commitment by its member CEOs to a free market economy.
The Fiduciary Mindset Remains the Bedrock of BlackRock’s Identity: BlackRock’s culture is underpinned by five core principles, with the first principle being “We are a fiduciary to our clients.” BlackRock is committed to conducting its business activities in furtherance of our duties to our clients and shareholders and has a robust corporate governance framework that provides for oversight of its business activities. BlackRock’s Board receives regular updates from our public policy and governmental affairs leadership team and the Board’s Audit Committee oversees compliance with legal and regulatory requirements. The Board believes that the report sought by the proponent would not yield meaningful additional information for our shareholders or contribute to BlackRock’s financial performance.
Therefore, the Board recommends that our shareholders vote “AGAINST” this proposal.

Board Recommendation

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

112	BLACKROCK, INC. 2025 PROXY STATEMENT

ITEM 5
Shareholder Proposal – Democratic Reform of the Board Election

Jing Zhao, 1745 Copperleaf Ct, Concord, CA 94519, beneficial owner of four shares of BlackRock common stock for at least three years, has advised us that he intends to introduce the following resolution:
Resolved: Shareholders recommend that BlackRock, Inc. (the Company) reform the election of the board to list more candidates than the number of directors of the board to be elected.
Supporting Statement
The American corporate boards and executives have become a class of oligarchy, as defined by Aristotle, according to his _Politics_. In this great classic, Aristotle demonstrated that in a stable community (polis), the ratio of the richest citizen’s land to the poorest citizen’s land should not be over 5 to 1. The Company’s CEO pay ratio was 166:1 in 2023 (2024 Proxy Statement p.95). The CEO pay ratios of big Japanese and European companies are much less than of big American companies. America’s ballooning executive compensation is not sustainable for the economy, particularly there is no rational methodology to decide the executive compensation. The increase of disparity of wealth is the most serious root of American social disorder. Shareholders in JPMorgan Chase & Co., Intel, Netflix, Salesforce and other big companies rejected sky-high executive pay packages in 2022, 2023, and 2024.
One of the main problems of corporate governance is that American corporate boards are not democratically elected. The Company’s board needs a democratic reform to elect members from more diversified candidates. Shareholders should have the right to choose from more candidates than the number of directors of the board to be elected.
This democratic reform proposal should be implemented as not to violate any contractual obligations, with amendments to the Company’s governing documents as needed. The board has the flexibility to implement this proposal to design the criteria and process to nominate at least one more candidate than the number of directors of the board to be elected.

BLACKROCK, INC. 2025 PROXY STATEMENT	113

Item 5 Shareholder Proposal – Democratic Reform of the Board Election

The Board of Directors’ Statement in Opposition

The Board recommends that you vote against this proposal for the following key reasons:
•Our current nomination process identifies and nominates director candidates with the skills and experience required to effectively oversee our business and long-term strategy.
•The proposal’s approach could result in a politicized election process, disrupting our Board’s ability to plan our long-term strategy.
•Our shareholders already have effective methods of conveying their views on our Board composition to our Board.
Current Process Is Best Practice: The Board believes that our existing nomination process is the most effective process for identifying and nominating director candidates who are best suited to our current and future business needs and strategy. Our Nominating & Governance Committee (“NGC”) is responsible for overseeing our Board nomination process. As part of the process, the NGC may engage third-party firms or seek advice from current directors and management to identify qualified candidates. Shareholders may also recommend Board candidates for election directly through the processes summarized on pages 10-11 in this proxy statement.
In identifying and evaluating potential director candidates, the NGC considers the overall composition of the Board to determine whether it reflects the appropriate mix of experience and qualifications that are relevant to BlackRock’s current and future global business and strategy. The NGC also assesses potential candidates’ skills and experience; their ability to devote adequate time and effort to the responsibilities of the Board; and possible conflicts of interest. We believe that the NGC is best placed to identify the best director candidates for shareholder consideration. This is demonstrated by the strong support of our candidates from shareholders, averaging well over 90% over the past decade, and the company’s strong organic growth and financial results.
Proposed Approach Is Potentially Disruptive: The unusual approach of nominating more candidates than the number of directors to be elected, which we do not believe is utilized by any company in the S&P 500, would not be in the best interest of our business or shareholders. Having competing nominees would result in contested elections, which may in turn discourage collaboration among our directors, politicize the election process and deter talented candidates. Given the increased uncertainty, contested elections could also disrupt our Board’s ability to oversee management and our business in the long-term. This approach would also impede the NGC’s ability to ensure an appropriate Board composition overall that would most effectively oversee our business and best serve our shareholders’ long-term interest. The proposed approach would also be burdensome to management and the NGC and would not be an effective use of the Board’s time and BlackRock’s resources.
Unnecessary Given Existing Ability of Shareholders to Convey Their Views to our Board: As noted above, our shareholders already have the ability to convey their views on our Board composition to our Board. BlackRock engages at least annually with shareholders, including for input regarding our Board’s composition. For instance, in 2024, we offered engagement with shareholders collectively holding approximately 65% of our common stock. Shareholders also have the ability to recommend candidates for consideration by the NGC, as well as the right to nominate candidates for election to our Board under the proxy access and advanced notification provisions of our Bylaws.
We believe our existing Board nomination process is the most effective method of identifying and nominating director candidates who are best suited to overseeing our business and long-term strategy. The proposed approach is unnecessary and unlikely to benefit the company or its shareholders in any meaningful way.
Therefore, the Board recommends that our shareholders vote “AGAINST” this proposal.

Board Recommendation

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

114	BLACKROCK, INC. 2025 PROXY STATEMENT

Annual Meeting Information
Questions and Answers About the Annual Meeting and Voting
Who is entitled to vote?
Holders of record of BlackRock common stock at the close of business on March 24, 2025 are entitled to receive notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of March 24, 2025, 155,022,061 shares of BlackRock common stock, par value $0.01 per share, were outstanding. Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 18 director nominees and one vote on each other matter.
A list of shareholders entitled to vote at the Annual Meeting will be available prior to the Annual Meeting by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.
How can I attend and vote at the Annual Meeting?
The Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person.
You are entitled to virtually participate in the Annual Meeting if you were a shareholder as of the close of business on the record date, March 24, 2025, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.

Attending the Annual Meeting
To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BLK2025. You will be asked to enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Voting During the Annual Meeting
If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website.

Technology Support for the Annual Meeting
We encourage you to access the Annual Meeting before it begins. You may log in approximately 15 minutes before the meeting start time. If you have difficulty accessing the Annual Meeting, please contact the technical support number that will be posted at www.virtualshareholdermeeting.com/BLK2025. Technicians will be available to assist you.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?” on page 116.
Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?
We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same opportunity to participate as they would at an in-person meeting. Shareholders will have the ability to submit questions in advance of and during the meeting.

BLACKROCK, INC. 2025 PROXY STATEMENT	115

Annual Meeting Information
•Submitting questions in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
•Submitting questions during the Annual Meeting. Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/BLK2025 with your control number and following the instructions to submit a question.
During the Q&A sessions of the Annual Meeting, we will address as many questions that comply with our rules of conduct and are submitted online by shareholders as time permits. Our rules of conduct will be made available on the virtual meeting platform and prior to the Annual Meeting on our Investor Relations website. Questions that are substantially similar may be grouped and answered together to avoid repetition. To allow us to respond to as many questions as possible in the allotted time, we may limit each shareholder to one question. We will also post a transcript of the Annual Meeting to our Investor Relations website following the meeting. Transcripts of past virtual annual meetings are also available on our Investor Relations website.
How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?
You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 14, 2025 by calling the toll-free telephone number on your proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 14, 2025 by accessing the website listed on the Notice of Internet Availability of Proxy Materials or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 14, 2025.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.
If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you can also vote via the Internet during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/BLK2025.
How will voting on any other business be conducted?
If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other business to be raised at the Annual Meeting.
May I revoke my vote?
Proxies may be revoked at any time before they are exercised by:
•Sending written notice to BlackRock’s Corporate Secretary;
•Submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 14, 2025;
•Timely delivering a valid, later-dated proxy; or
•Attending the Annual Meeting virtually and voting (attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request).

116	BLACKROCK, INC. 2025 PROXY STATEMENT

Annual Meeting Information
For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee by following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting.
What is a quorum?
A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting. Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum.
What is a broker “non-vote”?
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation and the shareholder proposals are not deemed “routine” by the NYSE and so nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.
What vote is required in order to approve each of the proposals?

Proposal		Voting options (Board recommendation)	Vote required to adopt the proposal	Effect of abstentions	Effect of broker “non-votes”

Item 1	Election of Directors	FOR, against or abstain on each nominee	A nominee for director will be elected if the number of votes “for” such nominee exceeds the number of votes “against” such nominee	No effect	No effect

Item 2	Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	FOR, against or abstain	The affirmative vote of a majority of the shares of common stock represented and entitled to vote on such matter at the Annual Meeting	Against	No effect

Item 3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR, against or abstain	The affirmative vote of a majority of the shares of common stock represented and entitled to vote on such matter at the Annual Meeting	Against	Not applicable

Items 4 - 5	Shareholder Proposals	For, AGAINST or abstain	The affirmative vote of a majority of the shares of common stock represented and entitled to vote on such matter at the Annual Meeting.	Against	No effect

Who will count the votes and how can I find the results of the annual meeting?
Broadridge Financial Solutions, our tabulation agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

BLACKROCK, INC. 2025 PROXY STATEMENT	117

Annual Meeting Information
Important Additional Information
Cost of Proxy Solicitation
We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.
Multiple Shareholders Sharing the Same Mailing Address or “Householding”
In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2025 Annual Meeting of Shareholders.
You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.
If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.
If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.
Confidentiality of Voting
BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions, our tabulation agent, to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.
Available Information
BlackRock makes available free of charge through its website at https://ir.blackrock.com, under the headings “Financials / SEC Filings,” its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.
BlackRock will provide a copy of the foregoing documents without charge to any shareholder upon written request.

118	BLACKROCK, INC. 2025 PROXY STATEMENT

Annual Meeting Information
Written Requests for Copies Can Be Made By:

Mail: Corporate Secretary of BlackRock, 50 Hudson Yards, New York, New York 10001

Telephone: (212) 810-5800

Email: invrel@blackrock.com
Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2024 is not part of the proxy solicitation materials.
How to Sign up for Electronic Delivery
It is simple to receive future annual meeting materials electronically. To sign up for electronic delivery:
•If your shares are registered in your name, please visit www.proxyvote.com and follow the instructions.
•If your shares are held in the name of a broker, bank or other nominee, please contact them for instructions on how to sign up for electronic delivery.
Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders
Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials Pursuant to Rule 14a-8
Shareholders who wish to present proposals pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December 5, 2025.
Director Nominations Under Our Proxy Access Bylaw
A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2026 Annual Meeting of Shareholders must be received no later than December 5, 2025 and no earlier than November 5, 2025.
Other Proposals and Nominations
Apart from Exchange Act Rule 14a-8 and our proxy access bylaw, under our Bylaws certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.
We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2026 Annual Meeting of Shareholders:
•Not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or
•Not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.
Assuming that our 2026 Annual Meeting of Shareholders is held within 25 days of the anniversary of the Annual Meeting, we must receive notice by December 5, 2025 and no earlier than November 5, 2025.
Furthermore, in addition to satisfying the deadline in our Bylaws, a shareholder who intends to solicit proxies in support of director nominees other than BlackRock’s nominees must comply with Exchange Act Rule 14a-19(b).

BLACKROCK, INC. 2025 PROXY STATEMENT	119

Annual Meeting Information
Additional Requirements
Under our Bylaws, any notice of proposed business must include a description of and the reasons for bringing the business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected. Furthermore, any notice of a nomination submitted under the SEC’s universal proxy rules must comply with Exchange Act Rule 14a-19(b).
BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available at www.sec.gov.
Address to Submit Proposals and Nominations
Proxy proposals, proxy access nominations and notices of nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary, 50 Hudson Yards, New York, NY 10001.
Other Matters
The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.
By Order of the Board of Directors,

R. Andrew Dickson, III
Corporate Secretary

120	BLACKROCK, INC. 2025 PROXY STATEMENT

Annex A: Non-GAAP Reconciliation
Non-GAAP Financial Measures
BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures.
Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Computations and reconciliations for all periods are derived from the consolidated statements of income as follows:
(1) Operating Income, as Adjusted, and Operating Margin, as Adjusted:

(in millions)	2024	2023	2022
Operating income, GAAP basis	$7,574	$6,275	$6,385
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	43	57	—
Amortization of intangible assets (b)	291	151	151
Acquisition-related compensation costs (b)	148	17	24
Acquisition-related transaction costs (b)(1)	90	7	—
Contingent consideration fair value adjustments (b)	(36)	3	3
Lease costs — New York (c)	—	14	57
Restructuring charge (d)	—	61	91
Reduction of indemnification asset (e)(1)	—	8	—
Operating income, as adjusted	8,110	6,593	6,711
Product launch costs and commissions	—	—	6
Operating income used for operating margin measurement	$8,110	$6,593	$6,717
Revenue, GAAP basis	$20,407	$17,859	$17,873
Non-GAAP adjustments:
Distribution fees	(1,273)	(1,262)	(1,381)
Investment advisory fees	(898)	(789)	(798)
Revenue used for operating margin measurement	$18,236	$15,808	$15,694
Operating margin, GAAP basis	37.1%	35.1%	35.7%
Operating margin, as adjusted	44.5%	41.7%	42.8%
(1)Amount included within general and administration expense.

BLACKROCK, INC. 2025 PROXY STATEMENT	A-1

Annex A: Non-GAAP Reconciliation
(2) Nonoperating Income (Expense), Less Net Income (Loss) Attributable to NCI, as Adjusted:

(in millions)	2024	2023	2022
Nonoperating income (expense), GAAP basis	$721	$880	$(95)
Less: Net income (loss) attributable to NCI	143	174	(184)
Nonoperating income (expense), net of NCI	578	706	89
Less: Hedge gain (loss) on deferred cash compensation plans (a)	45	58	—
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$533	$648	$89
(3) Net Income Attributable to BlackRock, Inc., as Adjusted:

(in millions, except per share data)	2024	2023	2022
Net income attributable to BlackRock, Inc., GAAP basis	$6,369	$5,502	$5,178
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	(1)	(1)	—
Amortization and impairment of intangible assets (b)	218	114	114
Acquisition-related compensation costs (b)	110	12	19
Acquisition-related transaction costs (b)	66	5	—
Contingent consideration fair value adjustments (b)	(27)	3	3
Lease cost — New York (c)	—	11	43
Restructuring charge (d)	—	46	69
Income tax matters	(123)	—	(35)
Net income attributable to BlackRock, Inc., as adjusted	$6,612	$5,692	$5,391
Diluted weighted-average common shares outstanding	151.6	150.7	152.4
Diluted earnings per common share, GAAP basis	$42.01	$36.51	$33.97
Diluted earnings per common share, as adjusted	$43.61	$37.77	$35.36
(1)Non-GAAP adjustments, excluding income tax matters, are net of tax.
(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.
•Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.

A-2	BLACKROCK, INC. 2025 PROXY STATEMENT

Annex A: Non-GAAP Reconciliation
(b)Acquisition-related costs. Acquisition-related costs include adjustments related to amortization and noncash impairment of intangible assets, other acquisition-related costs, including professional services expense and compensation costs for nonrecurring retention-related deferred compensation, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)Lease costs — New York. In 2022 and 2023, the Company continued to recognize lease expense within general and administration expense for both its current headquarters located at 50 Hudson Yards in New York and prior headquarters until the Company’s lease on its prior headquarters expired in April 2023. The Company began lease payments related to its current headquarters in May 2023, but began recording lease expense in August 2021 when it obtained access to the building to begin its tenant improvements. Prior to the Company’s move to its current headquarters in February 2023, the impact of lease costs related to 50 Hudson Yards was excluded from operating income, as adjusted. In February 2023, the Company completed the majority of its move to 50 Hudson Yards and no longer excluded the impact of these lease costs. Subsequently, from February 2023 through April 2023, the Company excluded the impact of lease costs related to the Company’s prior headquarters. Management believes excluding the impact of these respective New York lease costs (“Lease costs — New York”) when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
(d)Restructuring charge. In the fourth quarter of 2023, the Company recorded a restructuring charge, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, in connection with initiatives to reorganize specific platforms, primarily Aladdin and private markets. In 2022, the Company recorded a restructuring charge primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards in connection with an initiative to modify the size and shape of the global workforce to align more closely with strategic priorities. Management believes excluding the impact of these restructuring charges when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
(e)Reduction of indemnification asset. In connection with a previous acquisition, BlackRock recorded an $8 million indemnification asset. Due to the resolution of certain tax matters in the third quarter of 2023, BlackRock recorded $8 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $8 million tax benefit. The $8 million general and administrative expense and $8 million tax benefit have been excluded from as adjusted results as there was no impact on BlackRock’s book value.
•Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably, and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.
•Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

BLACKROCK, INC. 2025 PROXY STATEMENT	A-3

Annex A: Non-GAAP Reconciliation
(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.
(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.
For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters in 2024 include a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. In addition, amounts for 2024 include a net noncash expense of $14 million associated with the revaluation of deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. The amounts for 2022 income tax matters included net noncash expense related to state and local income tax changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact as well as to ensure comparability among periods presented. Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.
(4) Annual Contract Value (“ACV”): Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

A-4	BLACKROCK, INC. 2025 PROXY STATEMENT

Our Principles

We are a fiduciary to our clients.

We are One BlackRock.

We are passionate about performance.

We take emotional ownership.

We are committed to a better future.

BlackRock's purpose is to help more and more people experience financial well-being.

These principles represent our core values, our aspirations, and our cultural language – lived and embraced by every employee at our firm.

BlackRock

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67799-P26710 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKROCK, INC.

A. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Pamela Daley	☐	☐	☐
1b. Laurence D. Fink	☐	☐	☐
1c. Gregory J. Fleming	☐	☐	☐
1d. William E. Ford	☐	☐	☐
1e. Fabrizio Freda	☐	☐	☐
1f. Murry S. Gerber	☐	☐	☐
1g. Margaret "Peggy" L. Johnson	☐	☐	☐
1h. Robert S. Kapito	☐	☐	☐
1i. Cheryl D. Mills	☐	☐	☐
1j. Kathleen Murphy	☐	☐	☐
1k. Amin H. Nasser	☐	☐	☐
1l. Gordon M. Nixon	☐	☐	☐
1m. Adebayo Ogunlesi	☐	☐	☐
1n. Kristin C. Peck	☐	☐	☐
1o. Charles H. Robbins	☐	☐	☐
1p. Hans E. Vestberg	☐	☐	☐
1q. Susan L. Wagner	☐	☐	☐
1r. Mark Wilson	☐	☐	☐

	For	Against	Abstain
2. Approval, in a non-binding advisory vote, of the compensation for named executive officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte LLP as BlackRock's independent registered public accounting firm for the fiscal year 2025.	☐	☐	☐

B. Shareholder Proposals - The Board of Directors recommends a vote AGAINST Items 4 and 5.	For	Against	Abstain
4. Shareholder Proposal – Report on Risk of Stakeholder Capitalism.	☐	☐	☐
5. Shareholder Proposal – Democratic Reform of the Board Election.	☐	☐	☐

NOTE: We may also act upon such other business as may properly come before the meeting or any adjournment thereof.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Items 2 and 3, and AGAINST Items 4 and 5 and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BLACKROCK, INC.
2025 ANNUAL MEETING OF SHAREHOLDERS
May 15, 2025
8:00 AM, EDT

www.virtualshareholdermeeting.com/BLK2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at *www.proxyvote.com*.

V67800-P26710

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS
BLACKROCK, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Martin Small and R. Andrew Dickson III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 24, 2025, at the 2025 Annual Meeting of Shareholders to be held on May 15, 2025, beginning at 8:00 AM, EDT, at www.virtualshareholdermeeting.com/BLK2025, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Items 2 and 3 and AGAINST Items 4 and 5.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the "RSP"), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned's account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Continued and to be signed on reverse side